Exhibit 99.1

VINCO VENTURES, INC.

May ___, 2022

Dear Vinco Ventures, Inc. Stockholder:

As Vinco Ventures, Inc., or BBIG, (F/K/A Edison Nation, Inc.), previously announced, it plans to spin-off (the “Separation”) certain of its businesses. BBIG plans to include its packaging, Bitcoin mining services, and Web3 (decentralized internet) products businesses (the “Spin-Off Businesses”) as part of the spin-off. In anticipation of the Separation, BBIG has placed its assets and legal entities comprising the Spin-Off Businesses into or under a newly formed wholly owned subsidiary of BBIG formed to facilitate the Separation, Cryptyde Inc. (“TYDE”). As a result of the Separation, TYDE will become an independent, publicly traded company comprised of the Spin-Off Businesses. The Separation is expected to be completed upon the distribution of the common stock of TYDE to stockholders of BBIG, described below, on or around May 27, 2022.

The Separation is subject to conditions described in the enclosed information statement. Subject to the satisfaction or waiver of these conditions, the Separation will be completed by way of a pro rata distribution (the “Distribution”), of all the outstanding shares of TYDE common stock to the stockholders of record of BBIG as of the close of business on or around May 18, 2022, the anticipated record date for the Distribution (the “Record Date”). Each BBIG stockholder of record on the Record Date will receive one (1) share of TYDE common stock, for every ten (10) shares of BBIG common stock held by such stockholder as of the close of business on the Record Date. The issuance of shares of TYDE common stock under the Distribution will be made in book-entry form, which means that no physical share certificates will be delivered. At any time following the consummation of the Distribution, stockholders may request that their shares of TYDE common stock be transferred to a brokerage or other account. No fractional shares of TYDE common stock will be delivered. The distribution agent for the Distribution will aggregate fractional shares into whole shares, sell the whole shares in the open market at prevailing prices, and distribute the net cash proceeds from the sales pro rata to each stockholder that would otherwise have been entitled to receive a fractional share in connection with the Distribution.

BBIG expects to receive an opinion from counsel to the effect that, among other things, the transfer of the assets and legal entities, subject to any related liabilities, associated with the Spin-Off Businesses, and the Distribution should qualify as a transaction that is tax-free for U.S. federal income tax purposes, except to the extent any cash is received in lieu of fractional shares. You should consult your own tax advisor as to the particular tax consequences of the Distribution, including potential tax consequences under state, local, and non-U.S. tax laws.

The Distribution does not require BBIG stockholder approval, and you do not need to take any action to receive your shares of TYDE common stock in connection with the Distribution. Following the consummation of the Distribution, you will own common stock in both BBIG and TYDE. BBIG common stock will continue to trade on the Nasdaq Capital Market under the ticker symbol “BBIG,” and TYDE has applied to have its shares of common stock listed on the Nasdaq Capital Market under the ticker symbol “TYDE.”

The enclosed information statement, which we are mailing to all BBIG stockholders as of the close of business on the Record Date, describes the Separation in detail and contains important business and financial information about TYDE. We urge you to read this information statement carefully.

We want to thank you for your support of BBIG, and we look forward to your continued support in the future.

Sincerely,

Lisa King
Chief Executive Officer
Vinco Ventures, Inc.

CRYPTYDE, INC.

May ___, 2022

Dear Future Cryptyde, Inc. Stockholder:

On behalf of Cryptyde, Inc., it is my great privilege to welcome you as a future stockholder of our company. Following our separation from Vinco Ventures, Inc., we will operate as an independent, publicly traded and growth-oriented company. We plan to have three initial business lines, Web3 (decentralized internet) products, Bitcoin mining services, and consumer packaging. Through our Web3 products business line, we will seek to acquire and build brands that use decentralized blockchain technologies in a variety of consumer facing industries, such as music, movies, digital art, ticketing and event services, and gaming. Our Bitcoin mining services will aim to make Bitcoin mining accessible to consumers previously priced out of the area. Additionally, we will continue to grow the 50 plus year history of our consumer packaging business.

We intend to expand through both organic growth and strategic acquisitions. We hope to acquire and create Web3 products that are met with customer satisfaction and build customer loyalty. We plan to continue developing our Bitcoin mining services by growing or seeking to grow a customer base of both existing Bitcoin miners and those who have not yet entered the space. We also intend to grow and evolve our consumer packaging business to meet the demands of today’s e-commerce businesses, as well as customers in other industries.

Vinco Ventures, Inc. is expected to continue its operations other than the three business lines that will be part of Cryptyde. We expect Vinco Ventures, Inc. to continue its programs designed to help inventors share and develop their products. Historically, Vinco Ventures, Inc. has conducted programs for inventors under its Edison Nation brand. Recently, Vinco Ventures, Inc. has integrated its inventor focused programs into its Lomotif App and developed Everyday Edisons, which is expected to put inventors in front of industry experts.

We invite you to learn more about our company by reading the enclosed information statement, which details our strategy and plans for near and long-term growth to generate value for our stockholders. We are excited about our future as an independent company, and we look forward to your support as a Cryptyde, Inc. stockholder as we begin this new and exciting chapter.

Sincerely,

Brian P. McFadden
President and Chief Executive Officer
Cryptyde, Inc.

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Information contained herein is subject to completion or amendment. A registration statement on Form 10 relating to these securities has been filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

Preliminary and Subject to Completion, dated May 6, 2022

INFORMATION STATEMENT

Cryptyde, Inc.

Common Stock, par value $0.001 per share

This information statement is being furnished to you as a holder of common stock of Vinco Ventures, Inc., (“BBIG”), in connection with the separation of its developing Web3 products and services business, Bitcoin mining services business, and packaging business from its current business operations, and the creation of an independent, publicly traded company, Cryptyde, Inc. (“We”, “TYDE”, or the “Company”), expected to take over the three businesses.

We have applied to have our common stock listed on the Nasdaq Capital Market as of the effective date of the distribution date of our common stock to the stockholders of BBIG. We, expect to directly or indirectly through our subsidiaries, hold the assets and legal entities, subject to any related liabilities. All of the shares of our common stock, currently owned by BBIG, will be distributed to the stockholders of BBIG.

Upon the distribution, each holder of BBIG common stock will receive one (1) share of our common stock for every ten (10) shares of BBIG common stock held as of the close of business on May 18, 2022, the record date for the distribution. The distribution is expected to be completed on or about May 27, 2022, the distribution date. Immediately after BBIG completes the distribution of our common stock, we will be an independent, publicly traded company. We expect that, for U.S. federal income tax purposes, no gain or loss should be recognized by you, and no amount should be included in your income in connection with the distribution of our common stock, except to the extent of any cash you receive in lieu of fractional shares.

No vote or other action is required by you to receive shares of our common stock. You will not be required to pay anything for the new shares or to surrender any of your shares of BBIG common stock. We are not asking you for a proxy, and you should not send us a proxy or your share certificates.

There currently is no trading market for our common stock. Assuming the Nasdaq Capital Market authorizes our common stock for listing, we anticipate that a limited market, commonly known as a “when-issued” trading market, for our common stock will commence on or shortly before the record date for the distribution and will continue until the distribution of our common stock to BBIG stockholders. We expect the “regular-way” trading of our common stock will begin on the first trading day following the completion of the distribution of our common stock to BBIG stockholders.

We are an “emerging growth company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements. See “Business—Emerging Growth Company.”

In reviewing this information statement, you should carefully consider the matters described under the caption “Risk Factors” beginning on page 15.

Neither the Securities and Exchange Commission, nor any state securities commission has approved or disapproved these securities or determined if this information statement is truthful or complete. Any representation to the contrary is a criminal offense.

This information statement does not constitute an offer to sell or the solicitation of an offer to buy any securities.

The date of this information statement is May ___, 2022.

Prior to the distribution of our common stock to BBIG stockholders, the Notice of Internet Availability of Information Statement or this Information Statement shall be mailed to the holders of BBIG common stock as of the record date for the distribution.

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ABOUT THIS INFORMATION STATEMENT

This information statement forms part of a registration statement on Form 10 (File No. 001-41033) filed with the Securities and Exchange Commission (“SEC”), with respect to the shares of our common stock to be distributed to BBIG stockholders in connection with the separation of BBIG and TYDE.

We and BBIG have supplied all information contained in this information statement relating to our respective companies. We and BBIG have not authorized anyone to provide you with information other than the information that is contained in this information statement. We and BBIG take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. This information statement is dated May ___, 2022, and you should not assume that the information contained in this information statement is accurate as of any date other than such date.

Except as otherwise indicated or unless the context otherwise requires, the information included in this information statement about BBIG assumes the completion of all of the transactions referred to in this information statement in connection with the separation of BBIG and TYDE.

Unless otherwise indicated or as the context otherwise requires, all references in this information statement to the following terms will have the meanings set forth below:

●	“TYDE,” “we,” “us,” “our,” “our Company,” and “the Company” means Cryptyde, Inc. and, when appropriate in the context, also includes the subsidiaries of this entity;

●	“BBIG” means Vinco Ventures, Inc. and, when appropriate in the context, also includes the subsidiaries of this entity;

●	“Distribution” means the distribution of all of the shares of our common stock, which are owned by BBIG, to stockholders of BBIG;

●	“Distribution Date” means the date on which the Distribution is completed, which is expected to be on or about May 27, 2022;

●	“Blockchain” means a secure online ledger that provides an irrefutable and tamper proof record of every asset purchase and sale;

●	“token” or “digital token” means an asset that can be bought or sold on a blockchain;

●	“Transfer” means the contribution by BBIG to us of the assets, including the various legal entities, associated with the Spin-Off Businesses, subject to any related liabilities;

●	“Separation” means the separation of the Spin-Off Businesses from BBIG to TYDE;

●	“Nasdaq” means the Nasdaq Capital Market;

●	“Web3” means the decentralized web, which includes blockchains and the tokens on blockchains;

●	“Web3 Business” means the Web3 business, currently being developed, including the operations, products, services, and activities of such business, to be included in the Transfer to us from BBIG;

●	“Packaging Business” means the packaging business, including the operations, products, services, and activities, of the packaging business to be included in the Transfer to us from BBIG;

●	“Bitcoin Mining Services Business” means the Bitcoin mining service business, structured as a joint venture, including the operations, products, services, and activities of the Bitcoin mining service business to be included in the Transfer to us from BBIG; and

●	“Spin-Off Businesses” means the Web3 Business, Packaging Business, and Bitcoin Mining Services Business.

Trademarks and Trade Names

We intend to submit applications for the trademark “CRYPTYDE.”

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this information statement that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained or incorporated herein by reference in this information statement, including statements regarding our future operating results, future financial position, business strategy, objectives, goals, plans, prospects, markets, and plans and objectives for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “targets,” “contemplates,” “projects,” “predicts,” “may,” “might,” “plan,” “will,” “would,” “should,” “could,” “may,” “can,” “potential,” “continue,” “objective,” or the negative of those terms, or similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. Specific forward-looking statements in this information statement, include statements regarding our expectations regarding the methodology, effects, timing, and tax-free nature (except to the extent of any cash received in lieu of fractional shares) of the Transfer and the Distribution; our belief that BBIG will meet the requisite requirements under Nevada law to effect the Distribution; our belief that no other material governmental or regulatory filings or approvals will be necessary to consummate the Distribution, other than registration under the federal securities laws of our common stock and completion of the applicable listing requirements on Nasdaq for such shares; our expectation that our common stock will be listed on the Nasdaq under the ticker symbol “TYDE”; our expectation that after the Separation, BBIG common stock will continue to be traded on the Nasdaq under the ticker symbol “BBIG”; our expectations regarding a “regular-way” market, an “ex-distribution” market, and a “when-issued” market in our shares of common stock between the Record Date and the Distribution Date; our belief that separating the Spin-Off Businesses from BBIG’s other current businesses is in the best interests of BBIG and its stockholders; our expectation to take advantage of certain of the reduced reporting and other requirements of the JOBS Act with respect to the periodic reports we will file with the Securities and Exchange Commission (“SEC”) and proxy statements that we use to solicit proxies from our stockholders; our intention to enter into certain agreements with BBIG in connection with the Separation to effect the Separation and provide a framework for our relationship with BBIG after the Separation, including a Separation and Distribution Agreement, and certain commercial agreements, and the proposed terms thereof; our expectations regarding the number of shares of our outstanding common stock, the number of such shares held by our affiliates, and the number of stockholders of record following the Separation; our anticipation regarding the adverse effects of COVID-19 on our business; our belief that maintaining and further enhancing the brand recognition and reputation of our brands is critical to retaining existing customers and attracting new customers and that the importance of our brand recognition and reputation will increase; our anticipation that our advertising, marketing, and promotional efforts will increase in the foreseeable future; our anticipation that we will increasingly rely on other forms of media advertising; our plan to continue to expand our brand recognition and product loyalty through social media and our websites with generation of original content; our anticipation that we will enter into new strategic alliances; our expectation that the various claims and lawsuits, arising in the ordinary course of business, we may become involved in will not have a material adverse effect on our results of operations or financial condition; our plan to introduce a continuing stream of new and differentiated products and services that drive customer satisfaction and loyalty; our plan to expand our addressable market by appealing to new and larger audiences in new product categories outside the non-fungible token, Bitcoin mining, and packaging markets; our plan to cultivate and enhance our direct-to-consumer relationships through our digital platforms; our plan to expand and enhance our supply chain; our intent to pursue acquisitions that financially and strategically complement our business; our belief that we will drive customer satisfaction and loyalty by offering high-quality, innovative products on a timely and cost-effective basis; our intent to pursue and challenge infringements of our intellectual property; our expectation to have certain insurance policies in place as of the date of the Separation; our anticipation that most contract assignments and new agreements related to the Spin-Off Businesses will be obtained prior to the Separation; our belief that none of the contracts or other assets requiring consent to transfer or the contracts requiring a new agreement are individually material to our business; our expectation that the increasing expenses incurred by public companies generally for reporting and corporate governance purposes will increase our legal and financial compliance costs; our anticipation that, to comply with reporting and other requirements of the Exchange Act, we will need to duplicate information technology infrastructure, implement additional financial and management controls, reporting systems, and procedures, hire additional accounting, finance, tax, treasury, and information technology staff; our expected executive officers, directors, and other key employees; our expected corporate governance policies, guidelines, and practices; our anticipated compensation and benefit plans; our belief that several provisions of our Certificate of Incorporation, Bylaws, and the Delaware General Corporation Law (“DGCL”) that may discourage, delay, or prevent a merger or acquisition that stockholders may consider favorable and will protect our stockholders from coercive or otherwise unfair takeover tactics; our intention to have no third-party indebtedness as of the consummation of the Distribution; our current intention to retain all available funds and future earnings, if any, to fund the development and expansion of our business; our anticipation to not pay any cash dividends on our common stock in the foreseeable future; our expectations of costs and expenses associated with becoming an independent, publicly traded company; our expectation to incur expenditures to establish certain standalone functions, information technology systems, and other one-time costs subsequent to the completion of the Separation; our expectation that nonrecurring amounts, related to the Separation that are incurred prior to the completion of the Separation will include costs to separate and/or duplicate information technology systems, third-party legal and accounting fees, and similar costs; our belief we will meet known or reasonably likely future cash requirements through the combination of cash flows from operating activities, available cash balances, and available borrowings through the issuance of third-party debt; and our expectation to use our cash flows to continue to invest in our brands, including research and development of new products, talent and capabilities, and growth strategies, including any potential acquisitions, and to repay any indebtedness we may incur over time. All forward-looking statements included herein are based on information available to us as of the date hereof and speak only as of such date. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. The forward-looking statements contained in or incorporated by reference into this information statement reflect our views as of the date of this information statement about future events and are subject to risks, uncertainties, assumptions, and changes in circumstances that may cause our actual results, performance, or achievements to differ significantly from those expressed or implied in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, performance, or achievements. A number of factors could cause actual results to differ materially from those indicated by forward-looking statements. Such factors include, among others, the effects of the COVID-19 pandemic, including potential disruptions in our ability to source the raw materials necessary for production of our products, disruptions and delays in the manufacture of our products, difficulties encumbered by other components of the distribution channel for our products; lower levels of consumer spending; our ability to introduce new products that are successful in the marketplace; interruptions of our arrangements with third-party contract manufacturers that disrupt our ability to fill our customers’ orders; increases in costs or decreases in availability of finished products, product components, and raw materials; the failure to maintain or strengthen our brand recognition and reputation; the ability to forecast demand for our products accurately; our inability to compete in a highly competitive market; our dependence on large customers; an increase in private label products by our customers; pricing pressures by our customers; our ability to collect our account to receivable the risk of earthquakes, fire, power outages, power losses, and telecommunication failures; our abilities to identify acquisition candidates, to complete acquisitions of potential acquisition candidates, our ability to integrate their businesses with our business, and the success of acquired companies; our ability to protect our intellectual property; the risk of complying with any applicable foreign laws or regulations and the effect of increased protective tariffs; the performance and security of our information systems; the potential for product recalls, product liability, and other claims against us; our dependence on key personnel; economic, social, political, legislative, and regulatory factors; the state of the U.S. economy; risks associated with our facilities, including the expected benefits; and other factors detailed from time to time in our reports that will be filed with the Securities and Exchange Commission.

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QUESTIONS AND ANSWERS ABOUT THE SEPARATION

Please see “The Separation” for a more detailed description of the matters summarized below.

Why am I receiving this document?

You are receiving this document because you are a BBIG stockholder as of the close of business on the Record Date and, as such, will be entitled to receive shares of our common stock upon completion of the transactions described in this information statement. We are sending you this document to inform you about the Separation and to provide you with information about our Company and our business and operations upon completion of the Separation.

What do I have to do to participate in the Separation?

Nothing. You will not be required to pay any cash or deliver any other consideration in order to receive the shares of our common stock that you will be entitled to receive in connection with the Distribution. In addition, no stockholder approval will be required for the Separation, you are not being asked to provide a proxy with respect to any of your shares of BBIG common stock in connection with the Separation, and you should not send us a proxy.

Why is BBIG separating the Spin-Off Businesses from its current business operations?

The BBIG Board of Directors believes that separating the Spin-Off Businesses from its current business operations and forming a new company to conduct the Spin-Off Businesses will enable the management team of each company to focus on its specific strategies, including, among others, (1) structuring its business to take advantage of growth opportunities in its specific markets, (2) tailoring its business operation and financial model to its specific long-term strategies, and (3) aligning its external financial resources, such as stock, access to markets, credit, and insurance factors, with its particular type of business. The Separation is intended to enhance the long-term performance of each business for the reasons discussed in the section entitled “The Separation—Reasons for the Separation.”

What is TYDE?

We are a newly formed Delaware corporation that expects to hold, directly or indirectly through our subsidiaries, all of the assets and legal entities, subject to any related liabilities, of the Spin-Off Businesses and will be publicly traded following the Separation.

How will BBIG accomplish the Separation of the Spin-Off Businesses?

The Separation will be accomplished through a series of transactions, some of which have occurred or are currently occurring, in which (i) the equity interests of the entities that hold assets and liabilities of the Spin-Off Businesses will be transferred to TYDE, (ii) other assets and liabilities will be assigned to or assumed by TYDE, and (iii) BBIG will then distribute all of the outstanding shares of common stock of TYDE to BBIG’s stockholders on a pro rata basis as a distribution.

What will I receive in the Distribution?

In connection with the Distribution, you will be entitled to receive one (1) share of our common stock for every ten (10) shares of BBIG common stock held by you as of the close of business on the Record Date as well as a cash payment in lieu of any fractional shares, as discussed herein.

How does my ownership in BBIG change as a result of the Separation?

Your ownership of BBIG stock will not be affected by the Separation.

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When will the Distribution occur?

The Distribution is expected to occur on or around May 27, 2022.

As a BBIG stockholder as of the Record Date, how will shares of common stock be distributed to me?

At the effective time of the Distribution, we will instruct our transfer agent and Distribution Agent to make book-entry credits for the shares of our common stock that you are entitled to receive as a stockholder of BBIG as of the close of business on the Record Date. Since shares of our common stock will be in uncertificated book-entry form, you will receive share ownership statements in place of physical share certificates.

What if I hold my shares through a broker, bank, or other nominee?

BBIG stockholders that hold their shares through a broker, bank, or other nominee will have their bank, brokerage, or other account credited with our common stock. For additional information, those stockholders should contact their broker or bank directly.

How will fractional shares be treated in the Distribution?

You will not receive fractional shares of our common stock in connection with the Distribution. The Distribution Agent will, instead, aggregate and sell on the open market any fractional shares of our common stock that would otherwise be issued in connection with the Distribution, and, if you would otherwise be entitled to receive a fractional share of our common stock in connection with the Distribution, you will instead receive the net cash proceeds of the sale attributable to such fractional share after payment of brokerage fees and commissions, transfer taxes, and other costs, and after making appropriate deductions of the amounts required to be withheld for U.S. federal income tax purposes, if any.

What are the U.S. federal income tax consequences to me of the Distribution?

The Company believes and it is intended that Distribution should qualify under the Code, as a transaction that is tax-free to BBIG and to its stockholders. On the basis that the Distribution so qualifies for U.S. federal income tax purposes, you should not recognize any gain or loss, and no amount should be included in your income in connection with the Distribution, except with respect to any cash received in lieu of fractional shares. You should review the section entitled “Material U.S. Federal Income Tax Consequences of the Distribution—The Distribution” for a discussion of the material U.S. federal income tax consequences of the Distribution.

How will I determine the tax basis I will have in my BBIG shares after the Distribution and the TYDE shares I receive in connection with the Distribution?

Generally, for U.S. federal income tax purposes, your aggregate basis in your shares of BBIG common stock and the shares of our common stock that you receive in connection with the Distribution (including any fractional shares for which cash is received) should equal the aggregate basis of BBIG common stock held by you immediately before the consummation of the Distribution. This aggregate basis should be allocated between your shares of BBIG common stock and the shares of our common stock that you receive in connection with the Distribution (including any fractional shares for which cash is received) in proportion to the relative fair market value of each immediately following the consummation of the Distribution. See “Material U.S. Federal Income Tax Consequences of the Distribution—The Distribution.”

How will BBIG’s common stock and TYDE’s common stock trade after the Separation?

There is currently no public market for our common stock. We have applied to have our common stock listed on Nasdaq under the ticker symbol “TYDE.” BBIG common stock will continue to trade on the Nasdaq under the ticker symbol “BBIG.”

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If I sell my shares of BBIG common stock on or before the Distribution Date, will I still be entitled to receive TYDE shares in the Distribution with respect to the sold shares?

See “Trading Between Record Date and Distribution Date” on page 38 of this information statement for a discussion of selling BBIG common stock on or before the Distribution Date.

Will I receive a stock certificate for TYDE shares distributed as a result of the Distribution?

No. Registered holders of BBIG common stock that are entitled to receive the Distribution will receive a book-entry account statement reflecting their ownership of our common stock. For additional information, registered stockholders in the United States, Canada, or Puerto Rico should contact BBIG’s transfer agent, Nevada Agency & Transfer Company, in writing at 50 West Liberty Street, Suite 880, Reno, NV 89501, by telephone toll free at 775-322-0626 or through its website at www.natco.com. See “The Separation—When and How You Will Receive the Distribution of TYDE Shares.”

Can BBIG decide to cancel the Distribution even if all the conditions have been met?

Yes. BBIG has the right to terminate, or modify the terms of, the Separation at any time prior to the Distribution Date, even if all of the conditions to the Distribution are satisfied.

Do I have appraisal rights?

No. BBIG stockholders do not have any appraisal rights in connection with the Separation.

Will TYDE have any outstanding indebtedness immediately following the Separation?

Yes. We expect to be capitalized with approximately $3,000,000 of cash from BBIG as of the Distribution Date, and approximately $42,000,000 in cash from private placements. We expect to settle certain intercompany liabilities of $4,200,000 with BBIG through the funds received in the private placement. We have debt of approximately $33,333,333 pursuant to notes issued in a private placement. See “Information Statement Summary – Financings” and “The Separation – Incurrence of Debt.”

Does TYDE intend to pay cash dividends on its common stock?

No. We do not currently intend to pay cash dividends on our common stock. See “Dividend Policy.”

Will the Separation affect the trading price of my BBIG stock?

Yes. The trading price of shares of BBIG common stock immediately following the consummation of the Distribution may be expected to be lower than immediately prior to that time because the trading price will no longer reflect the value of the Spin-Off Businesses. We cannot provide you with any assurance regarding the price at which the BBIG shares will trade following the Separation.

What will happen to outstanding BBIG equity compensation awards?

Outstanding BBIG equity compensation awards will be equitably adjusted simultaneously with the Distribution. These equitable adjustments are intended to maintain, immediately following the consummation of the Distribution, the intrinsic value of the award immediately prior to the consummation of the Distribution. For a more detailed description of how such awards will be adjusted, see “The Separation—Treatment of Outstanding Equity Compensation Awards.”

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What will the relationship between BBIG and TYDE be following the Separation?

Following the Separation, BBIG will not own any shares of our common stock, and BBIG and we each will be independent, publicly traded companies with our own management teams. In connection with the Separation, we will enter into a Separation and Distribution Agreement and several other agreements with BBIG to effect the Separation and provide a framework for our relationship with BBIG after the Separation. These agreements will provide for the allocation between us and our subsidiaries, on the one hand, and BBIG and its subsidiaries, on the other hand, of the assets, liabilities, legal entities, and obligations associated with the Spin-Off Businesses, on the one hand, and the businesses remaining with BBIG, on the other hand, and will govern the relationship between our company and our subsidiaries, on the one hand, and BBIG and its subsidiaries, on the other hand, subsequent to the Separation. In addition to the Separation and Distribution Agreement, the other principal agreements to be entered into with BBIG include a Tax Matters Agreement, and certain commercial agreements. See “The Separation—Agreements with BBIG.”

Following the completion of the Distribution, BBIG and TYDE will be independent companies, and the relationship between BBIG and TYDE will be governed by, among others, a Separation and Distribution Agreement, and a Tax Matters Agreement. These agreements will provide for the allocation between BBIG and TYDE of BBIG’s and TYDE’s assets, employees, liabilities, and obligations (including employee benefits and tax-related assets and liabilities) attributable to periods prior to, at and after the Separation. For additional information, see the sections entitled “The Separation—Agreements with BBIG.”

Who is the Distribution Agent, Transfer Agent, and Registrar for TYDE?

Nevada Agency & Transfer Company will be the distribution agent for TYDE common stock and the transfer agent and registrar for TYDE common stock. For questions relating to the transfer or mechanics of the stock distribution, you should contact:

Nevada Agency & Transfer

50 West Liberty Street, Suite 880

Reno, NV 89501

Tel: 775-322-0626 (for stockholders in the United States, Canada, or Puerto Rico)

Tel: 1-919-481-4000 (for stockholders from outside the United States, Canada, and Puerto Rico)

Who can I contact for more information?

If you have any questions relating to BBIG, you should contact:

Vinco Ventures, Inc.
6 North Main Street
Fairport, NY 14450
Tel: (866) 900-0992

After the Separation, if you have questions relating to TYDE, you should contact:

Cryptyde, Inc.

200 9th Avenue North, Suite 220

Safety Harbor, Florida 34695
Tel: (866) 980-2818

INFORMATION STATEMENT SUMMARY

This summary highlights information contained in this information statement relating to us and shares of our common stock being distributed by BBIG in connection with the Distribution. This summary may not contain all details concerning the Separation or other information that may be important to you. To better understand the Separation and our business and financial position, you should carefully review this entire information statement, including the risk factors, our historical financial statements, our unaudited pro forma combined financial statements, and the respective notes to those historical and pro forma financial statements.

Unless otherwise indicated, references in this information statement to fiscal 2021, fiscal 2020, and fiscal 2019 are to the fiscal years ended December 31, 2021, 2020, and 2019, respectively. Our historical financial statements have been prepared on a “carve-out” basis to reflect the operations, financial condition, and cash flows of the Spin-Off Businesses during all periods shown. Our unaudited pro forma combined financial statements adjust our historical financial statements to give effect to our Separation from BBIG and our anticipated post-Separation capital structure.

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Our Company

We were formed in 2021 to acquire the Web3 Business, Bitcoin Mining Services Business, and Packaging Business from our parent company, BBIG, in anticipation of the Separation. Certain of the businesses we expect to acquire have longer operating histories than us. Accordingly, our discussion of the businesses includes information related to their operations prior to our existence and acquisitions of them.

The Web3 Business, through BlockHiro, LLC, plans to use decentralized blockchain technology in established consumer facing industries such as video games, music, and art. TYDE intends to finalize a digital coin minting platform in 2022. TYDE believes its digital coin minting platform will enable TYDE to, together with partners and clients, quickly and efficiently create digital coins for use with projects in established consumer facing industries.

The Bitcoin Mining Services Business, through a joint venture, CW Machines, LLC, with Wattum Management Inc. and BBA Technology Inc., is focused on bringing Bitcoin mining to the consumer level by offering Bitcoin mining equipment and co-location services. The Packaging Business manufactures and sells custom packaging for a wide variety of products and through packaging helps customers generate brand awareness and promote brand image.

Our Packaging Business generated revenue in the year ended December 31, 2021. Our Bitcoin Mining Services Business and Web3 Business has not generated revenue as of December 31, 2021. We do not currently have any material commitments for capital expenditures. Should we incur any material commitments for capital expenditures, we plan to fund them through sales of debt and equity, including the private placements described in “Information Statement Summary – Financings”)

We are headquartered in Safety Harbor, Florida. Upon our separation from BBIG, we expect to trade under the ticker symbol “TYDE” on Nasdaq.

Our Strategy

We intend to build off the stability provided by our established Packaging Business as our Web3 Business looks to bring blockchain technology into establish consumer facing industries and our Bitcoin Mining Services Business seeks to develop a market of Bitcoin miners requiring access to equipment and services often unavailable to them. We intend to allocate resources among the various Spin Off Businesses based on a continual assessment of the performance and opportunities available to each. We plan to grow both organically, and through strategic acquisitions. Our management believes it is important to for each Spin-Off Business to maintain a dedicated focus on customer satisfaction.

Risks Associated with the Proposed Transaction and Our Business

In reviewing this information statement, you should carefully consider the matters discussed under the heading “Risk Factors” beginning on page 15.

The Separation

BBIG previously announced that it was proceeding with a plan to spin-off certain of its operations. We are currently a wholly owned subsidiary of BBIG and expect to hold, directly or indirectly through our subsidiaries, all of the assets and legal entities, subject to any related liabilities, associated with the Spin-Off Businesses. In connection with the Distribution, BBIG stockholders will receive one (1) share of our common stock for every ten (10) shares of BBIG common stock held as of the close of business on the Record Date. The Separation is expected to be completed on or about May 27, 2022, the date that is two weeks after the Record Date. Following the Separation, BBIG stockholders as of the close of business on the Record Date will own 100% of the outstanding shares of our common stock, we will be an independent, publicly traded company, and BBIG will retain no ownership interest in our Company.

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In connection with the Separation, we will enter into a Separation and Distribution Agreement and several other agreements with BBIG to effect the Separation and provide a framework for our relationship with BBIG after the Separation. These agreements will provide for the allocation between us and our subsidiaries, on the one hand, and BBIG and its subsidiaries, on the other hand, of the assets, liabilities, legal entities, and obligations associated with the Spin-Off Businesses, on the one hand, and the BBIG’s other current businesses, on the other hand, and will govern the relationship between our Company and our subsidiaries, on the one hand, and BBIG and its subsidiaries, on the other hand, subsequent to the Separation. In addition to the Separation and Distribution Agreement, the other principal agreements to be entered into with BBIG include a Tax Matters Agreement and certain commercial agreements.

The Separation, as described in this information statement, is subject to the satisfaction or waiver of certain conditions. For more information, see “The Separation—Conditions to the Distribution” included elsewhere in this information statement. We cannot provide any assurances that BBIG will complete the Separation.

Following a strategic review, it was determined that separating the Spin-Off Businesses from BBIG’s current business operations would be in the best interests of BBIG and its stockholders and that the Separation would create two companies with attributes that best position each company for long-term success, including the following:

●	Distinct Focus. Each company will benefit from a distinct strategic and management focus on its specific operational and growth priorities. BBIG is expected to continue operations of its media focused business. TYDE will operate the Spin-Off Businesses. Because each company will have smaller portfolio of businesses, management of each company is expected to better allocate time and resources to identifying and executing operational and growth strategies.

●	Differentiated Investment Opportunities. Each company will offer differentiated and compelling investment opportunities based on its particular operating and financial model, allowing it to more closely align with its natural investor type. TYDE seeks to attract investors looking to invest in companies merging Web3 (decentralized blockchain) technology with consumer facing industries, such as music and art, while also maintaining the stability that comes with an established business, such as the Packaging Business. Whereas BBIG will likely appeal to investors looking to invest in a global media business.

●	Optimized Balance Sheet and Capital Allocation Priorities. Each company will operate with a capital structure and capital deployment strategy tailored to its specific business model and growth strategies without having to compete with the other for investment capital. TYDE expects to monitor the performance and opportunities of the Spin-Off Businesses and allocate capital in a manner designed to grow TYDE. BBIG is expected to continue allocating resources towards its media business.

●	Direct Access to Capital Markets. Each company will have its own equity structure that will afford it direct access to the capital markets and allow it to capitalize on its unique growth opportunities appropriate to its business.

●	Alignment of Incentives with Performance Objectives. Each company will be able to offer incentive compensation arrangements for employees that are more directly tied to the performance of its business and may enhance employee hiring and retention by, among other things, improving the alignment of management and employee incentives with performance and growth objectives. TYDE expects to incentive management and employees with both cash and equity compensation upon attaining earnings, market capitalization, and user acquisition goals. By tailoring management’s and employees’ incentive to the performance of the Spin-Off Businesses, rather than the businesses that remain with BBIG, the Company hopes to advance the Spin-Off Businesses faster than should they remain with BBIG.

●	Incremental Stockholder Value. Each company will benefit from the investment community’s ability to value its businesses independently within the context of its particular industry with the anticipation that, over time, the aggregate market value of the companies will be higher, on a fully distributed basis and assuming the same market conditions, than if BBIG were to remain under its current configuration.

Neither we, nor BBIG, can assure you that, following the Separation, any of the benefits described above or otherwise in this information statement will be realized to the extent anticipated or at all. For more information, see “Risk Factors.”

Regulatory Approvals and Appraisal Rights

We must complete the necessary registration under the federal securities laws of our common stock to be issued in connection with the Distribution. We must also complete the applicable listing requirements on Nasdaq for such shares. Other than these requirements, we do not believe that any other material governmental or regulatory filings or approvals will be necessary to consummate the Distribution.

BBIG stockholders will not have any appraisal rights in connection with the Distribution.

Financings

On January 26, 2022, the Company entered into a securities purchase agreement (the “Note SPA”) with an accredited investor for the issuance and sale of a senior secured convertible note with an initial principal amount of $33,333,333 (the “Note”) at a conversion price of $10.00 per share of Cryptyde’s common stock, and a warrant (the “Note Investor Warrant”) to purchase up to 3,333,333 shares of Common Stock with an initial exercise price of $10.00 per share of Common Stock (the “Note Private Placement”), for consideration of $30,000,000. The Note Private Placement closed on May 5, 2022.

In connection with the Note Private Placement, Cryptyde also entered into a registration rights agreement (the “Registration Rights Agreement”) with the same investor. Pursuant to the Registration Rights Agreement, Cryptyde must file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) covering the resale of all of the common stock underlying the Note and 200% of the common stock underlying the Warrant on or before the 10th calendar day following the closing of the Note SPA, and cause such registration statement to be declared effective by the SEC on or before the Distribution Date.

Pursuant to the Note SPA, in connection with the closing of the Notes SPA, Crytyde, and its subsidiaries, as applicable, provided guarantee agreements, a pledge agreement (the “Pledge Agreement”), a control agreement and all financing statements, security agreements, pledges, assignments, opinions of counsel, and other documents requested by the collateral agent in the Note Private Placement.

On January 26, 2022, the Company entered into a securities purchase agreement (the “Equity SPA”) with an accredited investor (the “Equity Investor”) for the issuance of 1,500,000 shares of Cryptyde’s common stock, and a warrant (the “Equity Investor Warrant”) to purchase up to 1,500,000 shares of Common Stock with an exercise price of $8.00 per share of Common Stock (the “Equity Private Placement”). The Equity SPA includes provisions requiring the Company to register the shares issued under the Equity SPA and the shares of stock underlying the Equity Investor Warrant and cause such registration agreement to be declared effective by the SEC within thirty days of the closing of the Equity SPA. The Equity Private Placement is expected to close shortly after the closing conditions of the Separation have been met and TYDE’s common stock has been approved for listing on the Nasdaq Global Select Market or certain other national exchanges, and is subject to the satisfaction of certain other closing conditions.

Copies of the each of the Note SPA, form of Note, form of Note Investor Warrant, Registration Rights Agreement, form of Pledge Agreement, Equity SPA, and form of Equity Investor Warrant are attached to the registration statement on Form 10, of which this information statement forms a part, as exhibits 10.12 – 10.18, respectively.

Corporate Information

We were incorporated in Nevada on September 21, 2021. We converted to a Delaware corporation on March 9, 2022. We maintain our principal executive offices at 200 9th Avenue North, Suite 220, Safety Harbor, Florida 34695. Our telephone number is (866) 980-2818. Our website will be located at www.cryptyde.com, and we expect it to launch prior the Distribution. Our website and the information contained therein or connected thereto is not incorporated into this information statement or the registration statement of which it forms a part.

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SUMMARY OF THE SEPARATION

The following is a summary of the material terms of the Separation and other related transactions.

Distributing Company	Vinco Ventures, Inc.

Distributed Company	Cryptyde, Inc. We are currently a wholly owned subsidiary of BBIG and following the Separation we will be an independent, publicly traded company.

Distribution Ratio	Each holder of BBIG common stock will receive one (1) share of our common stock for every ten (10) shares of BBIG common stock held as of the close of business on the Record Date.

Distributed Securities	BBIG will distribute 100% of the outstanding shares of our common stock in the Distribution. Based on the approximately 188,052,593 shares of BBIG common stock outstanding as of the Record Date, and applying the distribution ratio of one (1) share of our common stock for every ten (10) shares of BBIG common stock. BBIG will distribute approximately 18,805,259 shares of our common stock to BBIG stockholders that hold BBIG common stock as of the close of business on the Distribution Date.

Fractional Shares	Nevada Agency & Transfer Company, acting as the Distribution Agent, will not distribute any fractional shares of our common stock to BBIG stockholders. As soon as practicable on or after the Distribution Date, the Distribution Agent will, instead, aggregate fractional shares into whole shares, sell the whole shares in the open market at prevailing market prices, and distribute the net cash proceeds from the sales, net of brokerage fees and commissions, transfer taxes, and other costs, and after making appropriate deductions of the amounts required to be withheld for U.S. federal income tax purposes, if any, pro rata to each stockholder that would otherwise have been entitled to receive a fractional share in connection with the Distribution. The Distribution Agent will determine when, how, through which broker-dealers, and at what prices to sell the aggregated fractional shares. Recipients of cash in lieu of fractional shares will not be entitled to any minimum sale price for the fractional shares or to any interest on the amounts of payments made in lieu of fractional shares. The receipt of cash in lieu of fractional shares generally will be taxable to the recipient stockholders for U.S. federal income tax purposes as described in “Material U.S. Federal Income Tax Consequences of the Distribution—The Distribution.”

Record Date	The anticipated Record Date will be the close of business on or around May 18, 2022.

Distribution Date	The Distribution Date is expected to be on or around May 27, 2022.

Distribution

On the Distribution Date, BBIG, with the assistance of Nevada Agency & Transfer Company, acting as the Distribution Agent, will electronically distribute shares of TYDE common stock to your bank or brokerage firm on your behalf or through the systems of the DTC (if you hold the shares through a bank or brokerage firm that uses DTC) or to you in book-entry form. You will not be required to make any payment or surrender or exchange your shares of BBIG common stock or take any other action to receive your shares of TYDE on the distribution date. Your bank or brokerage firm will credit your account for the shares of TYDE common stock or the distribution agent will mail you a book-entry account statement that reflects your shares of TYDE.

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Conditions to the Distribution	The Distribution is subject to the satisfaction or waiver of the following conditions, among other conditions described in this information statement:

● TYDE will hold all of the assets comprising the Spin-Off Businesses.

● The SEC will have declared effective our registration statement on Form 10, of which this information statement is a part, under the Exchange Act; and no stop order suspending the effectiveness of our registration statement on Form 10 will be in effect.

● BBIG will have received an opinion of Seward & Kissel LLP, tax counsel to BBIG, to the effect that, among other things, the Distribution, together with certain related transactions, should qualify as tax-free for United States federal income tax purposes under Sections 368(a)(1)(D) and 355 of the Code.

● Nasdaq will have approved the listing of TYDE common stock, subject to official notice of issuance.

● No events or developments shall have occurred or exist that, in the sole and absolute judgment of the BBIG Board of Directors, make it inadvisable to effect the Distribution or would result in the Distribution and related transactions not being in the best interest of BBIG or its stockholders.

The fulfillment of these conditions will not create any obligations on BBIG’s part to effect the Separation, and the BBIG Board of Directors has reserved the right, in its sole discretion, to abandon, modify, or change the terms of the Separation, including by accelerating or delaying the timing of the consummation of all or part of the Distribution, at any time prior to the Distribution Date.

Stock Exchange Listing	We have applied to have our common stock listed on Nasdaq under the ticker symbol “TYDE.”

Transfer Agent	Nevada Agency & Transfer Company.

Valuation Opinion	The Company expects to receive a Valuation Opinion on BBIG that will demonstrate that its value exceeds the $133,687,042 million shareholder’s equity in its capitalization table.

U.S. Federal Income Tax Consequences	The Company believes and it is intended that the Transfer and the Distribution should qualify under the Internal Revenue Code (the “Code”) as a transaction that is tax-free to BBIG and to its stockholders. You should review the section entitled “Material U.S. Federal Income Tax Consequences of the Distribution—The Distribution” for a discussion of the material U.S. federal income tax consequences of the Distribution. You should consult your own tax advisor as to the particular tax consequences to you of the Distribution, including potential tax consequences under state, local, and non-U.S. tax laws.

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RISK FACTORS

Certain factors may have a material adverse effect on our business, financial condition and results of operations. You should carefully consider the risks described below, in addition to other information contained in this information statement, including our financial statements and related notes. If any of these risks and uncertainties actually occur, our business, financial condition and results of operations may be materially adversely affected. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this information statement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business, financial condition and results of operations.

Our business is subject to a number of risks including risks related to our business generally, risks related to each of the Spin-Off Businesses individually, risks related to our securities and risks related to the Separation.

Summary of our Risk Factors

Risks Related to Our Business Generally

●	We are a recently formed entity, led by management that has limited experience operating a public company, with little track record and limited historical financial information available;
●	We are operating in highly competitive industries that could be affected by a decline in discretionary consumer spending or general economic conditions;
●	We must retain our key management personnel;
●	We may not be able to raise adequate capital to fund our business, and our ability to raise capital may be negatively affected by the COVID-19 Pandemic. We are also subject to the expenses of operating a public company;
●	We face cyber security risks and our insurance coverage may not be adequate to cover losses from both cyber security and other losses; and
●	COVID-19 or another pandemic may negatively impact our ability to operate the Spin-Off Businesses Risks.

Related to Our Web 3 Business

●	We need to innovate and provide Web3 products and services that are attractive to our users;
●	The success of our Web3 Business is substantially dependent on the entertainment professionals we partner with and consumer tastes and preferences for Web3 products;
●	If the crypto assets we create are determined to be a “security,” we may be subject to regulatory scrutiny, inquiries, investigations, fines, and other penalties;
●	Our Web3 Business intends to rely on the Ethereum blockchain, which we have no control over; and
●	We are subject to current and future legislation and rulemaking regarding digital assets that may result in extraordinary, non-recurring expenses.

Risks Related to Our Bitcoin Mining Services Business

●	Bitcoin mining is capital intensive and if our customers have a decline in discretionary spending, or the price of Bitcoin goes down, they may not engage in Bitcoin mining or buy our products; and
●	We are subject to shifting public and governmental positions on digital asset mining activity could reduce our revenue and profitability.

Risks Related to Our Packaging Business

●	We are subject to the costs and availability of raw materials, and we rely on a limited number of third-party suppliers of raw materials; and
●	We may be affected by interruptions in the transportation of the materials we require to produce packaging.

Risks Related to Our Securities

●	We do not expect to issue dividends;
●	An active trading market for our securities may never develop, and the price of our securities may be volatile; and
●	We may issue shares of preferred or common stock in the future, which could dilute your percentage ownership of the Company.

Risks Related to the Separation

●	We may not realize the anticipated benefits from the Separation, and the Separation could harm our business;
●	We may have indemnification liabilities to BBIG under the Separation and Distribution Agreement; and
●	The combined post-Separation value of BBIG and TYDE shares may not equal or exceed the pre-Separation value of BBIG shares.

Risks Related to Our Business Generally

We are a recently formed entity with little track record and limited historical financial information available.

Cryptyde, Inc. was formed on September 21, 2021, in the State of Nevada and converted to a Delaware corporation on March 9, 2022. Our Packaging Business was formed in 1966, however the rest of our businesses were recently started. Because we are in the early stages of executing our business strategy, we cannot provide assurance that, or when, we will be profitable. We will need to make significant investments to develop and operate the Company and expect to incur significant expenses in connection with operating components, including costs for developing technology, talent fees, marketing, and salaries. We expect to incur significant capital, operational and marketing expenses for a few years in connection with our strategy and growth plan. Any failure to achieve or sustain profitability may have a material adverse impact on the value of the shares of our common stock.

We must retain our key management personnel.

We aim to recruit the most qualified candidates and strive for a diverse and well-balanced workforce. While we expect to reward and support employees through competitive pay, benefits, and perquisite programs that allow employees to thrive, due to our size we may not be able to provide compensation equal to our more established competitors and may not be able to attract qualified management personnel. If we are unable to retain the key management personnel at our Company, the underlying business could suffer.

We could be adversely affected by declines in discretionary consumer spending, consumer confidence and general and regional economic conditions.

Our success depends to a significant extent on discretionary consumer spending, which is heavily influenced by general economic conditions and the availability of discretionary income. We believe the markets that all of the Spin-Off Businesses depend on are heavily reliant on discretionary consumer spending. The current economic environment as a result of COVID-19, coupled with high volatility and uncertainty as to the future global economic landscape, may have an adverse effect on consumers’ discretionary income and consumer confidence. Future volatile, negative, or uncertain economic conditions and recessionary periods or periods of significant inflation may adversely impact consumer spending on our products and services, which would materially adversely affect our business, financial condition and results of operations. Such effects can be especially pronounced during periods of economic contraction or slow economic growth.

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The Company will operate in highly competitive industries and our revenues, profits or market share could be harmed if we are unable to compete effectively.

Each of the Spin-Off Businesses will face competition from existing competitors. Our competitors in the Web3 business will depend on what Web3 products we develop or acquire. We expect competition for Freespace, our video game we are developing and expect to launch in 2022, to include Decentraland, Sandbox and Fluf World. With respect to our Bitcoin Mining Services Business, our competitors include Compass Mining, Miners Dep and Alliance. With respect to the Packaging Business, our competitors include Sutherland Packaging, Acme Corrugated Box Company, and Trenton Corrugated Products, Inc.

Competition in each of these areas may increase as a result of technological developments, changes in consumer preferences, economic conditions, changes in market structure, and other factors. Increased competition may divert consumers from our products, which could reduce our revenue or increase our marketing costs. Our competitors may have substantially greater financial resources than we do, and they may be able to adapt more quickly to changes in consumer preferences or devote greater resources to promotion of their offerings and services or to development or acquisition of offerings and services that are perceived to be of a higher quality or value than our offerings and services. As a result, we may not be able to compete successfully against such competitors.

We may not be able to fund capital expenditures and investment in projects and offerings.

A principal competitive factor for a large portion of the Spin-Off Businesses is the originality and perceived quality of our products and offerings. We will need to make continued capital investments to adapt to constantly changing consumer preferences. Our ability to fund capital expenditures will depend on our ability to generate sufficient cash flow from operations and to raise capital from third parties. We cannot assure you that our operations will be able to generate sufficient cash flow to fund such costs, or that we will be able to obtain sufficient financing on adequate terms, or at all, which could cause us to delay or abandon certain projects or plans.

Continuing general market uncertainties resulting from the COVID-19 Pandemic may affect our ability to raise capital.

Since the outset of the COVID-19 pandemic, the United States and worldwide national securities markets have undergone unprecedented stress due to the uncertainties of the COVID-19 pandemic and the resulting reactions and outcomes of government, business, and the general population. These uncertainties have resulted in declines in many market sectors. As a result, until the pandemic has stabilized, the markets may not be available to the Company for purposes of raising required capital. Should we not be able to obtain financing when required, in the amounts necessary to execute on our plans in full, or on terms which are economically feasible we may be unable to sustain the necessary capital to pursue our strategic plan and may have to reduce the planned future growth and/or scope of our operations.

Geopolitical risks, such as those associated with Russia’s invasion of Ukraine, could result in a decline in the outlook for the U.S. and global economies.

The uncertain nature, magnitude, and duration of hostilities stemming from Russia’s recent military invasion of Ukraine, including the potential effects of sanctions and retaliatory cyber-attacks on the world economy and markets, have contributed to increased market volatility and uncertainty, and such geopolitical risks could have an adverse impact on macroeconomic factors which affect our businesses, as well as our access to capital.

Cyber security risks and the failure to maintain the integrity of internal, partner, and consumer data could result in damages to our reputation, the disruption of operations and/or subject us to costs, fines or lawsuits.

We anticipate that we will collect and retain large volumes of internal, partner and consumer data, including credit card numbers and other personally identifiable information, for business purposes, including for transactional or target marketing and promotional purposes, and our various information technology systems enter, process, summarize and report such data. We also expect to maintain personally identifiable information about our employees. Additionally, our Web 3 Business is predominately digital in nature and relies heavily on our ability to maintain the integrity of our computer systems. The integrity and protection of our customer, employee, and company data will be critical to our business and our customers and employees are likely to have a high expectation that we will adequately protect their personal information. The regulatory environment, as well as the requirements imposed on us by the credit card industry, governing information, security and privacy laws is increasingly demanding and continues to evolve. Maintaining compliance with applicable security and privacy regulations may increase our operating costs and/or adversely impact our ability to market our products and services.

We also expect to rely on accounting, financial and operational management information technology systems to conduct our operations. If these information technology systems suffer severe damage, disruption or shutdown and our business continuity plans do not effectively resolve the issues in a timely manner, our business, financial condition and results of operations could be materially adversely affected.

We may face various security threats, including cyber security attacks on our data (including our vendors’ and customers’ data) and/or information technology infrastructure. Although we will utilize various procedures and controls to monitor and mitigate these threats, there can be no assurance that these procedures and controls will be sufficient to prevent penetrations or disruptions to our systems. Furthermore, a penetrated or compromised data system or the intentional, inadvertent or negligent release or disclosure of data could result in theft, loss, fraudulent or unlawful use of customer, employee, or company data which could harm our reputation or result in remedial and other costs, fines or lawsuits and require significant management attention and resources to be spent. In addition, our insurance coverage and indemnification arrangements that we enter into, if any, may not be adequate to cover all the costs related to cyber security attacks or disruptions resulting from such events.

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Our insurance coverage may not be adequate to cover all possible losses that we could suffer and our insurance costs may increase.

We expect to seek to maintain comprehensive insurance coverage at commercially reasonable rates. There can be no assurance that our insurance will be sufficient to cover the full extent of all losses or liabilities for which we are insured, and we cannot guarantee that we will be able to obtain insurance policies on favorable terms, or at all.

COVID-19 or another pandemic may negatively impact our ability to operate the Spin-Off Businesses which could decrease or eliminate the value of our common stock.

COVID-19 has resulted in significant uncertainty in many areas of our businesses. We do not know how long these conditions will last. This uncertainty may to negatively impact our operations. We may experience labor shortages, particularly in our Packaging Business, if our employees are unable or unwilling to come to work. If our suppliers cannot deliver the supplies we need to operate our business or if we are unable to ship our products due to trucking or rail shipping disruptions, we may be forced to suspend operations or reduce production. If we are unable to operate the Packaging Business at or near its historical rate, it may result in unfavorable operating results. Any shut down of operations or reduction in production, especially for an extended period of time, could reduce the value of our common stock.

Our management has limited experience in operating a public company.

Our executive officers have limited experience in the management of a publicly traded company. Our management team may not successfully or effectively manage its transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities, which will result in less time being devoted to the management and growth of our business. We may not have adequate personnel with the appropriate level of knowledge, experience and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the U.S. The development and implementation of the standards and controls necessary for us to achieve the level of accounting standards required of a public company in the U.S. may require costs greater than expected. It is possible that we will be required to expand our employee base and hire additional employees to support our operations as a public company, which will increase our operating costs in future periods.

The requirements of being a public company may strain our resources and distract management.

We expect to incur significant costs associated with our public company reporting requirements and costs associated with applicable corporate governance requirements. These applicable rules and regulations are expected to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly than those for privately owned companies that are not registrants with the SEC. Compliance with these rules and regulations may divert management’s attention from other business concerns.

Our business plan may require additional liquidity and capital resources that might not be available on terms that are favorable to us, or at all.

We currently expect to obtain a portion of the capital required for the development and operations of the Company from various forms of public and private financing, including the Note Private Placement and the Equity Private Placement, which are dependent on factors outside of our control. The Note Private Placement and the Equity Private Placement may not close, or the proceeds from the private placement may not be sufficient to fund future operations of the Company. We therefore may require additional capital and/or cash flow from future operations to fund the Company, our debt service obligations and our ongoing business. There is no assurance that we will be able to raise sufficient additional capital or generate sufficient future cash flow from our future operations to fund our ongoing business. If the amount of capital we are able to raise, together with any income from future operations, is not sufficient to satisfy our liquidity and capital needs, including funding our current debt obligations, we may be required to abandon or alter our plans for the Company. The Company may also have to raise additional capital through the equity market, which could result in substantial dilution to existing stockholders.

Our ability to obtain necessary financing may be impaired by factors such as the health of and access to capital markets, our limited track record and the limited historical financial information available, or the substantial doubt about our ability to continue as a going concern. Any additional capital raised through the sale of additional shares of our capital stock, convertible debt or other equity may dilute the ownership percentage of our stockholders.

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Risks Related to Our Web3 Business

If we do not innovate and provide Web3 based products and services that are attractive to our users, our business could be harmed.

Our success depends on our continued innovation to provide products and services that are attractive to potential users and customers. As a result, we must invest significant resources in research and development to first create then improve the attractiveness and comprehensiveness of our products and services and effectively incorporate new Web3 technologies into them. If we are unable to provide products and services that users and customers want to use, then users may become dissatisfied and use competitors’ products and services. If we are unable to continue offering innovative products and services, we may be unable to attract users, which could harm our business, results of operations and financial condition.

The success of our Web3 Business is substantially dependent upon the continued success of the entertainment professionals we intend to partner with and our ability to continue to secure favorable contracts with and maintain a good working relationship with these individuals.

Our Web3 business is expected to include partnerships with entertainment professionals to help them use Web3 technology to distribute, manage, and receive payment for their art, music, or other content. Our ability to secure partnerships, and maintain a good working relationship, with artists, celebrities, athletes, and other public figures - through agreements, alliances, opportunities and otherwise – is of critical importance to our long-term success.

A particular crypto asset’s status as a “security” in any relevant jurisdiction is subject to a high degree of uncertainty and if we are unable to properly characterize a crypto asset we develop in our Web3 Business as not a security, we may be subject to regulatory scrutiny, inquiries, investigations, fines, and other penalties, which may adversely affect our business, operating results, and financial condition.

The SEC and its staff have taken the position that certain crypto assets fall within the definition of a “security” under the U.S. federal securities laws. The legal test for determining whether any given crypto asset is a security is a highly complex, fact-driven analysis that evolves over time, and the outcome is difficult to predict. The SEC generally does not provide advance guidance or confirmation on the status of any particular crypto asset as a security. Furthermore, the SEC’s views in this area have evolved over time and it is difficult to predict the direction or timing of any continuing evolution. It is also possible that a change in the governing administration or the appointment of new SEC commissioners could substantially impact the views of the SEC and its staff. For example, Chair Gary Gensler recently remarked on the need for further regulatory oversight on crypto assets, crypto trading, and lending platforms by the SEC. Public statements by senior officials at the SEC indicate that the SEC does not intend to take the position that Bitcoin or Ethereum are securities (in their current form). Bitcoin and Ethereum are the only crypto assets as to which senior officials at the SEC have publicly expressed such a view. Moreover, such statements are not official policy statements by the SEC and reflect only the speakers’ views, which are not binding on the SEC or any other agency or court and cannot be generalized to any other crypto asset. With respect to all other crypto assets, there is currently no certainty under the applicable legal test that such assets are not securities, notwithstanding the conclusions we may draw based on our assessment regarding the likelihood that a particular crypto asset could be deemed a “security” under applicable laws. Similarly, though the SEC’s Strategic Hub for Innovation and Financial Technology published a framework for analyzing whether any given crypto asset is a security in April 2019, this framework is also not a rule, regulation, or statement of the SEC and is not binding on the SEC.

Several foreign jurisdictions have taken a broad-based approach to classifying crypto assets as “securities,” while other foreign jurisdictions, such as Switzerland, Malta, and Singapore, have adopted a narrower approach. As a result, certain crypto assets may be deemed to be a “security” under the laws of some jurisdictions but not others. Various foreign jurisdictions may, in the future, adopt additional laws, regulations, or directives that affect the characterization of crypto assets as “securities.”

The classification of a crypto asset as a security under applicable law has wide-ranging implications for the regulatory obligations that flow from the offer, sale, trading, and clearing of such assets. For example, a crypto asset that is a security in the United States may generally only be offered or sold in the United States pursuant to a registration statement filed with the SEC or in an offering that qualifies for an exemption from registration. Persons that effect transactions in crypto assets that are securities in the United States may be subject to registration with the SEC as a “broker” or “dealer.” Platforms that bring together purchasers and sellers to trade crypto assets that are securities in the United States are generally subject to registration as national securities exchanges, or must qualify for an exemption, such as by being operated by a registered broker-dealer as an ATS in compliance with rules for ATSs. Persons facilitating clearing and settlement of securities may be subject to registration with the SEC as a clearing agency. Foreign jurisdictions may have similar licensing, registration, and qualification requirements.

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We intend to analyze each crypto asset we develop under our Web3 Business to determine its likeliness to be deemed to be a “security” under applicable laws. Regardless of our conclusions, we could be subject to legal or regulatory action in the event the SEC, a foreign regulatory authority, or a court were to determine that a crypto asset we developed under our Web3 Business is a security under applicable laws. Because our Web3 platforms will not be registered or licensed with the SEC or foreign authorities as a broker-dealer, national securities exchange, or ATS (or foreign equivalents), and we do not seek to register or rely on an exemption from such registration or license to facilitate the offer and sale of crypto assets on our Web3 platforms, we will only develop and distributed digital assets for which we determine there are reasonably strong arguments to conclude that the crypto asset is not a security. We recognize that the application of securities laws to the specific facts and circumstances of crypto assets may be complex and subject to change, and that a listing determination does not guarantee any conclusion under the U.S. federal securities laws.

There can be no assurances that we will properly characterize any given crypto asset we develop under our Web3 Business as a security or non-security for purposes of determining whether we will distribute it on a Web3 platform. If the SEC, foreign regulatory authority, or a court were to determine that a crypto asset offered, sold, or traded on one of our future Web3 platform is a security, we would not be able to offer the Web3 product associated with the crypto asset until we are able to do so in a compliant manner. A determination by the SEC, a foreign regulatory authority, or a court that an asset that we support in the future for trading on our platform constitutes a security may also result in us determining that it is advisable to remove assets from our platform that have similar characteristics to the asset that was determined to be a security. In addition, we could be subject to judicial or administrative sanctions for failing to offer or sell the crypto asset in compliance with the registration requirements, or for acting as a broker, dealer, or national securities exchange without appropriate registration. Such an action could result in injunctions, cease and desist orders, as well as civil monetary penalties, fines, and disgorgement, criminal liability, and reputational harm.

Our Web3 Business intends to rely on the Ethereum blockchain, which we have no control over.

Our Web3 Business intends to operate on the Ethereum blockchain. Like other blockchains, Ethereum blockchain relies on a network of computers to run certain software programs to solve complex transactions in competition with other mining operations and to process transactions. We have no control over these networks, which subjects us to certain risks. For example, to the extent that any miners cease to record transactions in solved blocks, such transactions will not be recorded on the Ethereum blockchain. Currently, there are no known incentives for miners to elect to exclude the recording of transactions in solved blocks; however, to the extent that any such incentives arise (e.g., a collective movement among miners or one or more mining pools forcing Ethereum users to pay transaction fees as a substitute for or in addition to the award of new Ethereum upon the solving of a block), actions of miners solving a significant number of blocks could delay the recording and confirmation of transactions on the Ethereum blockchain. Such delay could harm our business, results of operations, and financial condition.

Incidents or adverse publicity concerning the Company or our public-figure partners could harm our reputation as well as negatively impact our revenues and profitability.

Our reputation is an important factor in the success of our Web3 Business. Our ability to attract and retain both partners and customers depends, in part, upon the external perceptions of our Company, the brands and individuals we are associated with, and our corporate and management integrity. If market recognition or the perception of the Company diminishes, there may be a material adverse effect on our revenues, profits, and cash flow. In addition, changing public perception of the brand and public figures we partner with could negatively impact our business and results of operations.

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Changes in consumer tastes and preferences for Web3 products could reduce demand for our offerings and products and adversely affect the profitability of our Web3 Business.

The success of our Web3 Business depends on our ability to consistently provide, maintain and innovate Web3 products that meet changing consumer preferences. Our success depends in part on the continued and increasing popularity of Web3 products and on our ability to successfully predict and adapt to tastes and preferences of this consumer group. If our Web3 products do not achieve sufficient consumer acceptance or if consumer preferences change or consumers are drawn to other products, our business, financial condition, or results of operations could be materially adversely affected.

Blockchain technology may expose us to specially designated nationals or blocked persons or cause it to violate provisions of law.

We are subject to the rules enforced by OFAC, including regarding sanctions and requirements not to conduct business with persons named on its specially designated nationals list. However, because of the pseudonymous nature of blockchain transactions, we may inadvertently and without our knowledge engage in transactions with persons named on OFAC’s specially designated nationals list, which may expose us to regulatory sanctions and adversely affect our business, financial condition, and results of operations.

Current and future legislation and rulemaking regarding digital assets may result in extraordinary, non-recurring expenses and could have a material adverse effect on our business, financial condition and results of operations.

Current and future legislation and rulemaking by the Commodity Futures Trading Commission (the “CFTC”) and SEC or other regulators, including interpretations released by a regulatory authority, may impact the manner in which digital assets are treated. For example, digital assets derivatives are not excluded from the definition of “commodity future” by the CFTC. Furthermore, according to the CFTC, digital assets fall within the definition of a commodity under the Commodities Exchange Act (the “CEA”) and as a result, we may be required to register and comply with additional regulations under the CEA, including additional periodic reporting and disclosure standards and requirements. We may also be required to register as a commodity pool operator and to register as a commodity pool with the CFTC through the National Futures Association. If we are required to register with the CFTC or another governmental or self-regulatory authority, we may seek to cease certain of our operations to avoid the registration requirement. Modifying our business to avoid a registration requirement with the CFTC or another governmental or self-regulatory authority may have a material adverse effect on our business, financial condition, and results of operations.

Risks Related to Our Bitcoin Mining Services Business

The business of the end users of our Bitcoin mining equipment is capital intensive and declines in discretionary income could limit the market for our Bitcoin mining equipment, which could have a material adverse effect on our business, financial condition, and results of operations.

Our Bitcoin Mining equipment is intended to lower the costs of constructing, developing, operating and maintaining digital asset mining and hosting facilities. However, users of our Bitcoin mining equipment may still face substantial costs associated with electricity usage, equipment replacement and upgrading, and other factors. A decline in discretionary income could prevent our intended end users from engaging in Bitcoin mining, and in turn from purchasing our Bitcoin mining equipment.

If future prices of Bitcoin are not sufficiently high, our business, results of operations, and financial condition could be materially and adversely affected, which may have a negative impact on the trading price of our securities.

Our Bitcoin mining equipment allows users to engage in Bitcoin mining. If future prices of Bitcoin are not sufficiently high to cause our target customers to engage in Bitcoin mining and in turn purchase our products and services, our sales of Bitcoin mining equipment may be affected and our business, results of operations, and financial condition could be materially and adversely affected.

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Our business is heavily impacted by social, political, economic and other events and circumstances in the United States and abroad. Shifting positions on digital asset mining activity could reduce our revenue and profitability.

Our business is heavily impacted by social, political, economic, and other events and circumstances in the United States and abroad. These events and circumstances are largely outside of our influence and control. For example, we believe that historically China was a location of significant digital asset mining at low electric power rates. Recently, China and other foreign governments have taken action to prohibit or significantly restrict digital asset mining. Should China or other countries that currently restrict digital asset mining eliminate such restrictions or actually seek to enhance such mining activity, the demand for our Bitcoin mining equipment may be lowered, which would likely reduce the revenue and profitability of our Bitcoin Mining Services Business.

We are subject to risks associated with our customers’ need for significant electric power and the limited availability of power resources, which could have a material adverse effect on our business, financial condition and results of operations.

Our customers using our Bitcoin mining equipment require a significant amount of electric power. Energy costs and availability are vulnerable to seasonality, with increased costs primarily in the summer months and risks of outages and power grid damage as a result of inclement weather, animal incursion, sabotage, and other events out of our control. Although we aim to offer energy efficient Bitcoin mining equipment, there can be no assurance that there will be sufficient energy availability to meet the needs of our Bitcoin mining equipment customers.

Governments and government regulators, at the federal, state, and local levels, may potentially restrict the ability of electricity suppliers to provide electricity to users of our Bitcoin mining equipment, which could have a material adverse effect on our business, financial condition and results of operations.

Governments or government regulators, at the federal, state, and local levels, may potentially restrict electricity suppliers from providing electricity to Bitcoin mining hosting facilities, including facilities used by our Bitcoin mining equipment target customers and facilities offered as part of our co-location services. For example, on May 14, 2018, the Chelan County Public Utility District in Washington approved a three-month extension of a moratorium on the approval of electric service for new digital asset transaction operators in Chelan County. In March 2018, the City of Plattsburgh, New York, placed an 18-month moratorium on transaction processing to preserve natural resources, the health of its residents and the “character and direction” of the city after residents complained about significantly higher electricity bills. In the event government regulators issue moratoriums or impose bans or restrictions involving transaction processing in jurisdictions in which our target Bitcoin mining equipment customers operate, the sales of our Bitcoin mining equipment may be negatively impacted and could have a material adverse effect our business, financial condition, and results of operations.

Risks Related to Our Packaging Business

An increase in the cost or a reduction in the availability of wood fiber, other raw materials, energy and transportation may have an adverse effect on our profitability and results of operations.

Wood fiber, including old corrugated containers (“OCC”) is the principal raw material in many parts of the paper and packaging industry, including the corrugated cardboard on which our Packaging Business relies. Wood fiber is a commodity, and prices historically have been cyclical and have varied on a regional basis. Environmental litigation and regulatory developments have caused, and may cause in the future, significant reductions in the amount of timber available for commercial harvest in the United States. In addition, future domestic or foreign legislation and litigation concerning the use of timberlands, the protection of endangered species, the promotion of forest health and the response to and prevention of catastrophic wildfires could also affect timber supplies. Availability of harvested timber may further be limited by fire, insect infestation, disease, ice storms, windstorms, flooding and other causes, thereby reducing supply and increasing prices. Demand for OCC, especially from China, could result in shortages or spikes in the cost of OCC.

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Industry supply of commodity paper and wood products is also subject to fluctuation, as changing industry conditions can influence producers to idle or permanently close individual machines or entire mills. Oversupply in these markets can also result from producers introducing new capacity in response to favorable short-term pricing trends. Industry supply of commodity papers and wood products is also influenced by overseas production capacity, which has grown in recent years and is expected to continue to grow. Wood fiber pricing is subject to regional market influences, and the cost of wood fiber may increase in particular regions due to market shifts in those regions. In addition, the ability to obtain wood fiber from foreign countries may be impacted by economic, legal and political conditions in those countries as well as transportation difficulties.

Energy is a significant input cost for the paper and packaging industry. Increases in energy prices can be expected to adversely impact businesses.

Because we rely on a supply of corrugated sheets of cardboard to produce packaging, these uncertainties in the supply and cost of raw materials used to produce paper product could affect the availability of the corrugated sheets of cardboard we rely on. Increases in costs may need to be passed on to our customers, and ultimately may negatively affect our business.

Disruptions in transportation could adversely affect our supply of raw materials and could have an adverse effect on our results of operations, profitability, and liquidity.

Since we receive our supply of raw material from suppliers that use third-party shippers that rely on truck, rail, and other forms of transportation, the reduced availability of those modes of transportation could limit our ability to promptly produce products for our customers, which could have an adverse effect on our operations, financial condition, and liquidity. In addition, the increased cost of transportation of raw material from our suppliers may reduce our profitability if we are not able to recover those costs through price increases for our products.

Paper and packaging companies face strong competition.

We face competition from numerous competitors, domestic as well as foreign. Some of our competitors are larger, more vertically integrated companies that have greater financial and other resources, greater manufacturing economies of scale, greater energy self-sufficiency, and/or lower operating costs.

Certain paper and wood products are vulnerable to long-term declines in demand due to competing technologies or materials.

Companies in the paper and packaging industry are subject to possible declines in demand for their products as the use of alternative materials and technologies grows and the prices of such alternatives become more competitive. Any substantial shift in demand from wood and paper products to competing technologies or materials could result in a material decrease in sales of our products and could adversely affect our results of operations, cash flows, and financial position. We cannot ensure that any efforts we might undertake to adapt our product offerings to such changes would be successful or sufficient.

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Because we service customers in a variety of industries, we may be particularly impacted by general economic downturns.

Our Packaging Business provides packaging for third-party customers in a variety of industries, including pharmaceutical and e-commerce companies. Certain of our Packaging Business customers provide goods that are discretionary items for consumers. Therefore, their business, and in turn our Packaging Business, depends on the strength of the retail, commercial, and industrial sectors of the economy in various parts of the world, and trends therein. During a downturn in the economy, consumer purchases of discretionary items are affected, which could materially lower our customers’ demand for our packaging products, and negatively affect our profitability and financial condition.

We incur significant expenses to maintain our manufacturing equipment and any interruption in the operations of our facilities may harm our operating performance.

We regularly incur significant expenses to maintain our manufacturing equipment and facilities. The machines and equipment that we use to produce our products are complex, interdependent, and have many parts. We must perform routine maintenance on our equipment and will have to periodically replace a variety of parts

Disruptions to our Packaging Business could occur due to any number of circumstances, including prolonged power outages, mechanical or process failures, shortages of raw materials, natural catastrophes, disruptions in the availability of transportation, labor disputes, terrorism, changes in or non-compliance with environmental or safety laws, and the lack of availability of services from any of our facilities’ key suppliers. Any facility shutdowns may be followed by prolonged startup periods, regardless of the reason for the shutdown. Any prolonged disruption in operations at any of our facilities could cause significant lost production, which would have a material adverse effect on our results of operations.

We rely on a limited number of third-party suppliers for certain raw materials required for the production of our products.

Our dependence on a limited number of third-party suppliers, and the challenges we may face in obtaining adequate supplies of raw materials, involve several risks, including limited control over pricing, availability, quality and delivery schedules. We cannot be certain that our current suppliers will continue to provide us with the quantities of these raw materials that we require or will continue to satisfy our anticipated specifications and quality requirements. Any supply interruption in limited raw materials could materially harm our ability to manufacture our products until a new source of supply, if any, could be identified and qualified. Although we believe there are other suppliers of these raw materials, we may be unable to find a sufficient alternative supply channel in a reasonable time or on commercially reasonable terms. Any performance failure on the part of our suppliers could interrupt production of our products, which would have a material adverse effect on our business.

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Risks Related to Our Securities

We currently do not intend to pay dividends on our common stock. Consequently, our stockholders’ ability to achieve a return on their investment will depend on appreciation in the price of our common stock.

We do not expect to pay cash dividends on our common stock. Any future dividend payments are within the absolute discretion of our Board of Directors and will depend on, among other things, our results of operations, working capital requirements, capital expenditure requirements, financial condition, level of indebtedness, contractual restrictions with respect to payment of dividends, business opportunities, anticipated cash needs, provisions of applicable law and other factors that our Board of Directors may deem relevant.

As a result of becoming a public company, we will be obligated to develop and maintain proper and effective internal control over financial reporting in order to comply with Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). We may not complete our analysis of our internal control over financial reporting in a timely manner, or these internal controls may not be determined to be effective, which may adversely affect investor confidence in us and, as a result, the value of our common stock.

As a result of becoming a public company we will be subject to SEC reporting and other regulatory requirements. We will incur expenses and diversion of our management’s time in its efforts to comply with Section 404 of the Sarbanes-Oxley Act regarding internal controls over financial reporting. Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could cause us to fail to meet our reporting obligations. In addition, any testing by us conducted in connection with Section 404 of the Sarbanes-Oxley Act, or the subsequent testing by our independent registered public accounting firm when required, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses or that may require prospective or retrospective changes to our consolidated financial statements or identify other areas for further attention or improvement. If we are unable to assert that our internal controls over financial reporting are effective, we could lose investor confidence in the accuracy and completeness of our financial reports, which would cause the price of our common stock to decline, and we may be subject to investigation or sanctions by the SEC.

One of our companies, Ferguson Containers, has material weaknesses in its controls over financial reporting, which could negatively impact investor confidence in the accuracy and completeness of our financial reports, and cause the price of our common stock to decline.

For Ferguson Containers’s fiscal years ended December 31, 2019, 2020, and 2021, respectively, Ferguson Containers had the following material weakness in internal controls over financial reporting:

●	Primarily due to the small size of Ferguson Containers, it does not maintain sufficient segregation of duties to ensure the processing, review and authorization of all transactions including non-routine transactions.

●	Ferguson Containers’s processes lacked timely and complete reviews and analysis of information used to prepare its financial statements and disclosures in accordance with accounting principles generally accepted in the United States of America.

The material weaknesses of Ferguson Containers’s internal control over financial reporting could negatively impact investor confidence in the accuracy and completeness of our financial reports, which could cause the price of our common stock to decline.

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An active, liquid trading market for our common stock may not develop, which may limit your ability to sell your shares.

Prior to this offering, there was no public market for our common stock. Although we have applied to list our common stock on the Nasdaq under the trading symbol “TYDE,” an active trading market for our common stock may never develop or be sustained following the Distribution. A public trading market having the desirable characteristics of depth, liquidity and orderliness depends upon the existence of willing buyers and sellers at any given time, such existence being dependent upon the individual decisions of buyers and sellers over which neither we nor any market maker has control. The failure of an active and liquid trading market to develop and continue would likely have a material adverse effect on the value of our common stock, and you may not be able to sell your shares of our common stock.

We may issue shares of preferred stock in the future, which could make it difficult for another company to acquire us or could otherwise adversely affect holders of our common stock, which could depress the price of our common stock.

Our Certificate of Incorporation authorizes us to issue one or more series of preferred stock. Our Board of Directors has the authority to determine the preferences, limitations and relative rights of the shares of preferred stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by our stockholders. Our preferred stock could be issued with voting, liquidation, dividend and other rights superior to the rights of our common stock. The potential issuance of preferred stock may delay or prevent a change in control of us, discouraging bids for our common stock at a premium to the market price, and materially adversely affect the market price and the voting and other rights of the holders of our common stock.

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The trading price of our securities will likely be, and continue to be, volatile and you could lose all or part of your investment.

The trading price of our securities could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control, including but not limited to our general business condition, the release of our financial reports and general economic conditions and forecasts. Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general, and Nasdaq, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to us could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future. Any of these factors could have a material adverse effect on our stockholders’ investment in our securities, and our securities may trade at prices significantly below the price they paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Anti-takeover provisions contained in our Certificate of Incorporation and Bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

TYDE’s Certificate of Incorporation, Bylaws, and Delaware law contain, provisions that are intended to deter coercive takeover practices and inadequate takeover bids by making such practices or bids unacceptably expensive to the bidder and to encourage prospective acquirers to negotiate with TYDE’s Board of Directors rather than to attempt a hostile takeover. These provisions are expected to include, among others:

●	rules regarding how stockholders may present proposals or nominate directors for election at stockholder meetings;

●	the right of TYDE’s Board of Directors to issue preferred stock without stockholder approval;

●	the ability of TYDE’s directors, and not stockholders, to fill vacancies (including those resulting from an enlargement of the Board of Directors) on TYDE’s Board of Directors;

●	the division of TYDE’s Board of Directors into three classes of directors, with each class serving a staggered term; and

●	a provision that directors serving on a classified board may be removed by stockholders only for cause.

In addition, following the Distribution, TYDE will be subject to Section 203 of the DGCL. Section 203 provides that, subject to limited exceptions, persons that (without prior board approval) acquire, or are affiliated with a person that acquires, more than 15 percent of the outstanding voting stock of a Delaware corporation shall not engage in any business combination with that corporation, including by merger, consolidation or acquisitions of additional shares, for a three-year period following the date on which that person or its affiliate becomes the holder of more than 15 percent of the corporation’s outstanding voting stock.

TYDE believes these provisions will protect its stockholders from coercive or otherwise unfair takeover tactics by requiring potential acquirers to negotiate with TYDE’s Board of Directors and by providing TYDE’s Board of Directors with more time to assess any acquisition proposal. These provisions are not intended to make TYDE immune from takeovers. However, these provisions will apply even if the offer may be considered beneficial by some stockholders and could delay or prevent an acquisition that TYDE’s Board of Directors determines is not in the best interests of TYDE and its stockholders. These provisions may also prevent or discourage attempts to remove and replace incumbent directors.

In addition, an acquisition or further issuance of TYDE’s stock could trigger the application of Section 355(e) of the Code. For a discussion of Section 355(e), see the section entitled “Material United States Federal Income Tax Consequences of the Distribution”.

These anti-takeover provisions may also limit the opportunity for our stockholders to receive a premium for their shares of our common stock and could also affect the price that some investors are willing to pay for our common stock. For a discussion of the anti-takeover provisions, See “Description of Capital Stock – Anti-Takeover Provisions.”

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Our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees.

Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the (i) Court of Chancery (the “Chancery Court”) of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (A) any derivative action or proceeding brought on behalf of TYDE, (B) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder, employee or agent of TYDE to TYDE or TYDE’s stockholders, (C) any action asserting a claim against the TYDE or any director, officer, stockholder, employee or agent of the TYDE arising out of or relating to any provision of the DGCL, TYDE’s Certificate of Incorporation or TYDE’s Bylaws, or (D) any action asserting a claim against the Corporation or any director, officer, stockholder, employee or agent of TYDE governed by the internal affairs doctrine of the State of Delaware. Notwithstanding the foregoing, in the event that the Chancery Court lacks subject matter jurisdiction over any such action or proceeding, including in the event claims are brought under the Securities Act or the Exchange Act, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware.

The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage such lawsuits against us and our directors, officers, and other employees. Alternatively, if a court were to find the choice of forum provision contained in the proposed charter to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations, and financial condition.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our securities will depend in part on the research and reports that securities or industry analysts publish about us or our business. If only a limited number of securities or industry analysts commence coverage of our Company, the trading price for our securities would likely be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who covers us downgrades our stock or publishes unfavorable research about our business, our stock price may decline. If one or more of these analysts ceases coverage of our Company or fails to publish reports on us regularly, demand for our securities could decrease, which might cause our stock price and trading volume to decline.

We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and we are taking advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and are taking advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company, which is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period, difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Company’s initial public offering, (b) in which we have total annual revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of our shares of common stock held by non-affiliates did not equal or exceed $250 million as of the prior June 30, or (2) our annual revenues did not equal or exceed $100 million during such completed fiscal year and the market value of our shares of common stock held by non-affiliates did not equal or exceed $700 million as of the prior December 31.

Because we subject the above listed reduced reporting requirements, investors may not be able to compare us to other companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

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Your percentage ownership in our company may be diluted in the future.

In the future, your percentage ownership in our company may be diluted because of equity issuances for warrant exercises, acquisitions, strategic investments, capital market transactions, or otherwise, including equity compensation awards that we grant to our directors, officers and employees. Our Compensation Committee can be expected to grant additional equity compensation awards to our employees after the Separation. These awards would have a dilutive effect on our earnings per share, which could adversely affect the market price of our common stock. From time to time, we may issue additional equity compensation awards to our employees under our employee benefits plans.

In addition, our Certificate of Incorporation authorizes our Board of Directors to create and issue, without the approval of our stockholders, one or more series of preferred stock having such powers, preferences, and rights, if any, and such qualifications, limitations, and restrictions, if any, as established by our Board of Directors. The terms of one or more series of preferred stock that is so created and issued by our Board of Directors may dilute the voting power or reduce the value of our common stock. For example, our Board of Directors could create and issue one or more series of preferred stock having the right to elect one or more of our directors (in all events or on the happening of specified events) and/or the right to veto specified transactions. Similarly, the repurchase or redemption rights or dividend, distribution, or liquidation rights of a series of preferred stock created and issued by our Board of Directors could affect the residual value of the common stock. See “Description of Capital Stock—Preferred Stock.”

Our common stock will be subordinate to all of our future indebtedness and any series of preferred stock, and effectively subordinated to all indebtedness and preferred equity claims against our subsidiaries.

Shares of our common stock will rank junior to all of our future indebtedness, including the Note under the Note Private Placement, and other liabilities. Additionally, holders of our common stock may become subject to the prior dividend and liquidation rights of holders of any series of preferred stock that our Board of Directors may designate and issue without any action on the part of the holders of our common stock. Furthermore, our right to participate in a distribution of assets upon any of our subsidiaries’ liquidation or reorganization is subject to the prior claims of that subsidiary’s creditors.

Investors are subject to litigation risk and their respective investments in the shares of our common stock may be lost as a result of our legal liabilities or the legal liabilities of our affiliates.

We or our affiliates may from time to time be subject to claims by third parties and may be plaintiffs or defendants in civil proceedings. There can be no assurance that claims will not be brought in the future if we cannot generate the revenue that we forecast or raise sufficient capital to pay our liabilities. The expense of prosecuting claims, for which there is no guarantee of success, and/or the expense of defending against claims by third parties and paying any amounts pursuant to settlements or judgments, would generally be borne by the Company and could result in the reduction or complete loss of all of the assets of the Company, and investors in our common stock could lose all or a part of their investment.

Risks Related to the Separation

We may not realize the anticipated benefits from the Separation, and the Separation could harm our business.

We may not be able to achieve the full strategic and financial benefits expected to result from the Separation and such benefits may be delayed or not occur at all. The Separation is designed to enhance strategic and management focus, provide a distinct corporate identity, and allow us to efficiently allocate resources and deploy capital. We may not achieve these and other anticipated benefits for a variety of reasons, including the following:

●	the Separation will require significant amounts of management’s time and effort, which may divert management’s attention from operating and growing our business;

●	following the Separation, we may be more susceptible to economic downturns and other adverse events than if we were still a part of BBIG;

●	following the Separation, our business will be less diversified than BBIG’s business prior to the Separation;

●	following the Separation, our business will experience a loss of scale and access to certain financial, managerial, and professional resources as well as product and brand power influence and recognition with some customers from which we have benefited in the past; and

●	actions required to separate the respective businesses could disrupt our operations.

If we fail to achieve some or all of the benefits expected to result from the Separation, or if such benefits are delayed, our business could be harmed.

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We have no history operating as an independent company, and our historical financial information is not necessarily representative of the results that we would have achieved as an independent, publicly traded company and may not be a reliable indicator of our future results.

Our historical financial information included in this information statement has been derived from BBIG’s consolidated financial statements and accounting records is not necessarily indicative of our future operating results, financial condition, or cash flows, nor do they reflect what our operating results, financial condition, or cash flows would have been as an independent public company during the periods presented. In particular, the historical financial information included in this information statement is not necessarily indicative of our future operating results, financial condition, or cash flows primarily because of the following factors:

●	prior to the Separation, our business was operated by BBIG as part of its broader corporate organization rather than as an independent company, and BBIG or one of its affiliates provided support for various corporate functions for us, such as information technology, medical insurance, procurement, logistics, marketing, human resources, compliance, legal, finance, and internal audit;

●	our historical financial results reflect the direct, indirect, and allocated costs for such services historically provided by BBIG, and these costs may significantly differ from the comparable expenses we would have incurred as an independent company;

●	our working capital requirements and capital expenditures historically have been satisfied as part of BBIG’s corporate-wide cash management and centralized funding programs, and our cost of debt and other capital may significantly differ from that which is reflected in our historical combined financial statements;

●	the historical financial information may not fully reflect the costs associated with the Separation, including the costs related to being an independent company;

●	our historical financial information does not reflect our obligations under the various transitional and other agreements we will enter into with BBIG in connection with the Separation, though costs under such agreements are expected to be broadly similar to what was charged to the business in the past; and

●	our business currently is integrated with that of BBIG and we benefit from BBIG’s size and scale in costs, employees, and vendor and customer relationships and the costs we will incur as an independent company may significantly exceed comparable costs we would have incurred as part of BBIG and some of our customer relationships may be weakened or lost.

We based the pro forma adjustments included in this information statement on available information and assumptions that we believe are reasonable and factually supportable. Actual results, however, may vary. In addition, our unaudited pro forma financial information included in this information statement may not give effect to various ongoing additional costs that we may incur in connection with being an independent public company. Accordingly, our unaudited pro forma combined financial statements do not reflect what our operating results, financial condition, or cash flows would have been as an independent public company and are not necessarily indicative of our future financial condition or future operating results.

See “Unaudited Pro Forma Combined Financial Statements” and the notes thereto, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this information statement.

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Until the Separation occurs, BBIG will have sole discretion to change the terms of the Separation in ways that may be unfavorable to us.

Until the Separation occurs, the Spin-Off Businesses will remain business segments of BBIG. Completion of the Separation remains subject to the satisfaction or waiver of certain conditions, some of which are in the sole and absolute discretion of BBIG, including final approval by the Board of Directors of BBIG. Additionally, BBIG has the sole and absolute discretion to change certain terms of the Separation, including the amount of any cash transfer between us, the amount of our indebtedness, and the allocation of contingent liabilities, which changes could be unfavorable to us. In addition, BBIG may decide at any time prior to the completion of the Separation not to proceed with the Separation.

Potential indemnification liabilities to BBIG pursuant to the Separation and Distribution Agreement could materially and adversely affect our financial condition, results of operations, and cash flows.

The Separation and Distribution agreement, among other things, provides for indemnification obligations designed to make TYDE financially responsible for certain liabilities that may exist relating to its business activities. If TYDE is required to indemnify BBIG under the circumstances set forth in the Separation and Distribution Agreement, TYDE may be subject to substantial liabilities.

TYDE may be subject to certain contingent liabilities of BBIG following the Separation.

After the Separation, there is the possibility that certain liabilities of BBIG could become TYDE’s obligations. For example, under the Code and the related rules and regulations, each corporation that was a member of the BBIG United States consolidated group during a taxable period or portion of a taxable period ending on or before the effective time of the Distribution is jointly and severally liable for the United States federal income tax liability of the entire BBIG United States consolidated group for that taxable period. Consequently, if BBIG is unable to pay the consolidated United States federal income tax liability for a prior period, TYDE could be required to pay the entire amount of such tax which could be substantial and in excess of the amount allocated to it under the Tax Matters Agreement between it and BBIG Other provisions of federal law establish similar liability for other matters, including laws governing tax-qualified pension plans as well as other contingent liabilities.

In connection with the Separation, BBIG will indemnify TYDE for certain liabilities. However, there can be no assurance that the indemnity will be sufficient to insure TYDE against the full amount of such liabilities, or that BBIGs ability to satisfy its indemnification obligation will not be impaired in the future.

BBIG will agree to indemnify TYDE for certain pre-spin-off liabilities. However, third parties could also seek to hold TYDE responsible for liabilities that BBIG has agreed to retain, and there can be no assurance that the indemnity from BBIG will be sufficient to protect TYDE against the full amount of such liabilities, or that BBIG will be able to fully satisfy its indemnification obligations. In addition, BBIG’s insurers may attempt to deny coverage to TYDE for liabilities associated with certain occurrences of indemnified liabilities prior to the Separation.

After the Separation, we will only have limited access to the insurance policies maintained by BBIG for events occurring prior to the Separation, BBIG’s insurers may deny or attempt to deny coverage to us under such policies, there can be no assurance that we will be able to obtain insurance coverage following the Separation on terms that justify its purchase, and any such insurance may not be adequate to offset costs associated with certain events.

In connection with the Separation, we will enter into agreements with BBIG to address various matters associated with the Separation, including insurance coverage. The Separation and Distribution Agreement will provide that following the Separation, we will no longer have insurance coverage under BBIG insurance policies in connection with events occurring before, as of, or after the Separation, other than coverage for (i) events occurring prior to the Separation and covered by occurrence-based policies of BBIG as in effect as of the Separation and (ii) events or acts occurring prior to the Separation and covered by claims-made policies of BBIG for which a claim was received prior to the Separation. However, after the Separation, BBIG’s insurers may deny or attempt to deny coverage to us for losses associated with occurrences or claims made prior to the Separation. Accordingly, we may be required to temporarily or permanently bear the costs of such lost coverage. In addition, we will have to obtain our own insurance policies after the Separation is complete. Although we expect to have insurance policies in place as of the date of the Separation that cover certain, but not all, hazards that could arise from our operations, we can provide no assurance that we will be able to obtain or maintain such coverage, that the cost of such coverage will be similar to that incurred by BBIG, or that such coverage will be adequate to protect us from costs incurred with certain events. The occurrence of an event that is not insured or not fully insured could have a material adverse effect on our business, operating results, and financial condition. See “The Separation—Agreements with BBIG.”

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After the Separation, some of our directors and officers may have actual or potential conflicts of interest because of their equity ownership in BBIG.

Because of their current or former positions with BBIG, following the Separation, some of our directors and executive officers may own shares of BBIG common stock, and the individual holdings may be significant for some of these individuals compared to their total assets. This ownership may create, or may create the appearance of, conflicts of interest when these directors and officers are faced with decisions that could have different implications for BBIG or us. For example, potential conflicts of interest could arise in connection with the resolution of any dispute that may arise between BBIG and us regarding the terms of the agreements governing the Separation and the relationship thereafter between the companies.

The combined post-Separation value of BBIG and TYDE shares may not equal or exceed the pre-Separation value of BBIG shares.

After the Separation, we expect that BBIG common stock will continue to be traded on the Nasdaq. We have applied to list the shares of our common stock on Nasdaq. We cannot assure you that the combined trading prices of BBIG common stock and our common stock after the Separation, as adjusted for any changes in the combined capitalization of both companies, will be equal to or greater than the trading price of BBIG common stock prior to the Separation. Until the market has fully evaluated the business of BBIG without our business and potentially thereafter, the price at which BBIG common stock trades may fluctuate significantly. Similarly, until the market has fully evaluated our business and potentially thereafter, the price at which our common stock trades may fluctuate significantly.

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We potentially could have received better terms from unaffiliated third parties than the terms we received in our agreements with BBIG.

The agreements we entered into with BBIG in connection with the Separation were negotiated while we were still part of BBIG’s business. See “The Separation—Agreements with BBIG.” The terms of the agreements negotiated in the context of the Separation relate to, among other things, the allocation of assets, intellectual property, liabilities, rights, and other obligations between BBIG and us as well as services to be provided to us by BBIG on an interim basis. Arm’s-length negotiations between BBIG and an unaffiliated third-party in another form of transaction, such as a buyer in a sale of a business transaction, may have resulted in more favorable terms to the unaffiliated third-party.

If the Transfer and the Distribution do not qualify as a transaction that is tax-free for U.S. federal income tax purposes, BBIG and/or holders of BBIG common stock could be subject to significant tax liability.

It is intended that the Transfer and the Distribution should qualify as a tax-free transaction under Section 368(a)(1)(D) and Section 355 of the Code. The consummation of the Separation and the related transactions is conditioned upon the receipt of an opinion of Seward & Kissel LLP substantially to the effect that such transactions should qualify for this intended tax treatment. The opinion will rely on certain representations, assumptions, and undertakings, including those relating to the past and future conduct of our business, and the opinion would not be valid if such representations, assumptions, and undertakings were incorrect. Despite the opinion, the Internal Revenue Service, or the IRS, could determine that the Transfer or the Distribution should be treated as a taxable transaction for U.S. federal income tax purposes if it determines that any of the representations, assumptions, or undertakings that were relied upon for the opinion are false or have been violated, if it disagrees with the conclusions in the opinion, or for other reasons, including as a result of significant changes in the stock ownership of BBIG or us after the Distribution Date. For more information regarding the opinion see “Material U.S. Federal Income Tax Consequences of the Distribution.”

Even if the Transfer and the Distribution otherwise qualify under Section 368(a)(1)(D) and Section 355 of the Code, the Distribution could result in a material U.S. federal income tax liability to BBIG (but not to holders of BBIG common stock) under Section 355(e) of the Code if one or more persons acquire, directly or indirectly, a 50% or greater interest (measured by either vote or value) in the stock of BBIG or in the stock of our company (or any successor corporation) as part of a plan or series of related transactions that includes the Distribution. Any acquisition of the stock of BBIG or our company (or any successor corporation) within two years before or after the Distribution would generally be presumed to be part of a plan that includes the Distribution, although the parties may be able to rebut that presumption under certain circumstances. The process for determining whether an acquisition is part of a plan under these rules is complex, inherently factual in nature, and subject to a comprehensive analysis of the facts and circumstances of the particular case. Notwithstanding the opinion of Seward & Kissel LLP described above, BBIG or we might inadvertently cause or permit a prohibited change in ownership of BBIG or us, thereby triggering tax liability to BBIG.

If either the Transfer or the Distribution fails to qualify for tax-free treatment for any reason, BBIG and/or holders of BBIG common stock could be subject to substantial U.S. taxes as a result of the Transfer and the Distribution and we could incur significant liabilities under applicable law. See “Material U.S. Federal Income Tax Consequences of the Distribution.”

As described above, it is intended that the Transfer and the Distribution should qualify as tax-free transactions to BBIG and to holders of BBIG common stock, except with respect to any cash received in lieu of fractional shares. In addition, we will not control the resolution of any tax contest relating to taxes suffered by BBIG in connection with the Separation and we may not control the resolution of tax contests relating to any other taxes for which we may ultimately have an indemnity obligation under the Tax Matters Agreement. In the event that BBIG suffers tax-related losses in connection with the Separation that must be indemnified by us under the Tax Matters Agreement, the indemnification liability could have a material adverse effect on our business, operating results, and financial condition.

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We will be subject to significant restrictions on our actions following the Separation in order to avoid triggering significant tax-related liabilities.

The Tax Matters Agreement generally will prohibit us from taking certain actions that could cause the Transfer and the Distribution to fail to qualify as tax-free transactions, including the following:

●	during the two-year period following the Distribution Date (or otherwise pursuant to a “plan” within the meaning of Section 355(e) of the Code), we may not cause or permit certain business combinations or transactions to occur;

●	during the two-year period following the Distribution Date, we may not discontinue the active conduct of our business (within the meaning of Section 355(b)(2) of the Code);

●	during the two-year period following the Distribution Date, we may not liquidate or merge, consolidate, or amalgamate with any other person;

●	more generally, we may not take any action that could reasonably be expected to cause the Transfer and the Distribution to fail to qualify as tax-free transactions for U.S. federal income tax purposes.

Due to these restrictions and indemnification obligations under the Tax Matters Agreement, we may be limited in our ability to pursue strategic transactions, equity or convertible debt financings, or other transactions that may otherwise be in our best interests. In addition, our potential indemnity obligation to BBIG might discourage, delay, or prevent a change of control that our stockholders may consider favorable.

Our accounting and other management systems and resources may not be robust enough to meet the financial reporting and other requirements to which we will be subject following the Separation.

Prior to the Separation, our financial results were included within the consolidated results of BBIG, and we were not directly subject to reporting and other requirements of the Exchange Act. These and other obligations will place significant demands on our management, administrative, and operational resources, including accounting and information technology resources. To comply with these requirements, we anticipate that we will need to duplicate information technology infrastructure; implement additional financial and management controls, reporting systems, and procedures; and hire additional accounting, finance, tax, treasury, and information technology staff. If we are unable to do this in a timely and effective fashion, our ability to comply with our financial reporting requirements and other rules that apply to independent public companies could be impaired and our business could be harmed.

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THE SEPARATION

General

BBIG intends to distribute 100% of the shares of our common stock held by BBIG to holders of shares of BBIG common stock, subject to certain conditions. The Distribution of our common stock is expected to take place on May 27, the Distribution Date. On the Distribution Date, each holder of BBIG common stock will receive one (1) share of TYDE common stock for every ten (1) shares of BBIG common stock held at the close of business on the Record Date, as described below. You will not be required to make any payment, surrender or exchange your BBIG common stock or take any other action to receive your shares of TYDE common stock to which you are entitled on the Distribution Date.

The Distribution of our common stock as described in this information statement is subject to the satisfaction or waiver of certain conditions. We cannot provide any assurances that the Distribution will be completed. For a more detailed description of these conditions, see the section “The Separation—Conditions to the Distribution.” We cannot provide any assurances that BBIG will complete the Separation.

Reasons for the Separation

The BBIG Board of Directors believes that separating the Spin-Off Businesses from the remainder of BBIG is in the best interests of BBIG and its stockholders for a number of reasons, including:

●	Distinct Focus. Each company will benefit from a distinct strategic and management focus on its specific operational and growth priorities. BBIG is expected to continue operations of its media focused business; TYDE will operate the Spin-Off Businesses. Because each company will have smaller portfolio of businesses, management of each company is expected to better allocate time and resources to identifying and executing operational and growth strategies;

●	Differentiated Investment Opportunities. Each company will offer differentiated and compelling investment opportunities based on its particular operating and financial model, allowing it to more closely align with its natural investor type. TYDE seeks to attract investors looking to invest in companies bringing Web3, and blockchain technology generally, into consumer facing industries, such as music and art, while also maintaining the stability that comes with an established business, such as the Packaging Business. Whereas BBIG will likely appeal to investors looking to invest in a global media business;

●	Optimized Balance Sheet and Capital Allocation Priorities. Each company will operate with a capital structure and capital deployment strategy tailored to its specific business model and growth strategies without having to compete with the other for investment capital. TYDE expects to monitor the performance and opportunities of the Spin-Off Businesses, and allocate capital in a manner designed to grow TYDE. BBIG is expected to continue allocating resources towards its media business;

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●	Direct Access to Capital Markets. Each company will have its own equity structure that will afford it direct access to the capital markets and allow it to capitalize on its unique growth opportunities appropriate to its business;

●	Alignment of Incentives with Performance Objectives. Each company will be able to offer incentive compensation arrangements for employees that are more directly tied to the performance of its business and may enhance employee hiring and retention by, among other things, improving the alignment of management and employee incentives with performance and growth objectives. TYDE expects to incentive management and employees with both cash and equity compensation upon attaining earnings, market capitalization, and user count goals. By tailoring management’s and employees’ incentive to the performance of the Spin-Off Businesses, rather than the businesses that remain with BBIG, the Company hopes to advance the Spin-Off Businesses faster than should they remain with BBIG; and

●

Incremental Stockholder Value. Each company will benefit from the investment community’s ability to value its businesses independently within the context of its particular industry with the anticipation that, over time, the aggregate market value of the companies will be higher, on a fully distributed basis and assuming the same market conditions, than if BBIG were to remain under its current configuration.

BBIG’s Board of Directors also considered potentially negative factors in evaluating the Separation, including risks relating to the creation of a new public company, possible increased administrative costs and one-time separation costs, but concluded that the potential benefits of the Separation outweighed these factors. The anticipated benefits of the spin-off are based on a number of assumptions, and there can be no assurance that such benefits will materialize to the extent anticipated, or at all. In the event the spin-off does not result in such benefits, the costs associated with the spin-off could have an adverse effect on each company individually and in the aggregate. For more information, see the sections entitled “Risk Factors” included elsewhere in this information statement.

Formation of a Holding Company Prior to the Distribution

In connection with and prior to the Separation, BBIG formed TYDE as a Nevada Corporation, and converted to a Delaware corporation on March 9, 2022. TYDE was formed for the purpose of transferring to TYDE assets and liabilities, including the entities holding assets and liabilities, associated with the Spin-Off Businesses.

The Number of Shares You Will Receive

For every ten (10) shares of BBIG common stock you own as of the close of business on the Record Date, you will receive one (1) share of our common stock on the Distribution Date.

Treatment of Fractional Shares

Nevada Agency & Transfer Company, acting as the Distribution Agent, will not distribute any fractional shares of our common stock to BBIG stockholders. As soon as practicable on or after the Distribution Date, the Distribution Agent will, instead, aggregate fractional shares into whole shares, sell the whole shares in the open market at prevailing prices, and distribute the net cash proceeds from the sales, net of brokerage fees and commissions, transfer taxes, and other costs, and after making appropriate deductions of the amounts required to be withheld for U.S. federal income tax purposes, if any, pro rata to each stockholder that would otherwise have been entitled to receive a fractional share in connection with the Distribution. The Distribution Agent will determine when, how, through which broker-dealers, and at what prices to sell the aggregated fractional shares. Recipients of cash in lieu of fractional shares will not be entitled to any minimum sale price for the fractional shares or to any interest on the amounts of payments made in lieu of fractional shares. The receipt of cash in lieu of fractional shares generally will be taxable to the recipient stockholders for U.S. federal income tax purposes as described under “Material U.S. Federal Income Tax Consequences of the Distribution—The Distribution.”

When and How You Will Receive the Distribution of TYDE Shares

BBIG will distribute the shares of our common stock on May 27, 2022, the Distribution Date, to holders of record as of the close of business on the Record Date. The Distribution is expected to be completed following the Nasdaq market closing on the Distribution Date. BBIG’s transfer agent and registrar, Nevada Agency & Transfer Company, will serve as transfer agent and registrar for our common stock and as Distribution Agent in connection with the Distribution.

If you own BBIG common stock as of the close of business on the Record Date, the shares of our common stock that you are entitled to receive in connection with the Distribution will be issued electronically, as of the Distribution Date, to your account as follows:

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●	Registered Stockholders. If you own your shares of BBIG stock directly, either in book-entry form through an account at Nevada Agency & Transfer Company and/or if you hold paper stock certificates, you will receive your shares of our common stock by way of direct registration in book-entry form. Registration in book-entry form is a method of recording stock ownership when no physical paper share certificates are distributed to stockholders, as is the case in connection with the Distribution

On or shortly following the Distribution Date, the Distribution Agent will mail to you a direct registration account statement that reflects the number of shares of our common stock that have been registered in book-entry form in your name. Stockholders having any questions concerning the mechanics of having shares of our common stock registered in book-entry form may contact Nevada Agency & Transfer Company at the address set forth under “Questions and Answers About the Separation” in this information statement.; and

●	Beneficial Stockholders. Many BBIG stockholders hold their shares of BBIG common stock beneficially through a bank or brokerage firm. In such cases, the bank or brokerage firm would be said to hold the stock in “street name” and ownership would be recorded on the bank or brokerage firm’s books. If you hold your BBIG common stock through a bank or brokerage firm, your bank or brokerage firm will credit your account with the shares of our common stock that you are entitled to receive in connection with the Distribution. If you have any questions concerning the mechanics of having shares of common stock held in “street name,” we encourage you to contact your bank or brokerage firm.

Treatment of Outstanding Equity Compensation Awards

The following discussion describes the expected treatment of BBIG equity awards in connection with the separation. We expect that the treatment described below would become effective as of the Distribution Date.

Holders of BBIG awards whose post-Separation employer is TYDE will receive as a replacement of the BBIG awards, an identical award with respect to approximately 1/10 of a share of our common stock for each share of BBIG common stock underlying the BBIG award, such that the resulting TYDE award will have an intrinsic value immediately following the consummation of the Distribution equal to the intrinsic value of the existing BBIG award immediately prior to the consummation of the Distribution, taking into account any necessary adjustments to the exercise price of the new awards, if applicable, to maintain such intrinsic value. To the extent the existing BBIG award is subject to vesting based upon continued service with BBIG, the new awards will also remain subject to the same vesting conditions based upon continued employment with the holder’s post-Separation employer. In addition, to the extent the existing BBIG award is subject to the achievement of certain BBIG performance-based target goals, appropriate adjustments will be made to such target goals and incorporated into the new awards to reflect equivalent TYDE performance-based target goals.

There are currently no unvested equity awards held by employees of BBIG that are remaining with BBIG after the Separation.

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Fractional Interests

To the extent any adjustments to be made to outstanding BBIG awards result in fractional share interests, the fractional interests will be rounded down to the nearest whole share, and we will make a cash payment to our respective employees and/or directors in lieu of such fractional interests.

Results of the Separation

After the Separation, we will be an independent, publicly traded company that directly or indirectly holds the assets and legal entities, subject to any related liabilities, associated with the Spin-Off Businesses previously conducted by BBIG. Immediately following the Separation, we expect to have approximately 400 stockholders of record. Based on the number of registered stockholders of BBIG common stock on May 6, 2022, applying the distribution ratio of one (1) share of our common stock for every ten (10) shares of BBIG common stock, and adding the 1,500,000 shares of our common stock issuable under the Equity SPA, we expect to have approximately 20,305,259 shares of our common stock outstanding following the Separation. The actual number of shares to be distributed will be determined on the Record Date.

Incurrence of Debt

In connection with the Separation, we incurred debt from the Note SPA. In addition, in connection with and/or after the Separation, we may incur debt in the ordinary course of business.

Regulatory Approvals

We must complete the necessary registration under the federal securities laws of our common stock to be issued in connection with the Distribution. We must also complete the applicable listing requirements on Nasdaq for such shares. Other than these requirements, we do not believe that any other material governmental or regulatory filings or approvals will be necessary to consummate the Distribution.

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Appraisal Rights

No BBIG stockholder will have any appraisal rights in connection with the Separation.

Listing and Trading of Our Common Stock

As of the date of this information statement, there is no public market for our common stock. We have applied to have our common stock listed on Nasdaq under the ticker symbol “TYDE.”

Trading Between Record Date and Distribution Date

Beginning on the Record Date and continuing up to and including the Distribution Date, we expect that there will be two markets in BBIG common stock: a “regular-way” market and an “ex-distribution” market. Shares of BBIG common stock that trade on the “regular-way” market will trade with an entitlement to receive shares of our common stock in connection with the Distribution. Shares of BBIG common stock that trade on the “ex-distribution” market will trade without an entitlement to receive shares of our common stock in the Distribution. Therefore, if you sell shares of BBIG common stock on the “regular-way” market after the close of business on the Record Date and up to and including through the Distribution Date, you will be selling your right to receive shares of our common stock in connection with the Distribution. If you own shares of BBIG common stock as of the close of business on the Record Date and sell those shares on the “ex-distribution” market, up to and including through the Distribution Date, you will still receive the shares of our common stock that you would be entitled to receive in respect of your ownership, as of the Record Date, of the shares of BBIG common stock that you sold.

Furthermore, beginning on the Record Date and continuing up to and including the Distribution Date, we expect there will be a “when-issued” market in our common stock. “When-issued” trading refers to a sale or purchase made conditionally because the security has been authorized but not yet issued. The “when-issued” trading market will be a market for shares of our common stock that will be distributed to BBIG stockholders on the Distribution Date. If you own shares of BBIG common stock as of the close of business on the Record Date, you would be entitled to receive shares of our common stock in connection with the Distribution. You may trade this entitlement to receive shares of our common stock, without trading the shares of BBIG common stock you own, in the “when-issued” market. On the first trading day following the Distribution Date, we expect “when-issued” trading with respect to our common stock will end and “regular-way” trading in our common stock will begin.

Conditions to the Distribution

We expect the Distribution will be effective on May 27, 2022, the Distribution Date, provided that, among other conditions described in the Separation and Distribution Agreement, the following conditions will have been satisfied or waived by BBIG in its sole discretion:

●	TYDE will hold all of the assets comprising the Spin-Off Businesses;

●

The SEC will have declared effective our registration statement on Form 10, of which this information statement is a part, under the Exchange Act; and no stop order suspending the effectiveness of our registration statement on Form 10 will be in effect;

●	BBIG will have received an opinion of Seward & Kissel LLP, tax counsel to BBIG, to the effect that, among other things, the Distribution, together with certain related transactions, should qualify as tax-free for United States federal income tax purposes under Sections 368(a)(1)(D) and 355 of the Internal Revenue Code (the “Code”);

●	Nasdaq will have approved the listing of TYDE common stock, subject to official notice of issuance; and

●

No events or developments shall have occurred or exist that, in the sole and absolute judgment of the BBIG Board of Directors, make it inadvisable to effect the Distribution or would result in the Distribution and related transactions not being in the best interest of BBIG or its stockholders.

The fulfillment of these conditions will not create any obligations on BBIG’s part to effect the Separation, and the BBIG Board of Directors has reserved the right, in its sole discretion, to abandon, modify, or change the terms of the Separation, including by accelerating or delaying the timing of the consummation of all or part of the Distribution, at any time prior to the Distribution Date.

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Agreements with BBIG

In connection with the Separation, we will enter into a Separation and Distribution Agreement and several other agreements with BBIG to effect the Separation and provide a framework for our relationship with BBIG after the Separation. These agreements will provide for the allocation between us and our subsidiaries, on the one hand, and BBIG and its subsidiaries, on the other hand, of the assets, liabilities, legal entities, and obligations associated with the Spin-Off Businesses, on the one hand, and the other current BBIG businesses, on the other hand, and will govern the relationship between our company and our subsidiaries, on the one hand, and BBIG and its subsidiaries, on the other hand, subsequent to the Separation.

The Separation and Distribution Agreement will contain many of the key provisions related to our Separation from BBIG and the Distribution of our shares of common stock to BBIG stockholders.

The forms of the principal agreements described below have been filed as exhibits to the registration statement of which this information statement forms a part. The following descriptions of these agreements are summaries of the material terms of these agreements.

Separation and Distribution Agreement

The Separation and Distribution Agreement will govern the overall terms of the Separation. Generally, the Separation and Distribution Agreement will include BBIG’s and our agreements relating to the internal restructuring steps to be taken to complete the Separation, including the assets, legal entities, and rights to be transferred, liabilities to be assumed, and related matters.

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Subject to the receipt of required governmental and other consents and approvals and the satisfaction of other closing conditions, in order to accomplish the Separation, the Separation and Distribution Agreement will provide, as applicable, for BBIG and us to transfer specified assets between the companies that will operate the Spin-Off Businesses, on the one hand, and BBIG’s other current businesses, on the other hand, after the Distribution Date. The determination of the assets to be transferred between the companies will be made by BBIG in its sole discretion. The Separation and Distribution Agreement will require BBIG and us to use reasonable efforts to obtain consents, approvals, and amendments required to assign the assets, legal entities, and liabilities that are to be transferred pursuant to the Separation and Distribution Agreement.

Unless otherwise provided in the Separation and Distribution Agreement or any of the related ancillary agreements, all assets will be transferred on an “as is, where is” basis. Generally, if the transfer of any assets or any claim or right or benefit arising thereunder requires a consent that will not be obtained before the Distribution, or if the transfer or assignment of any such asset or such claim or right or benefit arising thereunder would be ineffective or would adversely affect the rights of the transferor thereunder so that the intended transferee would not in fact receive all such rights, the party retaining any asset that otherwise would have been transferred will hold such asset in trust for the use and benefit of the party entitled thereto and retain such liability for the account of the party by whom such liability is to be assumed, and take such other action as may be reasonably requested by the party to which such asset is to be transferred, or by whom such liability is to be assumed, as the case may be, in order to place such party, insofar as reasonably possible, in the same position as would have existed had such asset or liability been transferred prior to the consummation of the Distribution.

The Separation and Distribution Agreement will specify those conditions that must be satisfied or waived by BBIG prior to the completion of the Separation, which are described further in “—Conditions to the Distribution.” In addition, BBIG will have the right to determine the date and terms of the Separation and will have the right, at any time until completion of the Distribution, to determine to abandon or modify the Distribution and to terminate the Separation and Distribution Agreement.

In addition, the Separation and Distribution Agreement will govern the treatment of indemnification, insurance, and litigation responsibility and management of the Spin-Off Businesses, on the one hand, and BBIG’s other current businesses, on the other hand, after the Distribution Date. Generally, the Separation and Distribution Agreement will provide for uncapped cross-indemnities primarily designed to place financial responsibility for the obligations and liabilities of our business with us and financial responsibility for the obligations and liabilities of BBIG’s other current businesses with BBIG, in either case after applicable insurance coverage (which generally are occurrence policies) intended to cover such obligations and liabilities and whether incurred prior to, on, or after the Distribution Date. We and BBIG have each agreed to indemnify the other for any liabilities caused by a material misstatement or omission in materials supplied by one of us to the other for inclusion in this information statement regarding the business, operations, financial results, stockholder communications, risks, management, management compensation levels, and stock ownership of the applicable company. The Separation and Distribution Agreement will also establish procedures for handling claims subject to indemnification and related matters.

Tax Matters Agreement

In connection with the Separation, we and BBIG will enter into a Tax Matters Agreement that will contain certain tax matters arrangements (the “Tax Matters Agreement”) and will govern the parties’ respective rights, responsibilities, and obligations with respect to taxes, including taxes arising in the ordinary course of business and taxes, if any, incurred as a result of the failure of the Transfer and the Distribution to qualify for tax-free treatment for U.S. federal income tax purposes. The Tax Matters Agreement will also set forth the respective obligations of the parties with respect to the filing of tax returns, the administration of tax contests, and assistance and cooperation on tax matters.

In general, the Tax Matters Agreement will govern the rights and obligations that we and BBIG will have after the Separation with respect to taxes for both pre- and post-closing periods. Under the Tax Matters Agreement, we generally will be responsible for (i) any of our taxes for all periods prior to and after the Distribution and (ii) any taxes of BBIG for periods prior to the Distribution to the extent attributable to the Spin-Off Businesses. BBIG generally will be responsible for any of the taxes of BBIG other than taxes for which we are responsible.

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The Tax Matters Agreement will further provide as follows:

●	We will generally indemnify BBIG against taxes arising in the ordinary course of business for which we are responsible under the Tax Matters Agreement; and

●	BBIG will indemnify us against any taxes of BBIG other than taxes for which we are responsible.

In addition to the indemnification obligations described above, the indemnifying party will generally be required to indemnify the indemnified party against any interest, penalties, additions to tax, losses, assessments, settlements, or judgments arising out of or incident to the event giving rise to the indemnification obligation, along with costs incurred in any related contest or proceeding.

The Tax Matters Agreement also generally will prohibit us and our affiliates from taking certain actions that could cause the Transfer and the Distribution to fail to qualify for their intended tax treatment, including the following:

●	during the two-year period following the Distribution Date (or otherwise pursuant to a “plan” within the meaning of Section 355(e) of the Code), we may not cause or permit certain business combinations or transactions to occur;

●	during the two-year period following the Distribution Date, we may not discontinue the active conduct of our business (within the meaning of Section 355(b)(2) of the Code);

●	during the two-year period following the Distribution Date, we may not liquidate or merge, consolidate, or amalgamate with any other person;

●	more generally, we may not take any action that could reasonably be expected to cause the Transfer and the Distribution and to fail to qualify as tax-free transactions for U.S. federal income tax purposes.

In the event that the Transfer and the Distribution fail to qualify for their intended tax treatment, in whole or in part, and BBIG is subject to tax as a result of such failure, the Tax Matters Agreement will determine whether BBIG must be indemnified for any such tax by us.

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Transferability of Shares of Our Common Stock

The shares of our common stock that you will receive in connection with the Distribution will be freely transferable, unless you are considered an “affiliate” of ours pursuant to Rule 144 under the Securities Act. Persons that can be considered our affiliates after the Separation generally include individuals or entities that directly, or indirectly through one or more intermediaries, control, are controlled by, or are under common control with us, and may include certain of our officers and directors. In addition, individuals who are affiliates of BBIG on the Distribution Date may be deemed to be affiliates of ours. We estimate that our directors and executive officers, who may be considered “affiliates” for purposes of Rule 144, will beneficially own approximately 441,250 shares of our common stock immediately following the Separation. See “Security Ownership of Certain Beneficial Owners and Management” included elsewhere in this information statement. Our affiliates may sell shares of our common stock received in connection with the Distribution only:

●	under a registration statement that the SEC has declared effective under the Securities Act; or

●	under an exemption from registration under the Securities Act, such as the exemption afforded by Rule 144.

In general, under Rule 144 as currently in effect, an affiliate will be entitled to sell, within any three-month period, a number of shares of our common stock that does not exceed the greater of the following:

●	one percent of our common stock then outstanding; or

●	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 for the sale.

Rule 144 also includes notice requirements and restrictions governing the manner of sale for sales by our affiliates. Sales may not be made under Rule 144 unless certain information about us is publicly available.

Reason for Furnishing this Information Statement

This information statement is being furnished solely to provide information to BBIG stockholders who are entitled to receive shares of our common stock in connection with the Distribution. The information statement is not, and is not to be construed as, an inducement or encouragement to buy, hold, or sell any of our securities. We believe the information contained in this information statement is accurate as of the date set forth on the cover. Changes may occur after that date and neither BBIG nor we undertake any obligation to update such information except in the normal course of our respective public disclosure obligations.

DIVIDEND POLICY

We currently intend to retain all available funds and future earnings, if any, to fund the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. Any future determination to pay dividends on our common stock will be made at the discretion of our Board of Directors and will depend on various factors, including applicable laws, our results of operations, financial condition, future prospects, the terms of our outstanding indebtedness, and any other factors deemed relevant by our Board of Directors.

CAPITALIZATION

The following table sets forth our cash and equivalents and our capitalization as of December 31, 2021, on a historical and pro forma basis to give effect to the Separation.

The pro forma adjustments are based upon available information and assumptions that we believe are reasonable; however, such adjustments are subject to change based on the finalization of the terms of the Separation and the agreements that define our relationship with BBIG after the completion of the Separation. In addition, such adjustments are estimates and may not prove to be accurate.

You should read the information in the following table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Unaudited Pro Forma Combined Financial Statements,” and our historical financial statements and the related notes included elsewhere in this information statement.

We are providing the capitalization table for information purposes only. The capitalization table below may not reflect the capitalization or financial condition that would have resulted had we been operating as an independent, publicly traded company on December 31, 2021, and is not necessarily indicative of our future capitalization or financial condition.

	As of December 31, 2021
Capitalization:	Historical	Pro Forma
Cash and cash equivalents[1]	$911,194	$38,511,194
Shareholders’ equity
Parent’s net investment	2,121,351	-
Common stock[2]	50,000	20,305
Additional paid in capital	-	(20,305)
Total capitalization	$3,082,545	$38,511,194

(1)	Includes $30,000,000 of cash from the Note Private Placement, and assumes $12,000,000 of cash from Equity Private Placement and $2,000,000 cash payment to the Parent upon the Distribution.
(2)	The number of TYDE shares expected to be outstanding upon the Distribution, 20,305,259, multiplied by the par value of $0.001. The number of TYDE shares expected to be outstanding includes 18,805,259 anticipated shares to be issued upon the Distribution to the shareholders of Vinco Ventures, Inc. and 1,500,000 TYDE shares to be issued pursuant to the Equity SPA.

The capitalization table above assumes that there will be 20,305,259 shares of TYDE common stock outstanding upon consummation of the Separation and excludes (i) 10,220,193 shares of common stock issuable upon the exercise of warrants the Company anticipates issuing upon the consummation of an Amendment Agreement among the Company, BBIG and an accredited investor, (ii) 3,333,333 shares of common stock issuable upon the exercise of Note Investor Warrant, (iii) 3,333,333 shares of common stock issuable upon conversion of the Note, (iv) 533,333 shares of common stock issuable upon the exercise of the Placement Agent Warrant and (v) 1,500,000 shares of common stock issuable upon the exercise of warrants the Company anticipates issuing upon the consummation of the Equity SPA.

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UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The unaudited pro forma combined balance sheets as of December 31, 2021 and the related unaudited pro forma condensed combined statements of operations for the years ended December 31, 2021 and 2020, are presented as if the Separation had occurred on January 1, 2020.

The financial statements of the Company, which includes Ferguson Containers, Cryptyde, Inc., Cryptyde Shared Services, LLC, CW Machines, LLC, and BlockHiro, LLC, have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to events that are directly attributable to the acquisition, are factually supportable and are expected to have a continuing impact on the combined company. The unaudited pro forma condensed combined financial statements have been presented for informational purposes only. The unaudited pro forma condensed combined financial statements are not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the acquisition been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the combined company.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the audited financial statements of Ferguson Containers for the years ended December 31, 2021 and 2020, and audited financial statements of Cryptyde, Inc. for the period from September 21, 2021 (inception) through December 31, 2021. The unaudited pro forma condensed combined financial statements do not reflect any cost savings from operating synergies or revenue enhancements that the combined company may achieve as a result of the acquisition and the effects of the foregoing items could, individually or in the aggregate, materially impact the unaudited pro forma condensed combined financial statements.

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CRYPTYDE, INC., AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

December 31, 2021

	Ferguson Containers	Cryptyde, Inc.	Cryptyde Shared Services, LLC	CW Machines, LLC.	BlockHiro, LLC		Pro Forma Adjustments		Combined Cryptyde, Inc.

Assets
Current assets:
Cash and cash equivalents	$844,619	$66,485	$-	$90		$-	$37,600,000	(1)	$38,511,194
Accounts receivable	867,027	-	-	-		-	-		867,027
Inventory	110,664	-	-	-		-	-		110,664
Prepaid expenses and other current assets	48,343	33,395	-	6,999,955		-	-		7,081,693
Total current assets	1,870,653	99,880	-	7,000,045		-	37,600,000		46,570,578
Property and equipment, net	1,007,770	-	-	-		-	-		1,007,770
Intangible assets, net	-	-	-	-		-	-		-
Loan held for investment	-	4,000,000	-	-		-	-		4,000,000
Due from Parent	418,004	-	-	-			(418,004	)(2)	-
Total assets	$3,296,427	$4,099,880	$-	$-	$		$37,181,996		$51,578,348
			-	-
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$44,547	$120	$-	$98,547		$-	$-		$143,214
Accrued expenses and other current liabilities	7,551	27,960	-	-		-	-		35,511
Customer deposits	-	-	-	6,999,980		-	-		6,999,980
Income tax payable	319,997	-	-	-		-	-		319,997
Current portion of notes payable	15,530	-	-	-		-	-		15,530
Total current liabilities	387,625	28,080	-	7,098,527		-	-		7,514,232
			-	-
Notes payable, net of debt issuance costs of $5,733,333, net of current portion	12,114	-	-	-		-	27,600,000	(3)	27,612,114
Deferred tax liabilities	82,104	-	-	-		-	-		82,104
Due to Parent	-	4,452,053	-	164,498			(4,616,551	)(2)	-
Total liabilities	$481,843	$4,480,133	$-	$7,263,025	$		$22,983,449		$35,208,450
Stockholders’ equity
Common stock, no par value, 400 shares authorized as of December 31, 2021	$50,000	$-	$-	$-		$-	$(29,625	)(4)	$20,305
Additional paid-in-capital	-	-	-	-		-	14,228,642	(3)(4)	14,228,242
Retained earnings (accumulated deficit)	2,764,584	(380,253)	-	(262,980)		-			2,121,351
Total stockholders’ equity	2,814,584	(380,253)	-	(262,980)		-	14,198,547		16,369,898
Total liabilities and stockholders’ equity	$3,296,427	$4,099,880	$-	$7,000,045		$-	$39,581,996		$51,578,348

The accompanying notes are an integral part of these financial statements.

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CRYPTYDE, INC., AND SUBSIDIARIES

 UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2021

	Ferguson Containers	Cryptyde, Inc.	Cryptyde Shared Services, LLC	CW Machines, LLC.	BlockHiro, LLC	Pro Forma Adjustments		Cryptyde, Inc.
Revenues, net	$7,874,285	$-	$-	$-	$-	$-		$7,874,285
Cost of revenues	5,682,117	-	-	-	-	-		5,682,117
Gross profit	2,192,168	-	-	-		-		2,192,168

Operating expenses:
Selling, general and administrative	1,946,832	413,648	-	262,980	-	770,000	(5)(6)	3,393,460
Operating income	245,336	(413,648)	-	(262,980)	-	(770,000)		(1,201,292)

Other (expense) income:
Rental income	71,543	-	-	-	-	(71,543	)(7)	-
Interest income (expense)	(44,816)	33,395	-	-	-	-		(11,421)
Other income	481,090	-	-	-	-	(475,419	)(7)	5,671
Total other income, net	507,817	33,395	-	-	-	(546,962)		(5,750)
Income (loss) before income taxes	753,153	(380,253)	-	(262,980)	-	(1,316,962)		(1,207,042)
Income tax expense	210,000	-	-	-	-	(210,000	)(8)	-
Net income (loss)	$543,153	$(380,253)	$-	$(262,980)	$-	(1,106,562)		$(1,207,042)
Net income (loss) per share:
Net income (loss) per share – basic	1,357.88	(38.03)						(0.06)
Net income (loss) per share – diluted	1,357.88	(38.03)						(0.03)
Weighted average number of common shares outstanding – basic	400	10,000						20,305,259
Weighted average number of common shares outstanding – diluted	400	10,000						39,225,452

The accompanying notes are an integral part of these financial statements

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CRYPTYDE, INC., AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2020

	Ferguson Containers	Cryptyde, Inc.	Cryptyde Shared Services, LLC	CW Machines, LLC.	BlockHiro, LLC	Pro Forma Adjustments		Cryptyde, Inc.
Revenues, net	$6,719,894	$-	$-	$-	$	$-		$6,719,894
Cost of revenues	4,691,451	-	-	-		-		4,691,451
Gross profit	2,028,443	-	-	-		-		2,028,443

Operating expenses:
Selling, general and administrative	1,759,117	-	-	-		560,000	(9)(10)	2,319,117
Operating income (loss)	269,326	-	-	-		(560,000)		(290,674)

Other (expense) income:
Rental income	102,815	-	-	-		(102,815	)(11)	-
Interest expense	(112,295)	-	-	-		-		(112,295)
Total other (expense)	(9,480)	-	-	-		(102,815)		(112,295)
Income (loss) before income taxes	259,846	-	-	-		(662,815)		(402,969)
Income tax expense	67,399	-	-	-		(67,399	)(12)	-
Net income (loss)	$192,447	$-	$-	$-		(595,416)		$(402,969)
Net loss per share:
Net loss per share – basic	481.12	-	-	-				(0.02)
Net loss per share – diluted	481.12	-	-	-				(0.02)
Weighted average number of common shares outstanding – basic and diluted	400	-	-	-				18,805,259

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NOTES TO PRO FORMA FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

As used herein, the Company refers to Ferguson Containers, a New Jersey corporation incorporated on September 14, 1966 under the laws of the state of New Jersey, Cryptyde, Inc., a Nevada corporation incorporated on September 21, 2021, Cryptyde Shared Services, LLC, a Nevada limited liability company formed on September 16, 2021, CW Machines, LLC, a Nevada limited liability company formed on October 2, 2021 and BlockHiro, LLC, a Nevada limited liability company formed on November 8, 2021. The unaudited pro forma condensed combined financial statements are based on Ferguson Container, Inc.’s historical financial statements and the newly formed Cryptyde, Inc., Cryptyde Shared Services, LLC, CW Machines, LLC, and BlockHiro, LLC as adjusted to give effect to the Separation. The unaudited pro forma combined statements of operations for the years ended December 31, 2021 and 2020, respectively, give effect to the Separation as if it had occurred on January 1, 2020. The unaudited pro forma combined balance sheet as of December 31, 2021, gives effect to the Separation as if it had occurred on January 1, 2021. The Company has historically operated as part of Vinco Ventures, Inc. (“Parent”) and not as a standalone company. Financial statements representing the historical operations of the Packaging Business have been derived from the Parent’s historical accounting records and are presented on a carve-out basis. All revenues and costs as well as assets and liabilities directly associated with the business activity of the Company are included in the financial statements. The financial statements also include allocations of certain general, administrative, sales and marketing expenses and cost of sales from Parent. However, amounts recognized by the Company are not necessarily representative of the amounts that would have been reflected in the financial statements had the Company operated independently of Parent. Parent allocations are discussed further in Note 2. As part of Parent, the Company is dependent upon Parent for a majority of its working capital and financing requirements as the Parent uses a centralized approach to cash management and financing of its operations. Financial transactions relating to the Company are accounted for through the Parent due to/from account. Accordingly, none of Parent’s cash, cash equivalents or debt at the corporate level have been assigned to the Company in the financial statements. All significant transactions between the Company and Parent have been included in the accompanying combined financial statements. Transactions with Parent are reflected in the accompanying Unaudited Pro-Forma Combined Balance Sheets within “Due From Parent and Due To Parent.”

2. PRO FORMA ADJUSTMENTS

Pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following are corresponding to the footnotes in the above financial statements.

Balance Sheet – December 31, 2021

1)	Reflects the $30,000,000 of cash from senior convertible note less fees of $2,400,000 to the Placement Agent, $12,000,000 of cash from equity private placement and $2,000,000 cash payment to the Parent upon the Distribution;
2)	Reflects the elimination of the due to/from Parent upon the Separation;
3)	Reflects the adjustment for the senior convertible note of $33,333,333 with a purchase price of $30,000,0000; and
4)	Reflects the anticipated shares to be issued upon the Distribution to the shareholders of Vinco Ventures, Inc on May 18, 2022 and based on the number of shares outstanding of 188,052,593 as of May 6, 2022 and giving effect to one share of common stock to be received for every ten shares of Vinco Ventures, Inc. common stock. In addition, the number of TYDE shares expected to be outstanding includes 1,500,000 anticipated shares to be issued related to the equity private placement of $12,000,000.

Statements of Operations – December 31, 2021

5)	Reflects the elimination of portion of the management fee for the salaries of the CEO and CFO included below and employees remaining with Vinco Ventures, Inc. of $130,000;
6)	Reflects the anticipated salaries of the CEO, CFO and COO of $700,000 and $140,000 of benefits and corporate office rent expenses of $60,000;
7)	Reflects the elimination of income from rental operations and the gain on the sale of the building which is non-recurring; and
8)	Reflects the elimination of income taxes due to proforma loss before income taxes after adjustments.

Statements of Operations – December 31, 2020

9)	Reflects the elimination of portion of the management fee for the salaries of the CEO and CFO included below and employees remaining with Vinco Ventures, Inc. of $160,000. ;
10)	Reflects the anticipated salaries of the CEO, CFO, and COO of $700,000 and $140,000 of benefits;
11)	Reflects the elimination of income from rental operations which is non-recurring; and
12)	Reflects the elimination of income taxes due to proforma loss before income taxes after adjustments.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

As explained above, unless otherwise indicated, the terms “we,” “us,” “our,” “our Company,” and “the Company” refer to Cryptyde, Inc., together with its consolidated subsidiaries. The following discussion and analysis of the Company’s financial condition and results of operations should be read together with the Company’s financial statements and related notes appearing elsewhere in this information statement. Some of the information contained in this discussion and analysis or set forth elsewhere in this information statement, including information with respect to the Company’s plans and strategy for the Company’s business and related financing, includes forward-looking statements involving risks and uncertainties and should be read together with the “Risk Factors” and “Cautionary Note Regarding Forwarding- Looking Statements” sections of this information statement. Such risks and uncertainties could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

BBIG plans to spin-off its Packaging Business, Web3 Business, and Bitcoin Mining Services Business. To accomplish this spin-off, BBIG will transfer those businesses to us, then BBIG will distribute all of its equity interest in us, consisting of all of the outstanding shares of our common stock, to BBIG’s stockholders on a pro rata basis (the “Dristribution”). Following the Separation, BBIG will not own any equity interest in us, and we will operate independently from BBIG.

Our financial statements have been prepared on a stand-alone basis and are derived from the consolidated financial statements and accounting records of BBIG. Our financial statements reflect our financial position, results of operations and cash flows as we were historically managed, in conformity with GAAP. Our financial statements include certain assets and liabilities that have historically been held at the BBIG corporate level but are specifically identifiable or otherwise attributable to us.

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All intercompany transactions between us and BBIG have been included in our financial statements and are considered to be settled in our consolidated financial statements at the time the Separation becomes effective. The total net effect of the settlement of these intercompany transactions is reflected in our unaudited pro forma combined balance sheets as “Due to/from Parent.”

The historical costs and expenses reflected in our financial statements for Ferguson Containers include an allocation for certain corporate shared service functions historically provided by BBIG including executive oversight, accounting, treasury, tax, legal, human resources, occupancy, procurement, information technology and other shared services. These expenses have been allocated to us on the basis of direct usage when identifiable, with the remainder allocated on a pro rata basis based on sales, headcount, tangible assets or other measures considered to be a reasonable reflection of the historical utilization levels of these services.

Our management believes the assumptions underlying our Ferguson Containers financial statements, including the assumptions regarding the allocation of general corporate expenses from BBIG are reasonable. Nevertheless, our financial statements may not include all of the actual expenses that would have been incurred had we operated as a stand-alone company during the periods presented and may not reflect what our actual results of operations, financial position and cash flows would have been if we had operated as a stand-alone company during the periods presented. Actual costs that would have been incurred if we had operated as a stand-alone company would depend on multiple factors, including organizational structure and strategic decisions made in various areas, including information technology and infrastructure. Following the Separation, we will perform these functions using our own resources or purchased services.

TYDE is comprised of the Packaging Business, the Web3 Business, and the Bitcoin Mining Services Business. The Packaging Business includes Ferguson Containers and has been operating for over 50 years. The Bitcoin Mining Services Business is a joint venture through CW Machines, LLC and began operating in October 2021. The joint venture is expected to be accounted for as a variable interest entity and will be fully consolidated with Cryptyde, Inc. The Web3 business expects to begin offering Web3 products in 2022.

The Packaging Business – Ferguson Containers

Ferguson Containers manufactures and sells custom packaging for a variety of products. In our experience, packaging has the capability to “tell” the products’ story, generating increased product awareness, promote brand image, and drive unit growth. Senior management has more than 100 years of combined experience marketing, producing and delivering packaging materials. A hallmark of our operation is our quick production cycle. We can often begin a production run within minutes of receipt of an order. Many of our products are manufactured from 100% post-consumer recycled material. When production is complete, we typically ship the product using our own trucks rather than relying on a common carrier. Ferguson Containers does not have long-term agreements with its customers, and instead manufactures and sells its packaging products subject to purchase orders from its customers.

The Web3 Business – BlockHiro, LLC

BlockHiro, LLC, a Nevada limited liability company was formed on November 8, 2021, was formed to hold the Web3 Business. The Web3 Business plans to use decentralized blockchain technology in established consumer facing industries such as video games, music, and art. TYDE intends to finalize a digital coin minting platform in 2022. TYDE believes its digital coin minting platform will enable TYDE to, together with partners and clients, quickly and efficiently create digital coins for use with projects in established consumer facing industries.

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Bitcoin Mining Services Business – CW Machines, LLC

CW Machines, LLC, a Nevada limited liability company formed on October 2, 2021, was formed to hold the Bitcoin Mining Services Business. The Bitcoin Mining Services Business, CW Machines, LLC, through a joint venture with Wattum Management Inc. and BBA Technology Inc., is focused on bringing Bitcoin mining to the consumer level by offering Bitcoin mining equipment and co-location services.

Key Components of our Results of Operations

Revenues

We sell corrugated custom packaging to a wide array of customers. In addition, we will generate revenues from the sales of Bitcoin mining equipment offered through CW Machines, LLC and Web3 Products and services offered through BlockHiro, LLC.

Cost of Revenues

Our cost of revenues includes inventory costs, materials and supplies costs, internal labor costs and related benefits, subcontractor costs, depreciation, overhead and shipping and handling costs. In addition, we will incur costs to purchase Bitcoin mining equipment which will be resold to customers and costs from the development of Web3 products and services.

Selling, General and Administrative Expenses

Selling, general and administrative expenses consist of selling, marketing, advertising, payroll, administrative, finance and professional expenses.

Rental Income

We earned rental income from a month-to-month lease on a portion of the building located in Washington, New Jersey that we previously owned. The building was sold in August 2021.

Interest Expense and Income, Net

Interest expense includes the cost of our borrowings under our debt arrangements. Interest income includes the interest earned under our notes receivable.

Other Income

Other income includes the gain on disposal of the building located in Washington, New Jersey.

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Results of Operations

Ferguson Containers

Year Ended December 31, 2021 versus Year Ended December 31, 2020

The following table sets forth information comparing the components of net (loss) income for the years ended December 31, 2021 and 2020:

	Years Ended December 31,		Period over Period Change
	2021	2020	$	%

Revenues, net	$7,874,285	$6,719,894	$1,154,391	17.18%
Cost of revenues	5,682,117	4,691,451	990,666	21.12%
Gross profit	2,192,168	2,028,443	163,725	8.07%

Operating expenses:
Selling, general and administrative	1,946,832	1,759,117	187,715	10.67%
Operating income	245,336	269,326	(23,990)	-8.91%

Other (expense) income:
Rental income	71,543	102,815	(31,272)	-30.42%
Interest (expense)	(44,816)	(112,295)	67,479	-60.09%
Other income	481,090	-	481,090	100.00%
Total other (loss) income, net	507,817	(9,480)	517,297	-5,456.72%
Income before income taxes	753,153	259,846	493,307	189.85%
Income tax expense (benefit)	210,000	67,399	142,601	211.58%
Net income (loss)	543,153	192,447	350,706	182.24%

Revenue

For the year ended December 31, 2021, revenues increased by $1,154,391 or 17.18%, as compared to the year ended December 31, 2020. The increase was primarily the result of increased sales due to more demand for packaging materials related to increased shipment of goods by customers.

Cost of Revenues

For the year ended December 31, 2021, cost of revenues increased by $990,666 or 21.12%, as compared to the year ended December 31, 2020. The increase was primarily attributable to the increase in total revenues as well as increased costs of materials and production.

Gross Profit

For the year ended December 31, 2021, gross profit increased by $163,725, or 8.07%, as compared to the year ended December 31, 2020. The increase was primarily a result of the increase in revenues offset by the increased costs of materials and production.

Operating Expenses

Selling, general and administrative expenses were $1,946,832 and $1,759,117 for the year ended December 31, 2021 and 2020, respectively, representing an increase of $187,715, or 10.67%. The increase was primarily the result of an increase in payroll costs related to stock-based compensation of $144,000 allocated to Ferguson Containers from the Parent.

Rental Income

Rental income was 71,543 and $102,815 for the years ended December 31, 2021 and 2020, respectively representing a decrease of $31,272, or 30.42%. The decrease was related to the sale of the building in Washington, New Jersey in August 2021.

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Interest expense

Interest expense was $44,816 for the year ended December 31, 2021, versus $112,295 for the year ended December 31, 2020. The decrease in interest expense was related to repayment of outstanding lines of credit.

Other income

Other income was $475,418 for the year ended December 31, 2021 versus $0 for the year ended December 31, 2020. The increase was related to the sale of the building in Washington, New Jersey in August 2021.

Income tax expense

Income tax expense was $210,000 for the year ended December 31, 2021, versus $67,399 for the year ended December 31, 2020, respectively. The increase was a result of income before income taxes.

Cryptyde, Inc.

Year Ended December 31, 2021

Cryptyde, Inc. was formed on September 21, 2021. The results of operations are presented from September 21, 2021 through December 31, 2021. There were no operations prior to September 21, 2021.

The following table sets forth information from September 21, 2021 through December 31, 2021.

For the Period from September 21, 2021 (inception) to December 31, 2021

Revenues, net	$-
Cost of revenues	-
Gross profit	-

Operating expenses:
Selling, general and administrative	676,628
Operating loss	(676,628)

Other income:
Interest income	33,395
Total other income, net	33,395
Income before income taxes	(643,233)
Income tax expense	-
Net income	(643,233)

Revenue

Cryptyde, Inc. was formed on September 21, 2021 and the Company does not currently generate any revenues.

Operating Expenses

Selling, general and administrative expenses were $676,628 for the period from September 21, 2021 through December 31, 2021. The components of operating expenses were the result of payroll and related benefits and consulting and developmental expenses.

Interest income

Interest income was $33,395 for the period from September 21, 2021 through December 31, 2021. The components of interest income were the result of interest earned on the note receivable from Wattum Management, Inc..

Income tax expense

Income tax expense was $0 for the period from September 21, 2021 through December 31, 2021. No income taxes or benefit were recognized due to the Company’s loss before income taxes.

Liquidity and Capital Resources

Ferguson Containers has historically been positive cash flows from operations. In addition, the Company has no significant debt obligations. Since inception, Ferguson Containers Inc.’s operations have been funded principally through its operations.

Cryptyde, Inc. has required funding from the Parent to launch operations.

At the Distribution, the Company expects to have approximately $40 million in cash from BBIG, the Equity Private Placement, and the Note Private Placement. The Company believes it will have sufficient funds for the next 12 months to accomplish its strategic plan.

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Cash Flows

Ferguson Containers

Since inception, Ferguson Containers has primarily used its available cash to fund its operations. The following table sets forth a summary of cash flows for the periods presented:

	For the Years Ended December 31,
	2021	2020
Cash (used in) provided by:
Operating Activities	$352,817	$193,075
Investing Activities	294,244	(276,478)
Financing Activities	20,799	181,461
Net increase (decrease) in cash and restricted cash	$667,860	$98,058

Cash Flows for the Years Ended December 31, 2021 and 2020

Operating Activities

Net cash provided by operating activities was $352,817 during the year ended December 31, 2021, which consisted primarily of a net income of $537,487 offset by a gain on disposal of $475,418, non-cash depreciation expense of $144,765, increases in changes in operating assets and liabilities $144,317. Net cash provided by operating activities was $193,075 during the year ended December 31, 2020, which consisted primarily of net income of $192,447, non-cash depreciation expense of $95,861, amortization of note discounts of $15,573, and a decrease in changes in operating assets and liabilities of $110,806.

Investing Activities

Net cash provided by investing activities increased to $294,244 during the year ended December 31, 2021 from net cash used of $276,478 during the year ended December 31, 2020. This increase consisted of proceeds from the sale of a building of $808,395 offset by cash used for property and equipment purchases of $514,151 compared to $276,478 during the years ended December 31, 2021 and 2020, respectively.

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Financing Activities

Net cash provided by financing activities was $20,799 during the year ended December 31, 2021 compared to net cash used in financing activities of $181,461 for the year ended December 31, 2020. This decrease consisted of changes in cash received from Parent of $103,641 offset by changes in repayments under lines of credit of $263,650.

Cryptyde, Inc.

Since inception, Cryptyde, Inc. has required funding from the Parent to fund its operations. The following table sets forth a summary of cash flows for the periods presented:

For the Period from September 21, 2021 (inception) to December 31, 2021

Cash (used in) provided by:
Operating Activities	$(549,976)
Investing Activities	(4,000,000)
Financing Activities	4,616,551
Net increase (decrease) in cash and restricted cash	$66,575

Cash Flows for the Year Ended December 31, 2021

Operating Activities

Net cash used in operating activities was $549,976 during the period from September 21, 2021 (inception) to December 31, 2021, which consisted primarily of net loss of $643,233, offset by operating assets and liabilities of $93,257.

Investing Activities

Net cash used in investing activities was $4,000,000 during the period from September 21, 2021 (inception) to December 31, 2021. This consisted solely of cash used for a loan provided to Wattum Management, Inc., a partner in CW Machines, LLC.

Financing Activities

Net cash provided by financing activities was $4,616,551 during the period from September 21, 2021 (inception) to December 31, 2021 solely from cash provided by the Parent to fund the note and operations.

Contractual Obligations and Commitments

The Company has no debt covenants that require certain financial information to be met.

Off-Balance Sheet Arrangements

The Company did not have any off-balance sheet arrangements as of December 31, 2021.

Critical Accounting Policies and Significant Judgments and Estimates

This discussion and analysis of the Company’s financial condition and results of operations is based on the Company’s combined financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States of America, or U.S. GAAP. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported periods. In accordance with U.S. GAAP, the Company bases its estimates on historical experience and on various other assumptions the Company believes are reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions.

For information on the Company’s significant accounting policies please refer to Note 2 to the Company’s Financial Statements included in this information statement.

BUSINESS

We were formed in 2021 and expect to acquire the Web3 Business, Bitcoin Mining Services Business, and Packaging Business from our parent, BBIG, in anticipation of the Separation. The businesses we acquired have longer operating histories than us. Accordingly, our discussion of the businesses includes information related to their operations prior to our existence and acquisitions of them.

We are headquartered in Safety Harbor, Florida. Upon the Separation, we expect to trade under the ticker symbol “TYDE” on Nasdaq.

Web3 Business

BlockHiro, LLC was formed in November 2021 to do business as a Web3 company. BlockHiro had no activity through December 31, 2021. The Web3 Business plans to use decentralized blockchain technology in established consumer facing industries such as video games, music, and art. TYDE intends to finalize a digital coin minting platform in 2022. TYDE believes its digital coin minting platform will enable TYDE to, together with partners and clients, quickly and efficiently create digital coins for use with projects in established consumer facing industries.

Web3 is the tokenized web, which includes blockchains and the tokens on blockchains. Web3 is decentralized. On Web3, transaction are conducted peer-to-peer and can have high degrees of privacy. Blockchains can be used to create smart contracts, which take real world contacts and program onto a blockchain allowing for the automatic execution of contracts. Blockchains, under the umbrella of Web3, provide the platform for managing transactions using tokens that represent digital and physical assets, such as music, art, money, collectibles, and real estate. We believe our digital coin minting platform will allow us to create solutions for moving established consumer facing industries on to blockchains through use of smart contracts other blockchain applications.

Our Web3 Business includes our upcoming game Freescape. Freescape is a character driven virtual ecosystem comprised of themed interactive environments. Freescape will allow users the ability to explore and experience a wide range of activities in the Metaverse including concerts, movies, and more. The initial launch of Freescape will begin with the “Space Cowboys” character launch targeted for release in the second quarter of 2022. Freescape characters will be minted in-house by TYDE through its NFT platform on the Ethereum blockchain. End consumers will then store their NFTs in their personal wallets.

TYDE intends to grow the Web3 Business into a portfolio company with a portfolio of products that use decentralized blockchain technology in established consumer facing industries. TYDE is in the early stages of investigating Web3 uses in music, movies, digital art, ticketing and event services, and gaming.

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The Web3 Business expects to take payment in the form of the digital currency Ethereum. TYDE will store the Ethereum it receives in a digital wallet. TYDE intends to adopt a policy for the conversion of Ethereum into fiat currency in accordance with industry standards.

The Web3 Business has not had any revenues. The Web3 Business does not currently have any material commitments for capital expenditures. In the event the Web3 Business requires a material capital expenditure, TYDE expects to fund it through capital raises.

Bitcoin Mining Services Business

CW Machines, LLC, a Nevada limited liability company formed on October 2, 2021, was formed to hold the Bitcoin Mining Services Business. The Bitcoin Mining Services Business, CW Machines, LLC, through a joint venture with Wattum Management Inc. and BBA Technology Inc., is focused on bringing Bitcoin mining to the consumer level by offering Bitcoin mining equipment and co-location services. TYDE holds a 51% interest in CW Machines, LLC.

CW Machines LLC is a reseller of Bitcoin mining equipment and services. The equipment sales primarily focus on Bitcoin mining equipment including Antminer S19s, Antminer S19 Pros, Whatsminer, and Canaan. Our Bitcoin mining services include reselling co-location services, which offer a physical location and ancillary services allowing Bitcoin miners to mine for Bitcoin. These services are provided by third-parties.

The Bitcoin Mining Services Business was formed in the fourth quarter of 2021 and began receiving revenue after December 31, 2021. The Bitcoin Mining Services Business does not currently have any material commitments for capital expenditures. In the event the Bitcoin Mining Services Business requires a material capital expenditure, TYDE expects to fund it through capital raises.

Packaging Business

The Packaging Business, through Ferguson Containers, manufactures and sells custom packaging for a wide variety of products. In our experience, packaging has the capability to “tell” the products story, generating increased product awareness, promote brand image, and drive unit growth. Senior management has more than 100 years of combined experience marketing, producing and delivering packaging materials. A hallmark of our operation is our quick production cycle. We can often begin a production run within minutes of receipt of an order. Many of our products are manufactured from 100% post-consumer recycled material. When production is complete, we typically ship the product using our own trucks rather than relying on a common carrier. Ferguson Containers does not have long-term agreements with its customers, and instead manufactures and sells its packaging products subject to purchase orders from its customers.

In the fiscal years ended December 31, 2021 and 2020, the Packaging Business had revenue of $7,874,285 and $6,719,894, respectively.

Business Strategy

Derive revenue from a diverse group of industries and sources to allow us to focus resources toward the best opportunities. We intend for the Spin-Off Businesses to derive revenue from established industries such as consumer packaging, as well as newly emerging markets such as Web3, Bitcoin mining equipment and services, and creating NFTs. Our revenue is expected to come from a wide variety of sources. Our consumer packaging and Bitcoin Mining Services Business earn revenue from the sale of goods and related services. Products under our Web3 Businesses are expected to generate revenue from several sources including fees for using services developed by us, in-game sales for games we create, advertising integrated into the products expected to be offered by the Web3 Business, and transaction fees for various services.

Continually assess our businesses to best allocate resources. We expect our diverse group of industries and sources of revenue will allow our management to evaluate how to best allocate resources, and ultimately grow the Company. Because the industries that we expect to participate in include traditional and recently formed industries, our management believes we will be well prepared for changing economic conditions and customer preferences.

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Expand through a combination of organic growth and strategic acquisition. We believe the Packaging Business and Bitcoin Mining Services Business are positioned well to grow organically. The Packaging Business has been operating for over 50 years and has a track record of expanding. The Bitcoin Mining Services Business is tapping into a relatively new market of less-established Bitcoin miners who traditionally could not enter the space due to economic and logistical hurdles. Our management may seek strategic acquisitions for Packaging Business and Bitcoin Mining Services Business but believes these two businesses can be grown organically through continued sales efforts. The Web3 Business is expected to grow both organically, and through strategic acquisitions. Our management believes that our future ability to quickly and efficiently mint digital tokens will allow us to make acquisitions and quickly add value by integrating blockchain into the existing consumer facing industries.

Maintain dedicated customer focus. We believe that maintaining a close partnership with our customers will allow us to effectively focus our efforts and respond to their changing demands. Our customers will expect us to offer products and services that remain relevant in industries that are constantly evolving. Our management believes listening to our customers will allow us to adapt to their needs and preferences.

Employees

As of May 6, 2022, the companies that will comprise TYDE had 28 employees that perform various administrative, finance and accounting, technology, and corporate management functions. Of the 28 employees, 17 employees were employed by Ferguson Containers and 11 employees were employed by Cryptyde Shared Services, LLC. None of our employees are represented by a union in collective bargaining with us. We consider relations with our employees to be good.

Properties, Facilities, and Distribution

We currently lease office space located in Safety Harbor, FL pursuant a lease that expires on July 31, 2024. In addition, we lease office space in Alpha, NJ on a month-to-month basis.

Legal Proceedings

During the normal course of its business, the Company may be subject to occasional legal proceedings and claims. There are currently no legal proceedings or claims asserted against the Company or its subsidiaries.

Supply Chain and Production

Our Packaging Business does not have long-term contractual arrangements with any of our suppliers that guarantee us production capacity, prices, lead times, or delivery schedules. Our reliance on independent party suppliers exposes us to vulnerability because of our dependence on a few sources of supply. We believe, however, that other sources of supply are available. In addition, we continually strive to develop relationships with other sources of supply in order to reduce our dependence on any one source of supply. As a result, we believe that our current and other available suppliers will ensure that we obtain a sufficient supply of goods built to our specifications in a timely manner and on satisfactory economic terms. The main raw material used by our Packaging Business is corrugated cardboard. Our main suppliers of corrugated cardboard are Corrugated Supplies Company, Georgia Pacific, and Freedom Corrugated. We also purchased certain finished products from Delta Packaging for resale to end users.

Our Bitcoin Mining Services Business is reliant on third-party suppliers. We are a reseller and require the availability of the products we purchase at wholesale, then distribute to final customers. We do not have long-term contractual arrangements with any of our suppliers that guarantee us adequate supply of Bitcoin mining equipment to satisfy the needs of our Bitcoin Mining Services Business. Our main suppliers of Bitcoin mining equipment sold under the Bitcoin Mining Services Business is Wattum Management, Inc.

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Patents, Trademarks, and Copyrights

We recognize the importance of innovation and protecting our intellectual property. We will apply for patents whenever we develop innovative new products, unique designs, or processes of commercial importance and seek trademark protection when we believe they provide a marketing advantage. We do not believe that our business is materially dependent on any single patent or trademark.

We rely on a combination of trade secrets, trademarks, trade dress, customer records, monitoring, brand protection services, confidentiality agreements, and other contractual provisions to protect our intellectual property.

We intend to vigorously pursue and challenge infringements of our patents, trademarks, service marks, trade dress, and copyrights, as we believe the goodwill associated with them is a cornerstone of our branding strategy.

Information Systems

Our information systems use software enterprise resource platforms, including procurement, inventory management, receivables management, and accounting. We utilize QuickBooks Enterprise as our ERP system.

After the Separation, we will either convert to our own instance of QuickBooks Enterprise or we will implement a new ERP system. Regardless of which decision is made, we believe our information systems infrastructure will support our growth strategy in the future.

Competition

We operate and plan to operate in a competitive markets and encounter competition from both domestic and foreign participants. We believe we can effectively compete with our present competitors. We compete, and plan to compete, primarily based upon innovation, performance, price, quality, reliability, durability, consumer brand awareness, and customer service and support. Our competitors include a large number of private companies that directly compete with a number of our brands. Certain of our competitors may have more established brand names and stronger distribution channels than we do and have, or have through their owners, access to financial and marketing resources that are greater than we possess that may afford them the ability to invest more than we can in product development, intellectual property and marketing.

Competitors to our Packaging Business include Sutherland Packaging, based in Andover NJ, Acme Corrugated Box Company, based in Hatboro PA, and Trenton Corrugated Products, Inc., based in Ewing PA. Competitors for our Bitcoin Mining Services Business include Compass Mining, Miners Dep, and Alliance Miners. Our competitors in the Web3 business will depend on what Web3 products we develop or acquire. We expect competition for Freespace to include Decentraland, Sandbox and Fluf World.

Seasonality

Our business is not seasonal and there are not large fluctuations with our operations between quarterly revenues based on the time of year.

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Government Regulation

Packaging Business

Like other manufacturers and distributors of consumer products, we are required to comply with a wide variety of federal, state, and international laws, rules, and regulations, including those related to consumer products and consumer protection, advertising and marketing, labor and employment, data protection and privacy, intellectual property, workplace health and safety, the environment, the import and export of products, and tax matters. Our failure to comply with applicable federal, state, and international laws, rules, and regulations may result in our being subject to claims, lawsuits, fines, and adverse publicity that could have a material adverse effect on our business, operating results, and financial condition. These laws, rules, and regulations currently impose significant compliance requirements on our business, and more restrictive laws rules and regulations may be adopted in the future.

Web3 Business and Bitcoin Mining Services Business

The laws and regulations applicable to digital assets, including those we intend to produce under our Web3 Business and the Bitcoins mined by our Bitcoin Mining Services Business customers, are evolving and subject to interpretation and change. Governments around the world have reacted differently to digital assets; certain governments have deemed them illegal, and others have allowed their use and trade without restriction, while in some jurisdictions, such as in the U.S., digital assets are subject to extensive, and in some cases overlapping, unclear and evolving regulatory requirements. As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies, including FinCEN, the CFTC, the SEC, FINRA, the CFPB, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS and state financial regulators, have been examining the operations of digital assets networks, digital assets users and digital assets exchange markets. Ongoing and future regulatory actions may alter, perhaps to a materially adverse extent, the nature of digital assets markets and our digital assets operations. Additionally, U.S. state and federal and foreign regulators and legislatures have taken responsive action against digital assets businesses or enacted restrictive regimes in response to hacks, consumer harm, or criminal activity stemming from digital assets activity. There is also increasing attention being paid by U.S. federal, state, and local energy regulatory authorities as the total electricity consumption of cryptocurrency-mining grows and potentially alters the supply and dispatch functionality of the wholesale grid and retail distribution systems. Many state legislative bodies are also actively reviewing the impact of cryptocurrency-mining in their respective states.

Due to the relatively short history of Bitcoin and digital assets, and their emergence as a new asset class, government regulation of blockchain and digital assets is constantly evolving, with increased interest expressed by U.S. and international regulators.

Government regulation of blockchains and digital assets is under active consideration by the United States federal government via its agencies and regulatory bodies, as well as by similar entities in other countries and transnational organizations. State and local regulations also may impact our activities and other activities in which we may participate in the future. Other governmental regulatory bodies have shown an interest in regulating or investigating companies engaged in blockchain or digital asset businesses.

The effect of any regulatory change, either by the federal, state, local or foreign governments or any self-regulatory agencies on us is impossible to predict, but such change could be substantial and may have a material adverse effect on our business, financial condition, and results of operations. While we are unaware of significant adverse governmental or regulatory action adverse to Bitcoin mining in the United States, there is no guarantee that future regulation or adverse action will not take place and interpretation of existing regulations in a manner adverse to our business is possible.

In addition, various foreign jurisdictions either have adopted, or may adopt, laws, regulations or directives that affect digital assets, digital asset networks, and their users and participants. Such laws, regulations or directives may conflict with those of the United States, may negatively impact the acceptance of digital assets by users, merchants, and service providers outside of the United States, and may therefore impede the growth of digital assets. Several Eastern European and Asian countries have a more restrictive posture toward digital assets and, thereby, have reduced the rate of expansion of digital asset use, as well as mining, in each of those countries. Presently, we do not believe any U.S. federal or state regulatory body has taken any action or position adverse to Bitcoin, with respect to its production, sale, and use as a medium of exchange; however, future changes to existing regulations or entirely new regulations may affect our business in ways it is not presently possible for us to predict with any reasonable degree of reliability.

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We are unable to predict the effect that any future regulatory change, or any overlapping or unclear regulations, may have on us, but such change, overlap or lack of clarity could be substantial and make it difficult for us to operate our business or materially impact the market for digital assets that we mine or may mine in the future. FinCEN has issued guidance stating its position that it does not differentiate between fiat currency (which FinCEN calls “real currency”) and digital assets that are convertible into fiat currency or other forms of convertible virtual currencies (which FinCEN calls “virtual currency”) for purposes of determining whether a person or entity is engaging in “money transmission services”. Persons and entities engaging in virtual currency activities that amount to “money transmission services,” or otherwise cause them to be deemed a “money services business” under FinCEN’s regulations, must register with FinCEN as a money services business, implement an “effective” anti-money laundering program and comply with FinCEN’s reporting and recordkeeping requirements.

In May 2019, FinCEN issued guidance relating to how the Bank Secrecy Act (“BSA”) and its implementing regulations relating to money services businesses apply to certain businesses that transact in convertible virtual currencies. Although the guidance generally indicates that certain mining and mining pool operations will not be treated as money transmission services, the guidance also addresses when certain activities, including certain services offered in connection with operating mining pools such as hosting convertible virtual currency wallets on behalf of pool members or purchasers of computer mining power, may be subject to regulation. Although we believe that our activities under the Web3 Business and the Bitcoin Mining Services Business do not presently trigger FinCEN registration requirements under the BSA, if our activities cause us to be deemed a “money transmitter,” “money services business” or equivalent designation, under federal law, we may be required to cease certain of our operations. Ceasing such operating could have a material adverse effect on our financial position, results of operations and cash flows.

Backlog

We currently do not have a material backlog of orders through our Packaging Business. Backlog consists of orders for which purchase orders have been received and which are generally scheduled for shipment within six months or subject to capacity constraints, including lack of available product. We allow orders received that have not yet shipped to be cancelled; therefore, our backlog may not be indicative of future sales.

Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 the (“JOBS Act”). We will continue to be an emerging growth company until the earliest to occur of the following:

●	the last day of the fiscal year following the fifth anniversary of the Distribution;

●	the last day of the fiscal year with at least $1.07 billion in annual revenue;

●	the last day of the fiscal year in which we are deemed to be a large accelerated filer, which means that we have been public for at least 12 months, have filed at least one annual report, and the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last day of our then-most recently completed second fiscal quarter; or

●	the date on which we have issued more than $1 billion of non-convertible debt during the prior three-year period.

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Until we cease to be an emerging growth company, we plan to take advantage of reduced reporting requirements generally unavailable to other public companies. Those provisions allow us to do the following:

●	provide reduced disclosure regarding our executive compensation arrangements pursuant to the rules applicable to smaller reporting companies, which means we do not have to include a compensation discussion and analysis and certain other disclosures regarding our executive compensation;

●	not provide an auditor attestation of our internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”); and

●	not hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We have elected to adopt the reduced disclosure requirements described above for purposes of this information statement. In addition, for so long as we qualify as an emerging growth company, we expect to take advantage of certain of the reduced reporting and other requirements of the JOBS Act with respect to the periodic reports we will file with the SEC and proxy statements that we use to solicit proxies from our stockholders. As a result of these elections, the information that we provide in this information statement may be different than the information you may receive from other public companies in which you hold equity interests. In addition, it is possible that some investors will find our common stock less attractive as a result of these elections, which may result in a less active trading market for our common stock and higher volatility in our stock price.

In addition, the JOBS Act permits an emerging growth company to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected to take advantage of the extended transition period that allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

Independent Accountant

Ferguson Containers

Effective February 21, 2022, Marcum LLP (“Marcum”) was dismissed by Ferguson Containers as its independent registered public accounting firm. For Ferguson Containers’s fiscal years ended December 31, 2019 and 2020, Marcum’s reports on the balance sheets as of December 31, 2020 and 2019 and the statements of operations, changes in stockholders’ equity and cash flows for the years then ended of Ferguson Containers did not contain any adverse opinions or a disclaimers of opinion, and no report was qualified or modified as to uncertainty, audit scope, or accounting principles.

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For Ferguson Containers’s fiscal years ended December 31, 2019 and 2020, respectively, and the subsequent interim periods through September 30, 2021, there were no disagreements between Marcum and Ferguson Containers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to the subject matter of the disagreements in connection with its report of Ferguson Containers for such periods.

For Ferguson Containers’s fiscal years ended December 31, 2019 and 2020, respectively, and the subsequent interim periods through September 30, 2021, there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K, other than a material weakness in internal controls related to limited accounting personnel and segregation of duties to ensure that all material transactions and developments impacting its financial statements are reflected.

On January 27, 2022, Ferguson Containers engaged Morison Cogen.

Prior to engaging Morison Cogen, Ferguson Containers did not consult Morison Cogen regarding the application of accounting principles to a specified transaction, completed or proposed, the type of audit opinion that might be rendered on Ferguson Containers’s financial statements or a reportable event, nor did Ferguson Containers consult with Morison Cogen regarding any disagreements with Ferguson Containers’s prior auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreements, if not resolved to the satisfaction of the prior auditor, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

MANAGEMENT

Executive Officers Following the Separation

The following table sets forth information, as of the date of this information statement, regarding certain individuals who are expected to serve as our directors and executive officers following the Separation. We expect that those individuals noted below, who are current employees of BBIG, except for Brian McFadden who resigned from his positions with BBIG effective as of September 23, 2021, will transfer from their respective employment with BBIG to our Company and, immediately prior to the Separation, resign from any officer roles with BBIG.

The Company’s current and directors and executive officers as of May 6, 2022, are as follows:

Name	Age	Position
Brian McFadden	36	President and Chief Executive Officer, Director
Brett Vroman	41	Chief Financial Officer
Kevin O’Donnell	45	Chairman
Frank Jennings	49	Director
Louis Foreman	52	Director
Mary Ann Halford	56	Director

Brian McFadden. Mr. McFadden has served as a member of the Board since October 13, 2021. Mr. McFadden also serves as President and Chief Executive Officer of the Company. Mr. McFadden previously served as the Chief Strategy Officer for Vinco Ventures, Inc. A serial entrepreneur himself, Mr. McFadden is charged with identifying and targeting company acquisitions to ensure long term growth and scale. Mr. McFadden served as a Managing Member of MAC Capital Holdings, a marketing and consulting firm, from 2019 to 2020, and as President and Chief Executive Officer of Stealth Technologies Inc, a direct response distribution company, from 2012 to 2019. Mr. McFadden brings with him a wealth of knowledge in the media acquisitions, and consumer products markets. Mr. McFadden recently was involved in the acquisition and merger of a large social platform in the short form content space. A Hamilton College graduate, Mr. McFadden supports entrepreneurs in their early-stage growth efforts.

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Brett Vroman Mr. Vroman has served as Chief Financial Officer since October 13, 2021. Mr. Vroman served as Vinco Venture, Inc.’s Chief Financial Officer from June 2019 to November 22, 2021, and previously served as its Controller from May 2018 through May 2019. From October 2014 to May 2018, Mr. Vroman was Director of Financial Reporting at Avantor, Inc., a global manufacturer and distributor of high-quality products, services and solutions to customers and suppliers in the life science, advanced technology, and applied materials industries. From March 2011 to October 2014, Mr. Vroman was employed as an Assurance Senior Manager at BDO USA, LLP, a public accounting, tax, consulting. Mr. Vroman is a certified public accountant and holds a Bachelor of Science in Accounting from York College of Pennsylvania. Mr. Vroman bring to Tyde accounting and management experience.

Kevin O’Donnell. Mr. O’Donnell has the served as the Chairman of the Board since October 15, 2021. Mr. O’Donnell founded Poptop Partners, LLC, a boutique operating and investment firm specializing in small to mid-market companies with an emphasis on the retail sector in April 2011 and continues to serve as its Managing Partner. From May 2007 to June 2010, Mr. O’Donnell served as the Founder/President of KOR Capital, LLC, a private equity and consulting firm specializing in turn around management of mid-market companies. Mr. O’Donnell has been an early-stage investor in multiple industries including hospitality, beverage, cannabis, hemp and technology. Mr. O’Donnell has served or continues to serve on numerous private and public boards including but not limited to SRM Entertainment, Vinco Ventures, Inc., Lakeside Alternatives Hospital Foundation, and The University Club. Mr. O’Donnell will bring to TYDE close to 25 years of strategic corporate growth, financial structuring, leadership, and business development initiatives to emerging growth companies.

Frank Jennings. Mr. Jennings has served as a member of the Board since October 13, 2021. Since 2019, Mr. Jennings has served as the Chief Sales Officer at Castlight Health. From August 2014 to 2019, Mr. Jennings was employed as the Vice President of Sales, North America by Doctor on Demand, Inc., an innovative healthcare telemedicine provider. He currently serves as an advisor at Aptihealth and Covera Health and is on the Board of Directors for Vinco Ventures, Inc. Mr. Jennings is a co-founder of the CMK Foundation, a charitable organization which has been helping people in local communities since 2009. Mr. Jennings brings to TYDE 30 years of experience in business development and management of sales professionals in a variety of technology-adjacent industries.

Mary Ann Halford. Ms. Halford has served as a member of the Board since October 13, 2021. She is currently a Partner in the Telecommunications, Media, and Technology (“TMT”) strategy consultancy Altman Solon. Previously she was a Senior Advisor to OC&C Strategy Consultants from December 2017 to December 2020. From March 2012 to April 2017, Ms. Halford was both a Managing Director and then a Senior Managing Director in FTI Consulting’s TMT Group working both in NY and London. Ms. Halford built out the digital operations for ITN Networks from 2008 – 2009 and from 1997 through 2002, Ms. Halford built and developed the platform for the Fox International Channels Group. In addition, from 2007 through 2014, Ms. Halford served on the Board of Directors of Triton Digital. Ms. Halford received her Bachelor of Arts degree in Government and Economics from Georgetown University and her Master’s in Business Administration from Harvard University. Ms. Halford brings to TYDE over 30 years of experience as both an operator and consultant to the global media and entertainment industry.

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Louis Foreman. Louis Foreman has served as a member of the Board since October 15, 2021. Mr. Foreman is the founder and Chief Executive of Enventys, an integrated product design and engineering firm. Over the past 34 years Louis has created 10 successful start-ups and has been directly responsible for the creation of over 20 others. In 2013, Mr. Foreman was appointed by the SBA Administrator to serve on the National SBDC Advisory Board until the end of 2022. In 2008, Mr. Foreman was appointed by United States Secretary of Commerce Carlos M. Gutierrez to serve for a three-year term on the nine-person Patent Public Advisory Committee (PPAC) of the United States Patent and Trademark Office. In 2011, he was appointed by Secretary Gary Locke to serve an additional three-year term. In addition to being an inventor, Mr. Foreman was the creator of the Emmy® Award winning PBS TV show, Everyday Edisons, and served as the Executive Producer and lead judge. Mr. Foreman currently serves as Chairman of the Board of Directors of the James Dyson Foundation, the Intellectual Property Owners Association (IPO), New Dominion Bank, The Federal Reserve Bank Industry Roundtable, Beyond Campus Innovations, Vinco Ventures, Inc., and the Intellectual Property Owners Educational Foundation (IPOEF). Mr. Foreman has a Bachelor of Arts degree in Economics from the University of Illinois. Mr. Foreman brings to TYDE significant experience with start-ups and knowledge of intellectual property matters.

Corporate Governance

Director Nominations Process

Each year the Board is expected to nominate a slate of directors for election by stockholders at the annual meeting of stockholders based on the recommendations of the Nominating and Corporate Governance Committee. In identifying prospective director candidates, the Nominating and Corporate Governance Committee may seek referrals from other members of the Board, management, stockholders and other sources, including third-party recommendations.

Director and Executive Officer Qualifications

Under our Corporate Governance Guidelines, our Nominating and Corporate Governance Committee is responsible for reviewing with our Board, on an annual basis, the appropriate experience, skills and characteristics for the Board as a whole and its individual members. In evaluating the suitability of individuals for Board membership, our Nominating and Corporate Governance Committee, pursuant to our Corporate Governance Guidelines, takes into account many factors, including but not limited to: the individual’s qualification as independent, as well as consideration of diversity, skills, age, education and experience and the general needs of the Board. Our Nominating and Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of directors that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for re-election, our Nominating and Corporate Governance Committee considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

The Company’s officers and Board of Directors is composed of a diverse group of leaders in their respective fields. Many of these officers or directors have senior leadership experience at various companies. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development. Many of the Company’s officers and directors also have experience serving on boards of directors and/or board committees of other public companies and private companies and have an understanding of corporate governance practices and trends, which provides an understanding of different business processes, challenges, and strategies. Further, these officers and directors have other experience that makes them valuable, such as managing and investing assets or facilitating the consummation of business investments and combinations.

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The Company, along with its officers and directors, believe that the above-mentioned attributes, along with the leadership skills and other experiences of the Company’s directors and executive officers described above, provide the Company with a diverse range of perspectives and judgment necessary to facilitate the Company’s goals of stockholder value appreciation through organic and acquisition growth.

Board Structure, Number and Terms of Office of Officers and Directors

Our Board of Directors consists of five Directors. In accordance with our Certificate of Incorporation, the minimum number of directors we may have is five and maximum number of Directors is eleven. The number of Directors may be increased or decreased by our Board of Directors from time to time. In accordance with our Bylaws and Delaware law, our Board of Directors will oversee the management of the business and affairs of the Company. Our Directors will be elected by our stockholders at our annual stockholders meeting for three-year terms and to serve until their successors are duly elected and qualified or until their earlier death, resignation, or removal. Stockholders will not be entitled to cumulative voting in the election of our directors. Our Board of Directors will be classified, meaning the directors will be divided into three classes each consisting of as close to 1/3 of the total Directors as possible. At each annual meeting of the stockholders, one class of Directors will be up for election. Directors will serve three-year terms. No determination has been made regarding the directors to be in the individual classes. This classification of the Board of Directors may delay or prevent a change in control of our company or our management.

Director Independence

Nasdaq listing standards require that a majority of the Company’s Board of Directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship that, in the opinion of the Company’s Board of Directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. The Board intends to affirmatively determine that Frank Jennings, Louis Foreman, and Mary Ann Halford qualify as independent directors in accordance with the Nasdaq listing rules.

Board Leadership Structure

Our Board of Directors is not expected to have a formal policy regarding the combination of the roles of Chairman of the Board and Chief Executive Officer because the Board of Directors believes that it is in the best interests of the Company to have the flexibility to determine, from time to time, whether the positions should be held by the same person or by separate persons. The Board of Directors believes that it is currently in the best interest of our stockholders that the role of Chairman be held by Kevin O’Donnell, upon his anticipated appointment to the Board of Directors.

The Board of Directors may reconsider this leadership structure from time to time based on the leadership needs of our Board of Directors and the Company at any particular time. The Nominating and Corporate Governance Committee is expected to evaluate on an ongoing basis whether the Board’s leadership structure is appropriate to effectively address the evolving needs of the Company’s business and the long-term interests of our stockholders. The committee is expected to then makes recommendations to the Board of Directors concerning the Board of Directors’ leadership structure, including whether the roles of Chairman and Chief Executive Officer should be separated or combined.

Lead Independent Director

Under our Corporate Governance Guidelines, if the Chairman of the Board of Directors is not an independent director, as determined by the Nominating and Governance Committee and the Board, the independent directors will annually appoint one independent director to be the Lead Independent Director in accordance with the Director Nominating Agreement. Given that our Chairman will not be an independent director, our independent directors have appointed Frank Jennings as our Lead Independent Director. The Lead Independent Director’s responsibilities are to: (i) preside over executive sessions of the independent directors and at all meetings at which the Chairman of the Board of Directors is not present; (ii) call meetings of the independent directors as he or she deems necessary; (iii) serve as a liaison between the Chairman of the Board of Directors and the independent directors; (iv) propose agendas and schedules for Board meetings in consultation with the Chairman of the Board of Directors; and (v) be available for consultation and communication if requested by stockholders.

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Board’s Role in Risk Oversight

Our management is responsible for identifying risks facing our Company, including strategic, financial, operational, and regulatory risks, implementing risk management policies and procedures and managing our day-to-day risk exposure. The Board is expected to have overall responsibility for risk oversight, including, as part of regular Board of Directors and committee meetings, general oversight of executives’ management of risks relevant to the Company. While the full Board of Directors has overall responsibility for risk oversight and is currently overseeing the Company’s business continuity risks, it is expected to be supported in this function by its Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee once the committees have been formed. The committees are expected to be formed prior to the Distribution, and each of the committees is expected to regularly reports to the Board of Directors.

The Audit Committee will review and discuss with management and the Company’s auditors, as appropriate, the risks faced by the Company and the policies, guidelines, and process by which management assesses and manages the Company’s risks, including the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

The Compensation Committee will review the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, to review and discuss at least annually the relationship between risk management policies and practices and compensation, and to evaluate compensation policies and practices that could mitigate any such risk.

The Nominating and Corporate Governance Committee will be responsible for developing and recommending to the Board of Directors for approval an officer succession plan (the “Succession Plan”), reviewing the Succession Plan periodically with the Chief Executive Officer, evaluating potential candidates for executive positions and recommending to the Board of Directors any changes to and any candidates for succession under the Succession Plan.

In addition, the Board of Directors will be presented with information at its regularly scheduled and special meetings regarding risks facing our Company, and management will provide more frequent, informal communications to the Board of Directors between regularly scheduled meetings which will be designed to give the Board of Directors regular updates about our business. The Board of Directors will consider this information and will provide feedback, will make recommendations, and, as appropriate, will authorize or direct management to address particular exposures to risk.

Committees of the Board of Directors

Our Board of Directors has three standing committees: Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Frank Jennings, Mary Ann Halford and Louis Foreman, have been appointed to serve on the Company’s Audit Committee, with Louis Foreman serving as the chair and qualifying as an audit committee financial expert, as such term is defined in Item 407(d)(5) of Regulation S-K. Frank Jennings, Mary Ann Halford, Louis Foreman have been appointed to serve on the Company’s Compensation Committee, with Frank Jennings serving as the chair. Frank Jennings, Mary Ann Halford, Louis Foreman have been appointed to serve on the Company’s Nominating and Corporate Governance Committee, with Frank Jennings serving as the chair. Each of the committee charters will be available on the Company’s website at www.cryptyde.com prior to the Distribution.

Audit Committee

The Audit Committee’s duties, which are specified in its charter include, but are not limited to:

●	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the Board of Directors whether the audited financial statements should be included in our annual reports;

●	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

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●	discussing with management major risk assessment and risk management policies;

●	monitoring the independence of the independent auditor;

●	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

●	reviewing and approving all related-party transactions;

●	inquiring and discussing with management our compliance with applicable laws and regulations;

●	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

●	appointing or replacing the independent auditor;

●	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s duties, which are specified in its charter, include, but are not limited to:

●	identifying, evaluating, and selecting, or recommending that the Board of Directors approve, nominees for election to the Board of Directors;

●	evaluating the performance of the Board of Directors and of individual directors;

●	reviewing developments in corporate governance practices;

●	evaluating the adequacy of corporate governance practices and reporting;

●	reviewing management succession plans; and

●	developing and making recommendations to the Board of Directors regarding corporate governance guidelines and matters.

Compensation Committee

The Compensation Committee has overall responsibility for determining and approving the compensation of the Company’s Chief Executive Officer and reviewing and approving the annual base salaries and annual incentive opportunities of the Company’s executive officers. The Company may utilize the services of independent consultants to perform analyses and to make recommendations relative to executive compensation matters. These analyses and recommendations will be conveyed to the Compensation Committee, and the Compensation Committee takes such information into consideration in making its compensation decisions.

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Compensation Committee Interlocks and Insider Participation

Mr. Jennings, Ms. Halford and Mr. Foreman comprise our Compensation Committee. None of these individuals will have any material contractual or other relationships with our company except as directors. None of our executive officers served on the compensation committee or Board of Directors of any entity whose executive officers will serve as a member of our Board of Directors or our Compensation Committee at the Distribution.

Executive Sessions

Independent directors are expected to regularly meet in executive session at Board of Directors meetings without any members of management being present. The Lead Independent Director will preside over the executive sessions, and may, as applicable, call executive sessions as appropriate.

Board and Board Committee Meetings and Attendance

Our Corporate Governance Guidelines provide that directors are expected to prepare themselves for and attend all Board of Directors meetings, the annual meeting of stockholders and the meetings of the Board of Directors’ standing committees on which they serve.

Anti-Hedging Policy

Our Board of Directors adopted an Insider Trading Policy, which prohibits, among other things, our directors, officers, and employees from engaging in any hedging or monetization transactions with respect to the Company’s securities. In addition, our Insider Trading Policy prohibits our directors, officers, and employees from engaging in certain short-term or speculative transactions in the Company’s securities, such as short-term trading, short sales, and publicly traded options, which could create heightened legal risk and/or the appearance of improper or inappropriate conduct by our directors, officers, and employees.

Corporate Code of Conduct and Ethics and Whistleblower Policy

The Board of Directors adopted a Corporate Code of Conduct and Ethics and Whistleblower Policy that applies to all of the Company’s directors, officers, and employees. The Corporate Code of Conduct and Ethics and Whistleblower Policy covers areas such as conflicts of interest, insider trading and compliance with laws and regulations. The Code of Conduct and Ethics will be available on our website at www.cryptyde.com prior to the Distribution. We intend to post any amendments to or waivers from our Code of Conduct and Ethics and Whistleblower Policy at this location on our website.

Stockholder Communications

Stockholders who wish to communicate with the Board may do so by writing the Company’s Office of the Secretary by mail at 200 9th Avenue, Suite 220, Safety Harbor, Florida 34695, Attention: Office of the Secretary or by email at investors@cryptyde.com. All communications that relate to matters within the scope of the responsibilities of the Board and its standing committees will be forwarded to the Chairman of the Board of Directors. Communications that relate to ordinary business matters that are not within the scope of the responsibilities of the Board of Directors are to be sent to the appropriate executive officer or employee.

Our “whistleblower” policy prohibits our Company or any of our employees from retaliating or taking any adverse action against anyone for raising a concern. If a stockholder or an employee nonetheless prefers to raise his or her concern in a confidential or anonymous manner, he or she may call our external service provider, toll-free at 866-980-2818.

Certain Legal Proceedings

To the knowledge of the Company’s management, there is no litigation currently pending or contemplated against any of its officers or directors in their capacity as such.

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Board Diversity

It is anticipated that we will seek diversity in experience, viewpoint, education, skill, and other individual qualities and attributes to be represented on our Board of Directors. We believe directors should have various qualifications, including individual character and integrity; business experience; leadership ability; strategic planning skills, ability, and experience; requisite knowledge of our industry and finance, accounting, and legal matters; communications and interpersonal skills; and the ability and willingness to devote time to our company. We also believe the skill sets, backgrounds, and qualifications of our anticipated directors, taken as a whole, should provide a significant mix of diversity in personal and professional experience, background, viewpoints, perspectives, knowledge, and abilities. Nominees will not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability, or any other basis proscribed by law. It is anticipated that the assessment of prospective directors will be made in the context of the perceived needs of our Board of Directors from time to time.

We expect that all of our directors will be individuals of high character and integrity, able to work well with others, and committed to devote sufficient time to the business and affairs of our company. In addition to these attributes, the description of each anticipated director’s background set forth above indicates the specific qualifications, skills, perspectives, and experience necessary to conclude that each individual should serve as a director of our company.

Board Leadership Structure

We believe that effective board leadership structure can depend on the experience, skills, and personal interaction between persons in leadership roles as well as the anticipated needs of our company at any point in time. Our anticipated Corporate Governance Guidelines will support flexibility in the structure of our Board of Directors by not requiring the separation of the roles of Chief Executive Officer and Chairperson of the Board.

Our Board of Directors is not expected to have a formal policy regarding the combination of the roles of Chairman of the Board and Chief Executive Officer. It is anticipated that our Chief Executive Officer will be responsible for setting our strategic direction and day-to-day leadership and performance of our company. Our Bylaws will provide that the Chairperson of our Board of Directors will, when present, preside over all meetings of our stockholders, unless another person is so designated by the Board of Directors, and Board of Directors. We anticipate that the Chairperson of the Board will provide input to the Chief Executive Officer and set the agenda for board meetings of our Board of Directors.

Clawback Policy

We maintain a compensation recovery, or clawback, policy. In the event we are required to prepare an accounting restatement of our financial results as a result of a material noncompliance by us with any financial reporting requirement under the federal securities laws caused by misconduct of any officer of the Company or its subsidiaries, we will have the right to use reasonable efforts to recover from any then-current or then-former executive officers whose misconduct was a material factor in causing the misstatement and who have received incentive compensation (whether cash or equity) from us during the three-year period preceding the date on which we will have been required to prepare the accounting restatement, any excess incentive compensation awarded as a result of the misstatement. It is anticipated that this policy will be administered by the Board of Directors or a board committee of our Board of Directors. Once final rules are adopted by the SEC regarding clawback requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, it is anticipated that we will review this policy and make any amendments necessary to comply with the new rules.

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EXECUTIVE AND DIRECTOR COMPENSATION

We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As such, we provide in this information statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Exchange Act.

This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below.

Summary Compensation Table.

The following table presents summary information regarding the total compensation incurred by Vinco Ventures, Inc. for the years ended December 31, 2021 and 2020, for the named executive officers of the Company.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Brian McFadden	2021	207,245	-	2,139,328	-	480,000	2,826,573
Chief Operating Officer	2020	-	-	-	-	-	-

Brett Vroman	2021	246,247	-	1,819,173	-	480,000	2,545,420
Chief Financial Officer	2020	176,924	-	-	-	-	176,924

Overview

The Company expects to provide total compensation packages that are competitive, tailored to the unique characteristics and needs of the Company within its industry, and adequately reward its executives for their roles in creating value for our stockholders. The Company expects that it will be competitive in its executive compensation with other similarly situated companies in its industry. The compensation decisions regarding the Company’s executives are expected to be based on its need to attract individuals with the skills necessary to achieve its business plan, to reward those individuals fairly over time and to retain those individuals who continue to perform at or above the Company’s expectations.

The Company’s executive compensation program is expected to consist of three primary components: salary, incentive bonus and stock-based awards issued under an equity incentive plan. The Company determines the appropriate level for each compensation component based in part, but not exclusively, on its view of internal equity and consistency, individual performance, the Company’s performance, and other information deemed relevant and timely.

Employment Agreements

Brian McFadden Employment Agreement

On March 8, 2022, TYDE entered into an employment agreement with Brian McFadden (the “McFadden Employment Agreement”). Pursuant to the McFadden Employment Agreement, Mr. McFadden will serve as Chief Executive Officer of the Company and receive a base salary of $250,000 cash per year and 150,000 shares of TYDE common stock. Mr. McFadden will also receive a cash bonus of up to 150% of his base salary based on the satisfaction of performance targets to be set by mutual agreement between the Board of Directors and Mr. McFadden. Mr. McFadden may receive an equity bonus upon certain milestones relating to acquisitions, market capitalization, and cash flow. Mr. McFadden will be eligible to participate in all health, medical, dental and life insurance policies offered to employees of TYDE, and TYDE will pay all applicable premiums. TYDE will reimburse Mr. McFadden up to $10,000 per year as a car allowance, and reimburse Mr. McFadden for all reasonable out-of-pocket expenses incurred by him in the conduct of TYDE’s business. The McFadden Employment Agreement provides Mr. McFadden with four (4) weeks of paid vacation and five (5) days of paid personal time. The initial term of the McFadden Employment Agreement is from January 1, 2022 (retroactive) through January 31, 2024, and will automatically renew for one-year terms unless either party provides notice of intent to terminate the McFadden Employment Agreement to the other party not more than 270 days and not less than 180 days before the end of the then-existing term of employment. In the event TYDE terminates Mr. McFadden’s employment without cause (as defined in the McFadden Employment Agreement) or Mr. McFadden terminates his employment as a result of a constructive termination (as defined in the McFadden Employment Agreement), TYDE shall pay Mr. McFadden severance in the amount of two times his then-existing base salary and previous year’s bonus, cause the vesting of all TYDE common stock held by Mr. McFadden and cause him to retain all benefits he received under the McFadden Employment agreement for the remainder of the term of the applicable benefit plan and as permitted by the benefit plan.

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A complete copy of the McFadden Employment Agreement is included as Exhibit 10.5 to TYDE’s registration statement on Form 10, which this information statement forms a part.

Brett Vroman Employment Agreement

On March 8, 2022, TYDE entered into an employment agreement with Brett Vroman (the “Vroman Employment Agreement”). Pursuant to the Vroman Employment Agreement, Mr. Vroman will serve as Chief Financial Officer of the Company and receive a base salary of $250,000 cash per year and 135,000 shares of TYDE common stock. Mr. Vroman will also receive a cash bonus of up to 150% of his base salary based on the satisfaction of performance targets to be set by mutual agreement between the Board of Directors and Mr. Vroman. Mr. Vroman may receive an equity bonus upon certain milestones relating to acquisitions, market capitalization, and cash flow. Mr. Vroman will be eligible to participate in all health, medical, dental and life insurance policies offered to employees of TYDE, and TYDE will pay all applicable premiums. TYDE will reimburse Mr. Vroman up to $10,000 per year as a car allowance, and reimburse Mr. Vroman for all reasonable out-of-pocket expenses incurred by him in the conduct of TYDE’s business. The Vroman Employment Agreement provides Mr. Vroman with four (4) weeks of paid vacation and five (5) days of paid personal time. The initial term of the Vroman Employment Agreement is from January 1, 2022 (retroactive) through January 31, 2024, and will automatically renew for one-year terms unless either party provides notice of intent to terminate the Vroman Employment Agreement to the other party not more than 270 days and not less than 180 days before the end of the then-existing term of employment. In the event TYDE terminates Mr. Vroman’s employment without cause (as defined in the Vroman Employment Agreement) or Mr. Vroman terminates his employment as a result of a constructive termination (as defined in the Vroman Employment Agreement), TYDE shall pay Mr. Vroman severance in the amount of two times his then-existing base salary and previous year’s bonus, cause the vesting of all TYDE common stock held by Mr. Vroman and cause him to retain all benefits he received under the Vroman Employment agreement for the remainder of the term of the applicable benefit plan and as permitted by the benefit plan.

A complete copy of the Vroman Employment Agreement is included as exhibit 10.6 to TYDE’s registration statement on Form 10, which this information statement forms a part.

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Retirement Benefits

The Company expects to maintain a tax-qualified defined contribution plan that meets the requirements of Section 401(k) of the Internal Revenue Code (the “Code”), commonly called a 401(k) plan, for substantially all of its employees. The 401(k) plan will be made available on the same basis to all employees, including the named executive officers. Each participant in the 401(k) plan will be able to elect to defer from 0% to 100% of compensation, subject to limitations under the Code and Employee Retirement Income Security Act.

Director Compensation

The Company’s Board of Directors’ compensation program is expected to be designed to provide competitive compensation necessary to attract and retain high quality non-employee directors and to encourage ownership of Company stock to further align their interests with those of our stockholders.

The director annual compensation program is expected to provide the following compensation for independent, non-employee directors following the Business Combination:

●	A quarterly retainer (the “Quarterly Retainer”) of $10,000, and 10,000 shares of TYDE common stock, a supplemental $10,000 annual retainer for each of the Audit Committee Chair, the Compensation Committee Chair, and the Nominating and Governance Committee Chair;

●	Meeting attendance fees (the “Meeting Attendance Fees”) of $1,000 per in-person meeting attended; and

●	Additional compensation for ad hoc services on a case-by-case basis.

The 2022 Annual Retainer and Meeting Attendance Fees are expected to be paid in equal installments in arrears as soon as practicable after the last business day of each calendar quarter.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Procedures for Approval of Related Person Transactions

The Company’s Board of Directors has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “Related Party Transaction” is a transaction, arrangement, or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related party had, has or will have a direct or indirect material interest. A “Related Party” means:

●	any person who is, or at any time during the applicable period was, one of the Company’s executive officers or a member of or nominee for the Board of Directors;

●	any person (including any entity or group) who is known by the Company to be the beneficial owner of more than five percent (5%) of our voting stock;

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●	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer, or a beneficial owner of more than five percent (5%) of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer, or beneficial owner of more than five percent (5%) of our voting stock;

●	any of the foregoing persons that qualify as such at any time during the fiscal year in which a transaction that would otherwise be subject to this the policy occurs, even if such person has ceased to have such status during such fiscal year; and

●	any firm, corporation, or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a ten percent (10%) or greater beneficial ownership interest.

In addition, we will have in place policies and procedures designed to minimize potential conflicts of interest arising from any dealings the Company may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to the Audit Committee charter, the Audit Committee will have the responsibility to review related party transactions.

The Separation from BBIG

In connection with the Separation, we will enter into a Separation and Distribution Agreement and several other agreements with BBIG to effect the Separation and provide a framework for our relationship with BBIG after the Separation. These agreements will provide for the allocation between us and our subsidiaries, on the one hand, and BBIG and its subsidiaries on the other hand, of the assets, liabilities, legal entities, and obligations associated with the Spin-off Businesses, on the one hand, and BBIG’s other current businesses, on the other hand, and will govern the relationship between our company and our subsidiaries, on the one hand, and BBIG and its subsidiaries, on the other hand, subsequent to the Separation (including with respect to transition services, employee matters, intellectual property matters, tax matters, and certain other commercial relationships). See “The Separation—Agreements with BBIG” for more information regarding these agreements.

Other Related Party Transactions

We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify and advance litigation expenses incurred by such individuals by reason of (i) their status as directors and/or officers of TYDE, (ii) acts or omissions made in good faith, (iii) their service in any capacity with respect to an employee benefit plan of our company or one or more of our majority owned subsidiaries, or (iii) their service as directors, officers, managers, general partners, trustees, employees, or agents of another entity (including a majority owned subsidiary of our company) at our request while directors and/or officers of our company to the fullest extent permitted by applicable law. See “Limitations on Personal Liability of Directors, Indemnification and Advancement Rights of Directors and Officers, and Director and Officer Insurance” for more detail on the extent to which Delaware law permits the indemnification of Directors and Officers under the indemnification agreement.

Pursuant to the indemnification agreements, the Company will advance all reasonable expenses to be incurred by the indemnitee related to a proceeding for which the indemnitee is entitled to indemnification. The indemnitee shall repay to the TYDE any expenses advance to the indemnitee if it is ultimately be determined that indemnitee is not entitled to be indemnified against such expenses.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the date of this information statement, all of the outstanding shares of our common stock are owned by BBIG. After the Separation, BBIG will not directly or indirectly own any of our common stock. The following table sets forth certain information regarding the expected beneficial ownership of our common stock immediately following the consummation of the Distribution by (1) each named executive officer and director of our company, (2) all directors and executive officers of our company as a group, and (3) each person known by us to own more than 5% of BBIG common stock, which persons would be expected to own more than 5% of our common stock immediately following the consummation of the Distribution. We based the share amounts on each person’s beneficial ownership of BBIG common stock as of the close of business on May 6, 2022 and applying the distribution ratio of one (1) share of our common stock for every ten (10) shares of BBIG common stock held as of the close of business on the Record Date and the issuance of 1,500,000 shares of our common stock pursuant to the Equity SPA, unless we indicate some other date or basis for the share amounts in the applicable footnotes. Immediately following the consummation of the Distribution, we expect that approximately 20,305,259 shares of our common stock will be issued and outstanding, based on the number of shares of BBIG common stock expected to be outstanding as of the Record Date and the shares of our common stock due under Equity SPA. The actual number of outstanding shares of BBIG common stock immediately following the consummation of the Distribution will be determined on the Record Date.

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The following table sets forth information regarding the beneficial ownership of the common stock as of May 6, 2022 based on current BBIG ownership:

●	each person known by the Company to be an expected beneficial owner of more than 5% of the common stock of the Company;

●	each of the Company’s officers and directors; and

●	all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the Commission, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. The information below is based upon information provided by BBIG and TYDE.

The beneficial ownership percentages set forth in the table below are based on approximately 20,305,259 shares of common stock anticipated to be issued and outstanding upon the Distribution.

Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Beneficial Ownership
Name and Address of Beneficial Owner(1)	Number of Shares	Percentage
5% Stockholders
Hudson Bay Master Fund, Ltd. (2)	3,409,018	9.99%
Current Executive Officers and Directors
Brian McFadden	81,686	*
Brett Vroman	141,962	*
Kevin O’Donnell	70,316	*
Frank Jennings	40,750
Louis Foreman	73,286	*
Mary Ann Halford	33,250	*
Total Executive Officers and Directors	441,250	2.2%

(1)	Includes 18,805,259 shares of common stock issuable upon the Distribution based upon 188,052,593 shares of BBIG outstanding as of May 6, 2022, and 1,500,000 shares issuable under the Equity SPA.

(2)

Includes (1) 1,200,000 shares of common stock issuable upon exercise of the September 2021 Hudson Bay warrants; and (2) 2,209,018 shares of common stock issuable upon exercise of the November 2021 Hudson Bay warrants. Does not include (1) 190,982 shares of common stock issuable upon exercise of the November 2021 Hudson Bay warrants, (2) 5,052,383 shares of common stock issuable upon exercise of the December 2021 warrants (3) 3,333,333 share of common stock issuable conversion of the Note, and (4) 3,333,333 shares of common stock issuable upon exercise of the Note SPA Warrants. Pursuant to the terms of the aforementioned warrants, Hudson Bay Master Fund Ltd. may not convert such note or exercise such warrants to the extent (but only to the extent) such selling stockholder or any of its affiliates would beneficially own upon such conversion or exercise a number of shares of our common stock which would exceed 9.99% of the outstanding shares of common stock of the Company. The number of shares and percentage reflect this limitation. as of May 6, 2022.

*	Less than 1%.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION

The following is a discussion of the material U.S. federal income tax consequences of the Distribution to BBIG and U.S. Holders (as defined herein) of BBIG common stock. This discussion is based on the Code, the Treasury Regulations promulgated thereunder, and judicial and administrative interpretations thereof, all as in effect as of the date of this information statement and all of which may change, possibly with retroactive effect. This discussion assumes that the Separation will be consummated in accordance with the Separation and Distribution Agreement and as described in this information statement.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of BBIG common stock that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state therein, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust if it: (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to the control all substantial decisions; or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

This discussion addresses only the consequences of the Distribution to U.S. Holders that hold BBIG common stock as a capital asset. It does not address all aspects of U.S. federal income taxation that may be relevant to a U.S. Holder in light of that stockholder’s particular circumstances or to a U.S. Holder subject to special treatment under the Code, such as:

●	a financial institution, underwriter, real estate investment trust, regulated investment company, or insurance company;

●	a tax-exempt organization;

●	a dealer or broker in securities or currencies;

●	a stockholder that holds BBIG common stock as part of a hedge, appreciated financial position, straddle, conversion, or other risk reduction transaction for U.S. federal income tax purposes;

●	former citizens or former long-term residents of the United States;

●	a stockholder that owns, or is deemed to own, at least 10%, by voting power or value, of BBIG’s equity;

●	a stockholder that is subject to the alternative minimum tax;

●	a stockholder that holds BBIG common stock through a partnership or other pass-through entity;

●	a stockholder that is required to accelerate the recognition of any item of gross income with respect to BBIG common stock as a result of such income being recognized on an applicable financial statement;

●	a stockholder that holds BBIG common stock in a tax-deferred account, such as an individual retirement account; or

●	a stockholder that acquired BBIG common stock pursuant to the exercise of employee stock options or otherwise as compensation.

If a partnership, or any entity treated as a partnership for U.S. federal income tax purposes, holds BBIG common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Such a partner or partnership should consult its tax adviser.

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This discussion of material U.S. federal income tax consequences is not a complete analysis or description of all potential U.S. federal income tax consequences of the Distribution. In addition, it does not address any estate, gift, or other non-income tax consequences or any non-U.S., state, or local tax consequences of the Distribution. Accordingly, holders of BBIG common stock should consult their tax advisers to determine the particular U.S. federal, state, or local or non-U.S. income or other tax consequences of the Distribution.

The Distribution

It is intended, and the following discussion assumes, that the Transfer and the Distribution should qualify as a tax-free transaction under Section 368(a)(1)(D) and Section 355 of the Code. Seward & Kissel LLP, tax counsel to BBIG, will deliver an opinion to the effect that such transactions should qualify for this intended tax treatment. The opinion will rely on certain representations, assumptions, and undertakings, including those relating to the past and future conduct of our business, and the opinion would not be valid if such representations, assumptions, and undertakings were incorrect. Despite the opinion, the Internal Revenue Service, or the IRS, could determine that the Transfer or the Distribution should be treated as a taxable transaction for U.S. federal income tax purposes if it determines that any of the representations, assumptions, or undertakings that were relied upon for the opinion are false or have been violated, if it disagrees with the conclusions in the opinion, or for other reasons, including as a result of significant changes in the stock ownership of BBIG or us after the Distribution Date.

Assuming that the Transfer and the Distribution qualify as a tax-free transaction under Section 368(a)(1)(D) and Section 355 of the Code, for U.S. federal income tax purposes:

●	the Distribution will not result in the recognition of gain or loss to BBIG;

●	no gain or loss will be recognized by, and no amount will be included in the income of, U.S. Holders of BBIG common stock solely as a result of the receipt of our common stock in connection with the Distribution;

●	the aggregate tax basis of the shares of BBIG common stock and our common stock in the hands of each U.S. Holder of BBIG common stock immediately following the consummation of the Distribution (including any fractional shares deemed received, as discussed herein) will be the same as the aggregate tax basis such U.S. Holder has in the shares of BBIG common stock held immediately before the consummation of the Distribution, allocated between such BBIG common stock and our common stock (including any fractional shares deemed received) in proportion to their relative fair market values immediately following the consummation of the Distribution;

●	the holding period of any shares of our common stock received by a U.S. Holder of BBIG common stock in the Distribution (including any fractional shares deemed received) will include the holding period of the shares of BBIG common stock; and

●	a U.S. Holder of BBIG common stock that receives cash in lieu of a fractional share of our common stock will recognize capital gain or loss, measured by the difference between the cash received for such fractional share and the U.S. Holder’s tax basis in that fractional share, determined as described above, and such gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in the BBIG common stock is more than one year as of the closing date of the Distribution Date.

U.S. Holders of BBIG common stock that have acquired different blocks of BBIG common stock at different times or at different prices should consult their tax advisors regarding the allocation of their aggregate adjusted basis among, and their holding period of, our common stock distributed with respect to blocks of BBIG common stock.

If it is ultimately determined that the Transfer and the Distribution does not qualify as tax-free under Section 368(a)(1)(D) and Section 355 of the Code, then BBIG would recognize corporate level taxable gain on the Distribution in an amount equal to the excess, if any, of the fair market value of our common stock distributed to holders of BBIG common stock on the Distribution Date over BBIG’s tax basis in such stock. In addition, in such circumstances, each holder of BBIG common stock that receives shares of our common stock in connection with the Distribution would be treated as receiving a distribution in an amount equal to the fair market value of our common stock received, which generally would be taxed as a dividend to the extent of such holder’s ratable share of BBIG’s earnings and profits, including BBIG’s taxable gain, if any, on the Distribution, then treated as a non-taxable return of capital to the extent of the holder’s basis in BBIG common stock and thereafter treated as capital gain from the sale or exchange of BBIG common stock.

Even if the Transfer and the Distribution were otherwise to qualify as a tax-free transaction under Sections 368(a)(1)(D) and 355 of the Code, the Distribution may result in corporate level taxable gain to BBIG under Section 355(e) of the Code if either we or BBIG undergoes a 50% or greater ownership change as part of a plan or series of related transactions that includes the Distribution, potentially including transactions occurring after the Distribution. The process for determining whether one or more acquisitions or issuances triggering Section 355(e) has occurred, the extent to which any such acquisitions or issuances results in a change of ownership and the cumulative effect of any such acquisitions or issuances together with any prior acquisitions or issuances is complex, inherently factual and subject to interpretation of the facts and circumstances of a particular case. If Section 355(e) applies as a result of such an acquisition or issuance, BBIG would recognize taxable gain as described above, but the Distribution would be tax-free to you (except for tax on any cash received in lieu of fractional shares).

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Information Reporting and Backup Withholding

Applicable Treasury Regulations generally require holders who own at least 5% of the total outstanding stock of BBIG (by vote or value) and who receive our common stock pursuant to the Distribution to attach to their U.S. federal income tax return for the year in which the Distribution occurs a detailed statement setting forth certain information relating to the tax-free nature of the Distribution. BBIG and/or we will provide the appropriate information to each holder upon request, and each such holder is required to retain permanent records of this information.

In addition, payments of cash to a U.S. Holder of BBIG common stock in lieu of fractional shares of our common stock in connection with the Distribution may be subject to information reporting, unless the U.S. Holder provides the withholding agent with proof of an applicable exemption. Such payments that are subject to information reporting may also be subject to backup withholding, unless such U.S. Holder provides the withholding agent with a correct taxpayer identification number and otherwise complies with the requirements of the backup withholding rules. Backup withholding does not constitute additional tax, but merely an advance payment, which may be refunded or credited against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely supplied to the IRS.

DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities and is qualified by reference to our Certificate of Incorporation, our Bylaws and the warrant-related documents described herein, which are exhibits to the registration statement of which this information statement is a part. We urge to you read each of the Certificate of Incorporation, the Bylaws and the warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities.

General

Immediately following the Distribution, TYDE’s authorized capital stock will consist of 250,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

Voting Rights. Holders of common stock will exclusively possess all voting power and each share of common stock will have one vote on all matters submitted to our stockholders for a vote. Holders of common stock do not have any cumulative voting rights.

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Dividend Rights. Holders of common stock will be entitled to receive dividends or other distributions, if any, as may be declared from time to time by our Board of Directors in its discretion out of funds legally available therefor and share equally on a per share basis in all such dividends and other distributions.

Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, holders of common stock will be entitled to receive their ratable and proportionate share of our remaining assets.

Other Rights. Holders of common stock will have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our common stock.

Preferred Stock

Our Board of Directors is expressly granted authority to issue shares of preferred stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by our Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the DGCL. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the preferred stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

We currently have no shares of preferred stock outstanding.

Holders

Immediately following the Distribution, TYDE expects that approximately 20,305,259 million shares of its common stock will be issued and outstanding based upon approximately 188,052,593 million shares of BBIG common stock outstanding as of May 6, 2022 and the shares of our common stock to be issued under the Equity Private Placement. All outstanding shares of TYDE common stock, when issued, will be fully paid and non-assessable.

Immediately following the Distribution, TYDE expects no shares of its preferred stock will be issued and outstanding.

Immediately following the Distribution, TYDE expects that 8,191,659 warrants to purchase common shares of TYDE will be issued and outstanding.

Special Meeting of Stockholders

Our Bylaws, provide that special meetings of our stockholders may be called only by a majority vote of our Board of Directors the chairperson of the Board of Directors, the Chief Executive Officer or the President.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Bylaws provide that stockholders seeking to bring business before a special meeting of stockholders must provide timely notice of their intent in writing. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but Unissued Shares

Our authorized but unissued common stock and preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Warrants

The Company entered into a certain Amendment Agreement (the “Amendment Agreement”) on November 11, 2021 by and among the Company, BBIG and an accredited investor (the “Investor”) holding warrants to purchase BBIG common stock (the “BBIG Warrants”). The BBIG Warrants provide that, upon a dividend or distribution, the Investor will be entitled to participate to the same extent that the Investor would have participated therein if the Investor had held the number of shares of BBIG acquirable upon complete exercise of the BBIG Warrants (the “Standard Warrant Distribution”), and, in addition, the Investor will receive an additional distribution, as though the Investor held shares of BBIG in upon the occurrence of a spin-off (the “Spin-Off Warrant Distribution”). Under the Amendment Agreement, the Investor agreed to waive the Standard Warrant Distribution and the Spin-Off Warrant Distribution, and in its place receive a warrant (the “TYDE Warrant”) to purchase such number of shares of TYDE common stock equal to (i) such number of shares of TYDE common stock the Investor would have been entitled to receive in the Spin-off Distribution equal to 100% of the shares underlying all BBIG Warrants held by the Investor, other than the BBIG Warrants issued to the Investor on July 22, 2021, and (ii) such number of shares of TYDE common stock the Investor would have been entitled to receive in the Spin-off Distribution equal to 200% of the shares underlying all BBIG Warrants held by the Investor that were issued to the Investor on July 22, 2021.

The exercise price applicable to the TYDE Warrant is $0.001, subject to adjustment as provided therein and an Alternate Cashless Exercise, as defined therein.

The Company entered into the Note SPA and Equity SPA on January 26, 2022. On May 5, 2022, the Note Private Placement closed. Pursuant to the Note SPA, the Company issued the investor under the Note SPA warrants to purchase up to 3,3333,333 shares of the Company Common Stock with an exercise price of $10.00 per share. Pursuant to the Equity SPA, TYDE expects to issue additional warrants to purchase Common stock. See Financings under the heading Information Statement Summary, above.

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Anti-Takeover Provisions

Provisions of the DGCL and our Certificate of Incorporation and Bylaws could make it more difficult to acquire TYDE by means of a tender offer, a proxy contest or otherwise or to remove incumbent officers and directors. These provisions are expected to discourage certain types of coercive takeover practices and takeover bids that our Board of Directors may consider inadequate and to encourage persons seeking to acquire control of the Company to first negotiate with our Board of Directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure it outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Provisions

TYDE intends to convert to a Delaware corporation and will be subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15 percent or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our Board of Directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

Classified Board

Our Certificate of Incorporation provides that our Board of Directors will be divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with the directors serving three-year terms. As a result, approximately one-third of our Board of Directors will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of our Board of Directors. Our Certificate of Incorporation and Bylaws provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the Board of Directors.

Exclusive Forum Selection

TYDE’s Certificate of Incorporation provides that unless the Board of Directors otherwise determines, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of TYDE, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder, employee or agent of TYDE to TYDE or TYDE’s stockholders, (iii) any action asserting a claim against TYDE or any director, officer, stockholder, employee or agent of TYDE arising out of or relating to any provision of the DGCL or TYDE’s Certificate of Incorporation or Bylaws, or (iv) any action asserting a claim against TYDE or any director, officer, stockholder, employee or agent of TYDE governed by the internal affairs doctrine. The exclusive forum contained in the TYDE Certificate of incorporation will not include actions arising under the Securities Act or Exchange Act.

However, if (and only if) the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over an action, the exclusive forum for such action is another state or federal court sitting in the State of Delaware.

Limitations on Personal Liability of Directors, Indemnification and Advancement Rights of Directors and Officers, and Director and Officer Insurance

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors, and our certificate of incorporation includes such an exculpation provision. Our Certificate of Incorporation, Bylaws and indemnification agreements with each of our directors and officers include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of TYDE, or for serving at TYDE’s request as a director or officer or another position at another corporation or enterprise, as the case may be. Our Certificate of Incorporation, Bylaws and indemnification agreements with each of our directors and officers also provide that we must indemnify and advance reasonable expenses to our directors and officers, subject to our receipt of an undertaking from the indemnified party as may be required under the DGCL. TYDE’s Bylaws expressly authorizes TYDE to carry directors’ and officers’ insurance to protect TYDE, its directors, officers, and certain employees against certain liabilities.

The limitation of liability and indemnification provisions that are in our Certificate of Incorporation, Bylaws and indemnification agreements with each of our directors and officers may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit TYDE and its stockholders. Your investment may be adversely affected to the extent that, in a class action or direct suit, TYDE pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. However, these provisions will not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. The provisions will not alter the liability of directors under the federal securities laws.

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Sale of Unregistered Securities

Prior to the Distribution, we will issue shares of our common stock to BBIG pursuant to Section 4(a)(2) of the Securities Act, which shares will be distributed to BBIG stockholders in the Distribution. We do not intend to register the issuance of the shares under the Securities Act because the issuance will not constitute a public offering.

On January 26, 2022, we entered into the Note SPA and the Equity SPA. On May 5, 2022, we closed the private placement under the Note SPA. The sale of securities under the Note SPA and Equity SPA is pursuant to Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated by the SEC thereunder. See “Information Statement Summary – Financings”

In April 2022, we entered into a Milestone Agreement (the “Emmersive Milestone Agreement”) with Emmersive Entertainment, Inc. (“Emmersive”), and certain former shareholders of Emmersive (the “Emmersive Shareholders, and together with Emmersive, the “Emmersive Parties”), in connection with a Termination and Release Agreement between Emmersive, certain former shareholders of Emmersive, EVNT Platform, LLC and BBIG (the “Emmersive Release Agreement”). Under the Emmersive Milestone Agreement, in consideration for entering into the Emmersive Release Agreement, we must issue the Emmersive Parties 300,000 registered shares of our common stock within 30 days after the effectiveness of our first registration statement following the Separation. In addition, upon satisfying certain revenue milestones through September 30, 2024, we must issue up to 400,000 additional shares of our unregistered common stock to the Emmersive Parties. The issuance of our unregistered shares under the Emmersive Milestone Agreement will be made pursuant to Section 4(a)(2) of the Securities Act.

Transfer Agent and Registrar

After the consummation of the Distribution, the transfer agent and registrar for TYDE common stock will be Nevada Agency & Transfer Company.

Listing

We have applied to have our common stock listed on Nasdaq under the ticker symbol “TYDE.”

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form 10 with the SEC with respect to the shares of our common stock being distributed as contemplated by this information statement. This information statement is a part of and does not contain all of the information set forth in, the registration statement and the exhibits and schedules to the registration statement. For further information with respect to our company and our common stock, please refer to the registration statement, including its exhibits and schedules. While statements made in this information statement relating to any contract or other document include the material provisions of such contracts or other documents, such statements are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may review a copy of the registration statement, including its exhibits and schedules, as well as the annual and quarterly reports of BBIG and other information filed by BBIG with the SEC, on the Internet website maintained by the SEC at www.sec.gov. Information contained on any website referenced in this information statement is not incorporated by reference into this information statement.

As a result of the consummation of the Distribution, we will become subject to the full information and reporting requirements of the Exchange Act and, in accordance with the Exchange Act, we will be required to file periodic reports with the SEC and will also file proxy statements, current reports, and other information with the SEC, which will be available on the Internet website maintained by the SEC at www.sec.gov.

You can obtain any of the documents listed above from the SEC, through the SEC’s website at the address described above, through our website, when we launch it, at www.cryptyde.com, or by requesting them in writing or by telephone at the following address:

Cryptyde Inc.

200 9th Avenue

Suite 220

Safety Harbor, Florida 34695

Phone: (866) 980-2818

Attention: Investor Relations

These documents are available without charge, excluding any exhibits to them, unless the exhibit is specifically listed as an exhibit to the registration statement on Form 10 of which this information statement forms a part.

Following the Distribution Date, we intend to furnish our stockholders with annual reports containing financial statements prepared in accordance with U.S. generally accepted accounting principles and audited and reported on by, and with an opinion expressed by, an independent registered public accounting firm.

You should rely only on the information contained in this information statement or to which we have referred you. We have not authorized any person to provide you with different information or to make any representation not contained in this information statement.

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F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholder and Board of Directors of

Ferguson Containers

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Ferguson Containers (the “Company”) as of December 31, 2021, the related consolidated statements of comprehensive income, changes in stockholder’s equity and cash flows for the year then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2021, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Company’s auditor since 2022.

Blue Bell, Pennsylvania

March 8, 2022

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Ferguson Containers, Inc.

Report on the Financial Statements

We have audited the accompanying balance sheet of Ferguson Containers, Inc. (the “Company”) as of December 31, 2020, the related statements of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the year in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor from September 2021 through February 21, 2022.

New York, NY

November 5, 2021

F-3

FERGUSON CONTAINERS

CONSOLIDATED BALANCE SHEETS

As of December 31, 2021 and 2020

	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$844,619	$176,759
Accounts receivable	867,027	836,153
Inventories	110,664	114,198
Prepaid expenses and other current assets	48,343	7,209
Total current assets	1,870,653	1,134,319
Property and equipment, net	1,007,770	967,361
Due from parent	418,004	821,627
Total assets	$3,296,427	$2,923,307

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Line of credit	$-	$367,976
Note payable, current portion	15,530	14,848
Accounts payable	44,547	38,507
Accrued expenses	7,551	10,799
Income tax payable	319,997	109,998
Total current liabilities	387,625	542,128
Note payable, less current portion	12,114	27,644
Deferred tax liabilities	82,104	82,104
Total liabilities	481,843	651,876

Stockholder’s equity:
Common stock, 400 shares authorized and outstanding, no par value	50,000	50,000
Retained earnings	2,764,584	2,221,431
Total stockholder’s equity	2,814,584	2,271,431
Total liabilities and stockholder’s equity	$3,296,427	$2,923,307

The accompanying notes are an integral part of these consolidated financial statements.

F-4

FERGUSON CONTAINERS

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

For the Years Ended December 31, 2021 and 2020

	2021	2020

Revenues, net	$7,874,285	$6,719,894
Cost of revenues	5,682,117	4,691,451
Gross profit	2,192,168	2,028,443

Selling, general and administrative expenses	1,946,832	1,759,117

Operating income	245,336	269,326

Non-operating income (expense):
Interest expense, net	(44,816)	(112,295)
Rental income	71,543	102,815
Other income	481,090	-
Total non-operating income (expense)	507,817	(9,480)

Net income before income tax expense	753,153	259,846

Income tax expense	210,000	67,399

Net income	$543,153	$192,447
Earnings per share:
Earnings per share – basic and diluted	$1,357.88	$481.12
Weight average number of common shares outstanding – basic and diluted	400	400

The accompanying notes are an integral part of these consolidated financial statements.

F-5

FERGUSON CONTAINERS

CONSOLIDATED STATEMENTS OF STOCKHOLDER’S EQUITY

For the Years Ended December 31, 2021 and 2020

	Common Stock		Retained
	Shares	Amount	Earnings	Total

Balance, January 1, 2020	400	$50,000	$2,028,984	$2,078,984

Net income		-	192,447	192,447

Balance, December 31, 2020	400	50,000	2,221,431	2,271,431

Net income		-	543,153	543,153

Balance, December 31, 2021	400	$50,000	$2,764,584	$2,814,584

The accompanying notes are an integral part of these consolidated financial statements.

F-6

FERGUSON CONTAINERS

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2021 and 2020

	2021	2020

Cash flows from operating activities:
Net income	$543,153	$192,447
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	140,765	95,861
Amortization of debt issuance costs	-	15,573
Gain on sale of building	(475,418)	-
Changes in assets and liabilities:
Accounts receivable	(30,874)	(140,091)
Inventories	3,534	(24,958)
Prepaid expenses and other current assets	(41,134)	(290)
Accounts payable	6,040	9,100
Accrued expenses and other current liabilities	206,751	45,433

Net cash provided by operating activities	352,817	193,075

Cash flows from investing activities:
Purchases of property and equipment	(514,151)	(276,478)
Proceeds from sale of land and building	808,395	-
Net cash provided by (used in) investing activities	294,244	(276,478)

Cash flows from financing activities:
Repayments under lines of credit	(367,976)	-
Borrowings under lines of credit	-	(104,326)
Repayments under notes payable	(14,848)	(14,196)
Due from parent	403,623	299,983
Net cash provided by financing activities	20,799	181,461
Net increase in cash and cash equivalents	667,860	98,058

Cash and cash equivalents, beginning of the year	176,759	78,701
Cash and cash equivalents, end of the year	$844,619	$176,759

Supplemental disclosure of cash flow information:
Cash paid for interest	$47,688	$112,295
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-7

FERGUSON CONTAINERS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS AND BASIS OF PRESENTATION

As used herein, “Fergco” and the “Company” refer to Ferguson Containers and/or where applicable, its management, a New Jersey corporation incorporated on September 14, 1966 under the laws of the State of New Jersey. The Company produces and sells a variety of container board, corrugated products and specialty paper products in North America. The Company is 100% owned by Vinco Ventures, Inc. (“Vinco” or “Parent”).

As of December 31, 2021, Fergco’s wholly-owned subsidiary included Cryptyde Shared Services, LLC (“Cryptyde Shared”), which was formed on September 16, 2021. All of Cryptyde Shared Services, LLC costs are paid by and billed to Cryptyde, Inc. and therefore Cryptyde Shared had no assets or activity as of December 31, 2021. The accompanying consolidated financial statements exclude EVNT Platform, LLC which was transferred to Fergco on September 16, 2021, and the transfer was rescinded on January 24, 2022, with an effective recission date of September 16, 2021.

During 2021, the Parent announced it plans to spin-off (the “Separation”) certain of its businesses. The Parent plans to include Ferguson Containers as well as other subsidiaries of the Parent (the “Spin-Off Businesses”) as part of the spin-off. In anticipation of the Separation, the Parent has placed its assets and legal entities comprising the Spin-Off Businesses to facilitate the Separation. As a result of the Separation, the Company will become an independent, publicly traded company comprised of the Spin-Off Businesses. The Separation is expected to be completed upon the distribution of the common stock of the Spin-Off Businesses to stockholders of the Parent in early 2022.

Basis of Presentation.

The accompanying consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). All significant intercompany transactions and balances have been eliminated in consolidation.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates. The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. The Company’s significant estimates used in these consolidated financial statements include, but are not limited to, revenue recognition and the determination of the economic useful life of depreciable property and equipment. Certain of the Company’s estimates could be affected by external conditions, including those unique to the Company and general economic conditions. It is reasonably possible that these external factors could have an effect on the Company’s estimates and could cause actual results to differ from those estimates.

Cash and Cash Equivalents. The Company considers all highly liquid, short-term investments with original maturities of three months or less when purchased to be cash equivalents.

Accounts Receivable. Accounts receivable are carried at their contractual amounts, less an estimate for uncollectible amounts. Management estimates the allowance for bad debts based on existing economic conditions, historical experience, the financial conditions of the customers, and the amount and age of past due accounts. Receivables are considered past due if full payment is not received by the contractual due date. Past due accounts are generally written off against the allowance for bad debts only after all collection attempts have been exhausted. All accounts receivable is currently deemed collectible and no allowance for doubtful account was required as of December 31, 2021 and December 31, 2020, respectively. There was one customer who represented 27% of total accounts receivable as of December 31, 2021.

F-8

FERGUSON CONTAINERS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Inventories. Inventory is recorded at the lower of cost or net realizable value on a first-in, first-out basis. The Company reduces the carrying value of inventories for those items that are potentially excess, obsolete, or slow moving based on changes in customer demand, technology developments, or other economic factors.

Property and Equipment. Property and equipment are stated at cost, net of accumulated depreciation and amortization, which is recorded commencing at the in-service date using the straight-line method over the estimated useful lives of the assets, as follows: 3 to 5 years for office equipment, 5 to 7 years for furniture and fixtures, 6 to 10 years for machinery and equipment, 10 to 15 years for building improvements, 5 years for software, 5 years for molds, 5 to 7 years for vehicles and 40 years for buildings. When fixed assets are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the statements of operations for the respective period. Minor additions and repairs are expensed in the period incurred. Major additions and repairs which extend the useful life of existing assets are capitalized and depreciated using the straight-line method over their remaining estimated useful lives.

On August 25, 2021, the Company sold the building located in Washington, NJ for gross proceeds of $858,730. The net proceeds of $763,665 were used to partially payoff the note on the Parent Company, Vinco Ventures, Inc. to the Ferguson Family of $876,500. The note payable was related to the September 30, 2018 acquisition of Ferguson Containers

The table below presents the gain on sale of building:

August 25, 2021
Proceeds	$858,730
Less: Land	(79,100)
Less: Building, net	(253,877)
Less: Fees	(50,335)
Gain on sale of building	$475,418

Impairment of Long-lived Assets. The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company assesses the recoverability of its long-lived assets using undiscounted cash flows. If an asset is found to be impaired, the amount recognized for impairment is equal to the difference between the carrying value and the asset’s fair value. The Company did not record any impairment charges related to long-lived assets during the years ended December 31, 2021 and 2020.

Contingent Liabilities. The Company, from time to time, may be involved in certain legal proceedings. Based upon consultation with outside counsel handling its defense in these matters and the Company’s analysis of potential outcomes, if the Company determines that a loss arising from such matters is probable and can be reasonably estimated, an estimate of the contingent liability is recorded in its consolidated financial statements. If only a range of estimated loss can be determined, an amount within the range that, based on estimates, assumptions and judgments, reflects the most likely outcome, is recorded as a contingent liability in the consolidated financial statements. In situations where none of the estimates within the estimated range is a better estimate of probable loss than any other amount, the Company records the low end of the range. Any such accrual would be charged to expense in the appropriate period. Litigation expenses for these types of contingencies are recognized in the period in which the litigation services were provided.

F-9

FERGUSON CONTAINERS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Revenue Recognition. In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers, the Company recognizes revenue when it satisfies performance obligations, by transferring promised goods or services to customers, in an amount that reflects the consideration to which the Company expects to be entitled in exchange for fulfilling those performance obligations. Revenue for product sales is recognized upon receipt by the customer. There are no contract assets or contract liabilities and therefore no unsatisfied performance obligations. The Company does not offer any warranties, however; damaged products can be returned for credit or refund.

Disaggregation of Revenue. The Company’s primary revenue streams include the sale of corrugated packaging materials. There are no other material operations that were separately disaggregated for segment purposes. The Company has income from rental operations which is included as part of other income in the statements of operations.

Cost of Revenues. Cost of revenues includes freight charges, purchasing and receiving costs, depreciation and inspection costs.

Comprehensive income. The Company follows Accounting Standards Codification (“ASC”) 220 in reporting comprehensive income. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income. Since the Company has no items of other comprehensive income, comprehensive income is equal to net income.

Earnings Per Share. The Company follows ASC 260 when reporting Earnings Per Share resulting in the presentation of basic and diluted earnings per share. Because the Company does not have any common stock equivalents, such as stock options and warrants, the amounts reported for basic and diluted earnings per share were the same.

Income Taxes. The Company accounts for income taxes under the provisions of the FASB ASC Topic 740 “Income Taxes” (“ASC Topic 740”). The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of items that have been included or excluded in the consolidated financial statements or tax returns. Deferred tax assets and liabilities are determined on the basis of the difference between the tax basis of assets and liabilities and their respective financial reporting amounts (“temporary differences”) at enacted tax rates in effect for the years in which the temporary differences are expected to reverse. The Company utilizes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Management has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the Company’s consolidated financial statements as of December 31, 2021 and 2020. The Company does not expect any significant changes in its unrecognized tax benefits within twelve months of the reporting date. The Company’s policy is to classify assessments, if any, for tax related interest as interest expense and penalties as general and administrative expenses in the consolidated statements of comprehensive income. The Company is subject to routine audits by taxing jurisdictions; however, there are currently no audits for any tax periods in progress.

F-10

FERGUSON CONTAINERS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Fair Value Measurements. The Company measures the fair value of financial assets and liabilities based on the guidance of ASC 820 “Fair Value Measurements and Disclosures” (“ASC 820”) which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example, cash flow modeling inputs based on assumptions)

The carrying amounts of the Company’s financial instruments, such as cash, accounts receivable, accounts payable and other current liabilities approximate fair values due to the short-term nature of these instruments.

Concentration of Credit Risks. Financial instruments that potentially subject the Company to concentrations of credit risk are cash equivalents, accounts receivable and revenues. Cash and cash equivalents are invested in deposits with certain financial institutions and may, at times, exceed federally insured limits. The Company has not experienced any significant losses on its deposits of cash and cash equivalents.

Recent Accounting Pronouncements. As of December 31, 2021, there were no recently adopted accounting pronouncements that had a material effect on the Company’s consolidated financial statements.

F-11

FERGUSON CONTAINERS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Subsequent Events. The Company has evaluated subsequent events through March 8, 2022, the date the consolidated financial statements were available to be issued. Based upon the evaluation, except for items described in Note 11, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

Segment Reporting. The Company uses “the management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. The Company’s chief operating decision maker is the Chairman and Chief Executive Officer (“CEO”) of the Company, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. The Company’s primary revenue streams include the sale of corrugated packaging materials and therefore the Company only identifies one reportable operating segment.

3. ACCOUNTS RECEIVABLE

Accounts receivable consist of the following at December 31, 2021 and 2020:

	2021	2020

Trade accounts receivable	$867,027	$836,153
Less: allowance for doubtful accounts	-	-
Total accounts receivable	$867,027	$836,153

4. INVENTORIES

Inventories consist of the following at December 31, 2021 and 2020:

	2021	2020

Raw materials	$13,366	$71,484
Finished goods	97,298	42,714
Total inventories	$97,298	$114,198

5. PROPERTY AND EQUIPMENT, NET

Property and equipment consist of the following at December 31, 2021 and 2020:

	2021	2020

Land	$-	$79,100
Building and building improvements	781,985	1,263,861
Equipment and machinery	4,621,878	4,119,632
Furniture and fixtures	260,426	260,426
Vehicles	533,867	521,962
	6,198,156	6,244,981
Less: accumulated depreciation	(5,190,386)	(5,277,620)
Total property and equipment, net	$1,007,770	$967,361

Depreciation and amortization expense was $140,765 and $95,861 for the years ended December 31, 2020 and 2019, respectively.

6. DUE TO AND FROM PARENT

As of December 31, 2021 and December 31, 2020, due from parent consists of net amounts due from Vinco Ventures, Inc. related to borrowings for working capital needs and management fees charged by Vinco Ventures, Inc. to Ferguson Containers as well as other operating expenses that were paid for on behalf of one to the other. As of December 31, 2021 and 2020, the net amount due from parent was $418,004 and $821,627, respectively. Such amounts are not due currently. The Parent billed the Company management fees of $316,500 and $200,000 for the years ended December 31, 2021 and 2020, respectively. The due to and from Parent will be considered to be settled at the time of the anticipated Spin-Off of Ferguson Containers

F-12

FERGUSON CONTAINERS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7. DEBT

Principal due under the line of credit and note payable was as follows as of December 31, 2021 and 2020:

	2021	2020

Line of credit	$-	$367,976

Note payable	27,644	42,492
Less: note payable, current portion	(15,530)	(14,848)
Note payable, net of current portion	$12,114	$27,644

On February 21, 2020, the Company entered into a receivables financing line of credit arrangement (the “Factoring Agreement”) for certain receivables of the Company not to exceed $1,250,000 at any one time. The agreement allows for borrowings up to 85% of the outstanding receivable based on the credit quality of the customer. The fee is between 1% and 2% of the total invoices financed. The balance at December 31, 2020 was $367,976. On March 31, 2021, the Company fully paid off the remaining balance of the Factoring Agreement.

8. INCOME TAXES

Ferguson Containers is taxed as a corporation and pays corporate federal, state and local taxes on income.

Components of income before income taxes were as follows:

	2021	2020

United States	$753,153	$259,846
Income before income tax expense	$753,153	$259,846

The tax effects of temporary differences that give rise to deferred tax assets or liabilities are presented below:

	2021	2020

Deferred tax assets:
Net operating loss carryforwards	$-	-
Net deferred tax assets	$-	$-

Deferred tax liabilities:
Property and equipment	$(82,104)	(82,104)
Net deferred tax liabilities	$(82,104)	$(82,104)
Net deferred taxes	$(82,104)	$(82,104)

The income tax provision consists of the following:

	2021	2020

Current:
Federal	$142,845	$33,315
State	67,155	9,244
Total current	210,000	42,559
Deferred:
Federal	-	16,887
State	-	7,953
Total deferred	-	24,840
Total income tax provision	$210,000	$67,399

F-13

FERGUSON CONTAINERS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate is as follows:

	2021	2020

Tax at federal statutory rate	21.0%	21.0%
State and local income taxes	7.1%	4.7%
Other	0.2%	0.2%
Total income tax provision	27.9%	25.9%

9. STOCKHOLDER’S EQUITY

Common Stock. Vinco Ventures, Inc. owns 100% of the issued and outstanding common stock of Ferguson Containers As of December 31, 2021 and 2020, the Company has 400 shares of common stock issued and outstanding, respectively.

10. COMMITMENTS AND CONTINGENCIES

Operating Leases. The Company leases certain office space from an entity affiliated through common ownership under an operating lease agreement on a month-to-month basis.

Rent expense for the years ended December 31, 2021 and 2020 was $106,800 and $106,800, respectively. Rental payments are expensed in the statements of comprehensive income in the period to which they relate.

11. SUBSEQUENT EVENTS

On January 24, 2022, Vinco Ventures, Inc. rescinded the transfer of the ownership units of EVNT Platform, LLC to Ferguson Containers and 100% of the ownership units of EVNT Platform, LLC reverted back to Vinco Ventures, Inc. with an effective recission date of September 16, 2021.

F-14

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholder and Board of Directors of

Cryptyde, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Cryptyde, Inc. (the “Company”) as of December 31, 2021, the related consolidated statements of comprehensive loss, changes in stockholder’s deficit and cash flows for the period from September 21, 2021 (inception) to December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of their operations and their cash flows for the period from September 21, 2021 (inception) to December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Morison Cogen LLP

We have served as the Company’s auditor since 2022.

Blue Bell, Pennsylvania

March 8, 2022

F-15

CRYPTYDE, INC.

CONSOLIDATED BALANCE SHEET

As of December 31, 2021

ASSETS
Current assets:
Cash and cash equivalents	$66,575
Other current assets	7,033,350
Total current assets	7,099,925

Loan held-for-investment, related party	4,000,000
Total assets	$11,099,925

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Accounts payable and accrued expenses	126,627
Customer deposit	6,999,980
Total current liabilities	7,126,607
Due to parent	4,616,551
Total liabilities	11,743,158

Commitments and contingencies	-

Stockholder’s deficit:
Common stock, 10,000 shares authorized and outstanding, $0.001 par value	10
Additional paid-in capital	(10)
Accumulated deficit	(514,373)
Total stockholder’s deficit attributable to Cryptyde, Inc.	(514,373)
Non-controlling interest	(128,860)
Total stockholder’s deficit	(643,233)
Total liabilities and stockholder’s deficit	$11,099,925

The accompanying notes are an integral part of these consolidated financial statements.

F-16

CRYPTYDE, INC.

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

For the Period from September 21, 2021 (inception) to December 31, 2021

Revenues, net	$-
Cost of revenues	-
Gross profit	-

Selling, general and administrative expenses	676,628

Operating loss	(676,628)

Non-operating income:
Interest income, net	33,395

Total non-operating income	33,395

Net loss before income tax expense (benefit)	(643,233)

Income tax expense (benefit)	-

Net loss	(643,233)
Net loss attributable to non-controlling interest	(128,860)
Net loss attributable to Cryptyde, Inc.	$(514,373)
Net loss per share:
Net loss per share – basic and diluted	$(51.44)

Weight average number of common shares outstanding – basic and diluted	10,000

The accompanying notes are an integral part of these consolidated financial statements.

F-17

CRYPTYDE, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDER’S DEFICIT

For the Period from September 21, 2021 (inception) to December 31, 2021

	Common Stock		Additional Paid in	Non controlling	Accumulated
	Shares	Amount	Capital	Interest	deficit	Total

Balance, September 21, 2021 (Inception)	-	$-	$-	$-	$-	$-

Contributions	10,000	10	(10)	-	-	-

Net loss		-	-	(128,860)	(514,373)	(643,233)

Balance, December 31, 2021	10,000	$10	$(10)	$(128,860)	$(514,373)	$(643,233)

The accompanying notes are an integral part of these consolidated financial statements.

F-18

CRYPTYDE, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

For the Period from September 21, 2021 (inception) to December 31, 2021

Cash flows from operating activities:
Net loss	$(643,233)

Changes in assets and liabilities:
Prepaid expenses and other current assets	(7,033,350)
Accounts payable and accrued expenses	126,627
Customer deposit	6,999,980
Net cash used in operating activities	(549,976)

Cash flows from investing activities:
Loan-held for investment, related party	(4,000,000)
Net cash used in investing activities	(4,000,000)

Cash flows from financing activities:

Due to parent	4,616,551
Net cash provided by financing activities	4,616,551
Net increase in cash and cash equivalents	66,575

Cash and cash equivalents, beginning of the period	-
Cash and cash equivalents, end of the period	$66,575

Supplemental disclosure of cash flow information:
Cash paid for interest	$-
Cash paid for income taxes	-

The accompanying notes are an integral part of these consolidated financial statements.

F-19

CRYPTYDE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS AND BASIS OF PRESENTATION

As used herein, “Cryptyde” and the “Company” refer to Cryptyde, Inc. and/or where applicable, its management, a Nevada corporation incorporated on September 21, 2021 (date of inception) under the laws of the State of Nevada. The Company sells mining equipment in the blockchain. The Company is 100% owned by Vinco Ventures, Inc. (“Vinco” or “Parent”).

As of December 31, 2021, Cryptyde, Inc. had one wholly-owned subsidiary: BlockHiro, LLC (“BH”). Cryptyde owns 51% of CW Machines, LLC which is consolidated under the voting interest entity model. Under the voting interest entity model, control is presumed by the holder of a majority voting interest unless noncontrolling shareholders have substantive participating rights.

During 2021, the Parent announced it plans to spin-off (the “Separation”) certain of its businesses. The Parent plans to include Cryptyde, Inc. as well as other subsidiaries of the Parent (the “Spin-Off Businesses”) as part of the spin-off. In anticipation of the Separation, the Parent has placed its assets and legal entities comprising the Spin-Off Businesses into or under to facilitate the Separation. As a result of the Separation, the Company will become an independent, publicly traded company comprised of the Spin-Off Businesses. The Separation is expected to be completed upon the distribution of the common stock of the Company to stockholders of the Parent in early 2022.

Basis of Presentation. The accompanying consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). All significant intercompany transactions and balances have been eliminated in consolidation.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates. The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. The Company’s significant estimates used in these consolidated financial statements include, but are not limited to, revenue recognition and the determination of the economic useful life of depreciable property and equipment. Certain of the Company’s estimates could be affected by external conditions, including those unique to the Company and general economic conditions. It is reasonably possible that these external factors could have an effect on the Company’s estimates and could cause actual results to differ from those estimates.

Cash and Cash Equivalents. The Company considers all highly liquid, short-term investments with original maturities of three months or less when purchased to be cash equivalents.

Contingent Liabilities. The Company, from time to time, may be involved in certain legal proceedings. Based upon consultation with outside counsel handling its defense in these matters and the Company’s analysis of potential outcomes, if the Company determines that a loss arising from such matters is probable and can be reasonably estimated, an estimate of the contingent liability is recorded in its consolidated financial statements. If only a range of estimated loss can be determined, an amount within the range that, based on estimates, assumptions and judgments, reflects the most likely outcome, is recorded as a contingent liability in the consolidated financial statements. In situations where none of the estimates within the estimated range is a better estimate of probable loss than any other amount, the Company records the low end of the range. Any such accrual would be charged to expense in the appropriate period. Litigation expenses for these types of contingencies are recognized in the period in which the litigation services were provided.

F-20

CRYPTYDE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Revenue Recognition. In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers, the Company recognizes revenue when it satisfies performance obligations, by transferring promised goods or services to customers, in an amount that reflects the consideration to which the Company expects to be entitled in exchange for fulfilling those performance obligations. There are no contract assets or contract liabilities and therefore no unsatisfied performance obligations.

Disaggregation of Revenue. The Company’s primary revenue streams will include the sale of mining equipment. There are no material operations that were disaggregated for segment purposes.

Comprehensive income (loss). The Company follows ASC 220 in reporting comprehensive income (loss). Comprehensive income (loss) is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income (loss). Since the Company has no items of other comprehensive income (loss), comprehensive loss is equal to net loss.

Earnings (Loss) Per Share. The Company follows ASC 260 when reporting Earnings (Loss) Per Share resulting in the presentation of basic and diluted earnings (loss) per share. Because the Company does not have any common stock equivalents, such as stock options and warrants, the amounts reported for basic and diluted net loss per share were the same.

Income Taxes. The Company accounts for income taxes under the provisions of the FASB ASC Topic 740 “Income Taxes” (“ASC Topic 740”). The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of items that have been included or excluded in the consolidated financial statements or tax returns. Deferred tax assets and liabilities are determined on the basis of the difference between the tax basis of assets and liabilities and their respective financial reporting amounts (“temporary differences”) at enacted tax rates in effect for the years in which the temporary differences are expected to reverse. The Company utilizes a recognition threshold and measurement process for consolidated financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Management has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the Company’s consolidated financial statements as of December 31, 2021. The Company does not expect any significant changes in its unrecognized tax benefits within twelve months of the reporting date. The Company’s policy is to classify assessments, if any, for tax related interest as interest expense and penalties as general and administrative expenses in the consolidated statements of comprehensive loss. The Company is subject to routine audits by taxing jurisdictions; however, there are currently no audits for any tax periods in progress.

Fair Value Measurements. The Company measures the fair value of financial assets and liabilities based on the guidance of ASC 820 “Fair Value Measurements and Disclosures” (“ASC 820”) which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example, cash flow modeling inputs based on assumptions)

F-21

CRYPTYDE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The carrying amounts of the Company’s financial instruments, such as cash, accounts payable and other current liabilities approximate fair values due to the short-term nature of these instruments.

Concentration of Credit Risks. Financial instruments that potentially subject the Company to concentrations of credit risk are cash equivalents. Cash and cash equivalents are invested in deposits with certain financial institutions and may, at times, exceed federally insured limits. The Company has not experienced any significant losses on its deposits of cash and cash equivalents.

Recent Accounting Standards. The recent accounting pronouncements that the Company identified that could have an impact on its consolidated financial statements were as follows:

In August 2020, the FASB issued Accounting Standards Update (“ASU”) No. 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40), Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. The amendments in this Update affect entities that issue convertible instruments and/or contracts in an entity’s own equity. For convertible instruments, the instruments primarily affected are those issued with beneficial conversion features or cash conversion features because the accounting models for those specific features are removed. However, all entities that issue convertible instruments are affected by the amendments to the disclosure requirements in this Update. For contracts in an entity’s own equity, the contracts primarily affected are freestanding instruments and embedded features that are accounted for as derivatives under the current guidance because of failure to meet the settlement conditions of the derivatives scope exception related to certain requirements of the settlement assessment. The Board simplified the settlement assessment by removing the requirements (1) to consider whether the contract would be settled in registered shares, (2) to consider whether collateral is required to be posted, and (3) to assess shareholder rights. Those amendments also affect the assessment of whether an embedded conversion feature in a convertible instrument qualifies for the derivatives scope exception. Additionally, the amendments in this Update affect the diluted EPS calculation for instruments that may be settled in cash or shares and for convertible instruments. The amendments in this Update are effective for public business entities that meet the definition of a Securities and Exchange Commission (SEC) filer, excluding entities eligible to be smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Board specified that an entity should adopt the guidance as of the beginning of its annual fiscal year. The Board decided to allow entities to adopt the guidance through either a modified retrospective method of transition or a fully retrospective method of transition. The adoption of this standard did not have a material effect on the Company’s consolidated financial statements.

In May 2021, the FASB issued ASU 2021-04, Earnings Per Share (Topic 260), Debt – Modifications and Extinguishments (Subtopic 470-50), Compensation – Stock Compensation (Topic 718), and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40), Issuer’s Accounting for Certain Modifications or Exchanges or Freestanding Equity – Classified Written Call Options. The amendments in this Update clarify an issuer’s accounting for modifications or exchanges of freestanding equity – classified written call options (for example, warrants) that remain equity classified after modification or exchange. The amendments are effective for all entities for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. An entity should apply the amendments prospectively to modifications or exchanges occurring on or after the effective date of the amendments. Early adoption is permitted for all entities, including adoption in an interim period. If an entity elects to early adopt the amendments in this Update in an interim period, the guidance should be applied as of the beginning of the fiscal year that includes the interim period. The Company early adopted this standard on the date of inception. The adoption of this standard did not have a material effect on the Company’s consolidated financial statements.

Subsequent Events. The Company has evaluated subsequent events through March 8, 2022, the date the consolidated financial statements were available to be issued. Based upon the evaluation, except for items described in Note 10, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

F-22

CRYPTYDE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3. OTHER CURRENT ASSETS

Other current assets consist of the following at December 31, 2021:

Vendor deposits, related party	$6,999,955
Interest receivable, related party	33,395
Total other assets	$7,033,350

As of December 31, 2021, the Company had deposits with a vendor, Wattum Management, Inc., of $6,999,955 related to a contract for the delivery of mining equipment. Wattum Management, Inc. is a partner in CW Machines, LLC.

4. LOAN HELD-FOR-INVESTMENT, RELATED PARTY

Loan held-for-investment, related party, represents a senior secured promissory note (“Note”) from Wattum Management Inc., a non-controlling member of CW Machines, LLC, a related party. The note bears interest of 5% per annum and matures on October 12, 2026 with the entire outstanding principal and accrued interest due at maturity date. The Note is secured by assets of Wattum Management, Inc.

F-23

CRYPTYDE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5. CUSTOMER DEPOSITS

As of December 31, 2021, the Company had deposits from a customer of $6,999,980 related to a contract to deliver mining equipment.

6. DUE TO PARENT

As of December 31, 2021, due to parent consists of net amounts due to Vinco related to borrowings for financing needs of Cryptyde, Inc. as well as other operating expenses that were paid for on behalf of one to the other. As of December 31, 2021, the net amount due to parent was $4,616,551. Such amounts are not due currently. The due to Parent will be settled at the time the anticipated Spin-Off of Cryptyde, Inc. from Vinco Ventures, Inc. becomes effective.

7. INCOME TAXES

Cryptyde, Inc. is taxed as a corporation and pays corporate federal, state and local taxes on income.

CW Machines, LLC is a limited liability company for income tax purposes and is owned 51% by Cryptyde, Inc. The Company pays corporate federal, state and local taxes on income allocated to it from CW Machines, LLC.

Components of net loss before income taxes were as follows:

2021

United States	$(643,233)
Net loss before income taxes	$(643,233)

The tax effects of temporary differences that give rise to deferred tax assets or liabilities are presented below:

2021

Deferred tax assets:
Net operating loss carryforwards	$108,018
Less: valuation allowance	(108,018)
Net deferred tax assets	$-

F-24

CRYPTYDE, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The income tax benefit consists of the following:

2021

Current:
Federal	$-
State	-
Total current	-
Deferred:
Federal	(108,018)
State	-
Less: valuation allowance	108,018
Total deferred	-
Total income tax provision (benefit)	$-

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate is as follows:

2021

Tax at federal statutory rate	21.0%
U.S. income taxes subject to valuation allowance	-16.8%
State and local income taxes	0.0%
Losses attributable to noncontrolling interests	-4.2%
Total income tax provision (benefit)	0.0%

8. STOCKHOLDER’S EQUITY

Common Stock. Vinco Ventures, Inc. owns 100% of the issued and outstanding common stock of Cryptyde, Inc. As of December 31, 2021, the Company has 10,000 shares of issued and outstanding shares of common stock.

9. COMMITMENTS AND CONTINGENCIES

Operating Leases. The Company does not have any leases that extend beyond one year.

10. SUBSEQUENT EVENTS

On January 26, 2022, the Company, entered into a Securities Purchase Agreement (the “Note Securities Purchase Agreement”) with an accredited investor (the “Note Investor”) for the issuance and sale of a Senior Convertible Note with an initial principal amount of $33,333,333 (the “Note”) at a conversion price of $10.00 per share of Cryptyde’s common stock, par value $0.001 (the “Common Stock”), a warrant (the “Warrant”) to purchase up to 3,333,333 shares of Common Stock with an initial exercise price of $10.00 per share of Common Stock (the “Note Private Placement”). The entire outstanding principal balance and any outstanding fees or interest shall be due and payable in full on the third anniversary of the date the note is issued (“Maturity Date”). The Note shall not bear interest, provided, however, that the Note will bear interest at 18% per annum upon the occurrence of an event of default. The Note Investor may terminate its obligations under the Note Securities Purchase Agreement if the closing has not occurred by June 30, 2022. In connection with the Note Private Placement, Cryptyde also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Note Investor, and will enter into a Security Agreement, a Pledge Agreement and various ancillary certificates, disclosure schedules and exhibits in support thereof prior to the closing of the Purchase Agreement.

On January 26, 2022, the Company, with respect to certain sections, entered into a Securities Purchase Agreement (the “Equity Securities Purchase Agreement”) with an accredited investor (the “Equity Investor”) for the issuance of a (i) 1,500,000 shares of Common Stock, and (ii) a warrant (the “Equity Investor Warrant”) to purchase up to 1,500,000 shares of Common Stock with an exercise price of $8.00 per share of Common Stock (the “Equity Private Placement”). The consideration to be paid to Cryptyde under the Equity Securities Purchase Agreement is $12,000,000. The Equity Securities Purchase Agreement will close upon the satisfaction of certain conditions of the Equity Investor and Cryptyde, as well as: (i) closing conditions to the Spin-Off have been satisfied or waived, and (ii) the Common Stock shall be approved for Trading on the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange. The Equity Securities Purchase Agreement contains covenants on the part of Cryptyde, including that Cryptyde will reserve for the purpose of issuance at least 100% of the maximum number of shares of Common Stock issuable upon conversion of the Equity Investor Warrant. In addition, under the Equity Securities Purchase agreement, Cryptyde will grant the Equity Investor certain rights to participate in any Subsequent Placements for the same duration as the participation right pursuant to the Note Securities Purchase Agreement.

F-25